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                                                                     Exhibit 2.1

                                                                  EXECUTION COPY

================================================================================


                          AGREEMENT AND PLAN OF MERGER

                                      among

                                IMC GLOBAL INC.,

                           SALT HOLDINGS CORPORATION,

                                YBR HOLDINGS LLC

                                       and

                              YBR ACQUISITION CORP.

                          Dated as of October 13, 2001


================================================================================

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                                TABLE OF CONTENTS

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                                          ARTICLE I DEFINITION OF TERMS

Section 1.1      Certain Definitions.........................................................................  1
Section 1.2      Other Terms................................................................................. 22
Section 1.3      Other Definitional Provisions............................................................... 22

                       ARTICLE II PRELIMINARY TRANSFERS, THE MERGER; CONVERSION OF SHARES

Section 2.1      Preliminary Transfers....................................................................... 23
Section 2.2      Sale and Purchase........................................................................... 24
Section 2.3      The Merger.................................................................................. 24
Section 2.4      Effective Time.............................................................................. 24
Section 2.5      Closing..................................................................................... 25
Section 2.6      Certificate of Incorporation: By-laws....................................................... 25
Section 2.7      Directors and Officers of the Surviving Corporation and Certain Subsidiaries................ 25
Section 2.8      Conversion of Capital Stock................................................................. 25
Section 2.9      Distribution of Merger Consideration; Payment of Estimated Closing Date
                 Contribution Amount......................................................................... 27
Section 2.10     Contribution; Adjustment Procedure.......................................................... 28
Section 2.11     Binding Commitment.......................................................................... 32
Section 2.12     Canadian Holdback........................................................................... 32

                              ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.1      Organization of Seller and the Company; Authority........................................... 32
Section 3.2      Organization of Acquired Companies; Authority............................................... 32
Section 3.3      Authorization; Binding Effect............................................................... 33
Section 3.4      Capitalization; Title to Shares............................................................. 34
Section 3.5      Non-Contravention........................................................................... 34
Section 3.6      Consents and Approvals...................................................................... 35
Section 3.7      Financial Information....................................................................... 35
Section 3.8      Absence of Undisclosed Liabilities.......................................................... 36
Section 3.9      Absence of Certain Changes or Events........................................................ 36
Section 3.10     Title to Properties; Sufficiency of Assets.................................................. 37
Section 3.11     Mines....................................................................................... 38
Section 3.12     Intellectual Property....................................................................... 40
Section 3.13     Litigation; Proceedings..................................................................... 40
Section 3.14     Compliance with Laws........................................................................ 41
Section 3.15     Environmental Matters....................................................................... 42
Section 3.16     Contracts and Commitments................................................................... 44
Section 3.17     Taxes....................................................................................... 46
Section 3.18     Employee Benefit Plans...................................................................... 50

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
Section 3.19     Employees................................................................................... 53
Section 3.20     Insurance................................................................................... 55
Section 3.21     Affiliate Transactions...................................................................... 55
Section 3.22     Accounts Receivable......................................................................... 55
Section 3.23     Inventory................................................................................... 55
Section 3.24     Investment Representations.................................................................. 56
Section 3.25     Brokers, Finder's Fees...................................................................... 56
Section 3.26     State Takeover Statutes..................................................................... 56
Section 3.27     WTO Investor; ICA Filing.................................................................... 57
Section 3.28     Business of the Company..................................................................... 57
Section 3.29     Corporate Existence......................................................................... 57
Section 3.30     No Liabilities of the Company............................................................... 57
Section 3.31     No Other Representations or Warranties...................................................... 57
Section 3.32     Disclosure.................................................................................. 57

                             ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 4.1      Organization and Qualification; Authority................................................... 58
Section 4.2      Authority of Purchaser; Binding Effect...................................................... 58
Section 4.3      Non-Contravention........................................................................... 58
Section 4.4      Consents and Approvals...................................................................... 59
Section 4.5      Financial Capability........................................................................ 59
Section 4.6      Securities; Capitalization of Merger Sub.................................................... 59
Section 4.7      Litigation; Proceedings..................................................................... 60
Section 4.8      Compliance with Laws........................................................................ 60
Section 4.9      Business of Merger Sub and Purchaser........................................................ 60
Section 4.10     No Liabilities of Merger Sub................................................................ 61
Section 4.11     Brokers, Finders Fees....................................................................... 61
Section 4.12     Investment Representations.................................................................. 61
Section 4.13     Purchaser Intention......................................................................... 62
Section 4.14     Corporate Existence......................................................................... 62
Section 4.15     No Other Representations or Warranties...................................................... 62
Section 4.16     Disclosure.................................................................................. 62

                                               ARTICLE V COVENANTS

Section 5.1      Access...................................................................................... 62
Section 5.2      Affirmative Covenants for the Conduct of Business........................................... 63
Section 5.3      Negative Covenants for the Conduct of Business.............................................. 64
Section 5.4      Commercially Reasonable Efforts............................................................. 66
Section 5.5      Employee Matters............................................................................ 67
Section 5.6      Insurance Matters........................................................................... 72
Section 5.7      Intercompany Accounts....................................................................... 72
Section 5.8      Financial Information....................................................................... 72
Section 5.9      Announcement................................................................................ 73
Section 5.10     Notification by Purchaser................................................................... 73
Section 5.11     Further Assurances.......................................................................... 74

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
Section 5.12     Post-Closing Cooperation...................................................................  74
Section 5.13     Certain Transactions.......................................................................  75
Section 5.14     Release of Certain Liens...................................................................  75
Section 5.15     Exclusivity................................................................................  75
Section 5.16     Non-Competition, Non-Solicitation and Confidentiality......................................  76
Section 5.17     Change of Corporate Name...................................................................  80
Section 5.18     Seller's Trademarks........................................................................  81
Section 5.19     Ancillary Agreements.......................................................................  82
Section 5.20     Bank Consent...............................................................................  82
Section 5.21     Goderich Mine Lease........................................................................  82

                                         ARTICLE VI CERTAIN TAX MATTERS

Section 6.1      Transfer Taxes.............................................................................  83
Section 6.2      Termination of Tax Sharing Agreement.......................................................  83
Section 6.3      Liability for Taxes and Indemnity..........................................................  83
Section 6.4      Tax Returns................................................................................  87
Section 6.5      Refunds, Credits, Adjustments and Allocations of Tax Attributes............................  88
Section 6.6      Mutual Cooperation.........................................................................  90
Section 6.7      Contests...................................................................................  91
Section 6.8      Resolution of Disagreements................................................................  91
Section 6.9      Payments...................................................................................  92
Section 6.10     Purchase Price and Contribution Adjustments................................................  92
Section 6.11     Amendment of Tax Returns...................................................................  92
Section 6.12     Certain Taxes..............................................................................  92

                                        ARTICLE VII CONDITIONS TO CLOSING

Section 7.1      Conditions to the Obligations of Purchaser and Seller......................................  93
Section 7.2      Conditions to the Obligations of Purchaser.................................................  94
Section 7.3      Conditions to the Obligations of Seller....................................................  95

                                    ARTICLE VIII SURVIVAL AND INDEMNIFICATION

Section 8.1      Survival...................................................................................  96
Section 8.2      Indemnification by Purchaser...............................................................  96
Section 8.3      Indemnification by Seller..................................................................  97
Section 8.4      Limitations on Indemnity...................................................................  98
Section 8.5      Indemnification Procedures.................................................................  99
Section 8.6      Computation of Losses Subject to Indemnification........................................... 101
Section 8.7      Certain Other Matters...................................................................... 102

                                             ARTICLE IX TERMINATION

Section 9.1       Termination............................................................................... 102
Section 9.2       Effect of Termination..................................................................... 103
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
                                             ARTICLE X MISCELLANEOUS

Section 10.1     Notices.................................................................................... 104
Section 10.2     Amendment; Waiver.......................................................................... 105
Section 10.3     Assignment................................................................................. 105
Section 10.4     Entire Agreement........................................................................... 105
Section 10.5     Parties in Interest........................................................................ 105
Section 10.6     Expenses................................................................................... 106
Section 10.7     Invalid Provisions......................................................................... 106
Section 10.8     GOVERNING LAW.............................................................................. 106
Section 10.9     Severability............................................................................... 107
Section 10.10    Counterparts............................................................................... 107
Section 10.11    Interpretation............................................................................. 107

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                             Index of Defined Terms

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
                                                                                        Page
                                                                                        ----
Accrued Liability ..............................................................         2, 77
Accrued Liability Determination Date ...........................................         2, 77
Acquired Ancillary Salt Business ...............................................         2, 85
Acquired Companies .............................................................             2
Acquisition Proposal ...........................................................         3, 83
Actions ........................................................................         3, 45
Actual Retention Bonuses .......................................................         3, 34
Actual Sales Bonuses ...........................................................         3, 34
Actual U.K. Funding Amount .....................................................             3
Additional Acquired Assets .....................................................             3
Adjustment Demand ..............................................................         3, 93
Affiliate ......................................................................             3
Affiliated Group ...............................................................             3
Agreement ......................................................................          2, 4
Apollo .........................................................................             4
Appraiser ......................................................................        4, 103
Arbitrator .....................................................................         4, 78
Attribute Adjustment Payment ...................................................         4, 92
Audited Financial Statements ...................................................         4, 40
Auditor ........................................................................         4, 35
Bank Commitment Letter .........................................................             4
Belle Plaine Contract ..........................................................         4, 84
Bridge Commitment Letter .......................................................             4
Bridge Financing Fee ...........................................................        4, 114
Business Day ...................................................................             4
Business Intellectual Property .................................................             4
Canadian Plan ..................................................................         4, 56
Canadian Target Tax Amount .....................................................             4
Capital Expenditure Budget .....................................................             5
Capital Stock ..................................................................             5
Cash Merger Consideration ......................................................             5
CERCLA .........................................................................             5
Certificate of Merger ..........................................................         5, 28
Changes ........................................................................         5, 96
Claim ..........................................................................        5, 108
Claim Notice ...................................................................        5, 108
Clean Policies .................................................................         5, 82
Closing ........................................................................         5, 29
Closing Balance Sheet ..........................................................         5, 33
Closing Date ...................................................................         6, 29
Closing Indebtedness ...........................................................         6, 34
Closing Net Working Capital Amount .............................................         6, 33
COBRA ..........................................................................             6
Code ...........................................................................             6
Commissioner ...................................................................             6
Commitment Letters .............................................................         6, 65
Common Stock Certificate .......................................................         6, 31
Company ........................................................................          2, 6
Company Common Stock ...........................................................             6
Company Contribution Adjustment ................................................         6, 36
Company Financial Statements ...................................................         6, 40
Company Material Adverse Effect ................................................        6, 102

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
Company Preferred Stock ........................................................             6
Competition Act ................................................................             7
Confidential Information .......................................................         7, 86
Confidentiality Agreement ......................................................             7
Contribution ...................................................................         7, 27
Controlled Group ...............................................................         7, 56
Copyrights .....................................................................             7
Covered Affiliated Group .......................................................             7
Determination Date .............................................................         7, 35
DGCL ...........................................................................          2, 7
EBITDA .........................................................................             7
Effective Time .................................................................         7, 29
Employee Trust .................................................................             7
Employee Trust Common Stock ....................................................             8
Employee Trust Company Stock ...................................................             8
Employee Trust Preferred Stock .................................................             8
Employee(s) ....................................................................             7
Encumbrance Releases ...........................................................         8, 82
Environmental Law ..............................................................         8, 49
Equity Rights ..................................................................             8
ERISA ..........................................................................             8
ERISA Affiliate ................................................................             8
Escrow Agent ...................................................................             8
Escrow Agreement ...............................................................             8
Esterhazy Loan .................................................................             8
Estimated Closing Date Company Contribution Adjustment .........................             8
Estimated Closing Date Contribution Adjustment .................................             9
Estimated Closing Date Seller Contribution Adjustment ..........................             9
Estimated Closing Indebtedness .................................................         9, 33
Estimated Closing Net Working Capital Amount ...................................         9, 33
Estimated Interim Period Adjustment Amount .....................................             9
Estimated Retention Bonuses ....................................................         9, 33
Estimated Sales Bonuses ........................................................         9, 33
Estimated U.K. Funding Amount ..................................................         9, 33
European Competition Laws ......................................................         9, 46
Excluded Assets ................................................................             9
Excluded Liabilities ...........................................................             9
Excluded Subsidiaries ..........................................................            10
Existing Inventory .............................................................        10, 88
Expired Leases .................................................................        10, 90
Extended Termination Date ......................................................       10, 111
Financing ......................................................................        10, 65
Financing Documents ............................................................        10, 66
Foreign Acquired Company .......................................................            10
Foreign Title Assurances .......................................................        10, 70
GAAP ...........................................................................            10
Governmental Authority .........................................................            10
Governmental Order .............................................................            10
GSL ............................................................................            11
Hazardous Materials ............................................................            11
Health and Safety Laws .........................................................        11, 47
HSR Act ........................................................................            11
ICA ............................................................................            11
Identified Expenses ............................................................       11, 107
IMC Savings Plan ...............................................................        11, 75
Improvements ...................................................................        11, 43

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
Included Subsidiaries ..........................................................            11
Income Tax .....................................................................            11
Income Tax Returns .............................................................            11
Income Taxes ...................................................................            11
Indebtedness ...................................................................            11
Indemnifying Party .............................................................       12, 108
Initial Termination Date .......................................................       12, 111
Inorganics .....................................................................            12
Insurance Policies .............................................................        12, 60
Intellectual Property ..........................................................            12
Interim Period .................................................................            12
Interim Period Adjustment Amount ...............................................            12
Interim Period Capital Expenditures ............................................            12
Interim Period EBITDA ..........................................................            12
Interim Period Interest Adjustment Amount ......................................            12
Interim Period Taxes ...........................................................            12
Knowledge of Purchaser .........................................................            13
Knowledge of Seller ............................................................            13
Laguna Grande ..................................................................        13, 84
Laguna Grande Contract .........................................................        13, 84
Latest Balance Sheet ...........................................................            13
Law(s) .........................................................................            13
Leased Real Property ...........................................................            13
Leases .........................................................................            13
Letter Agreement ...............................................................            13
Liens ..........................................................................            14
Losses .........................................................................       14, 105
Management Agreements ..........................................................        14, 74
Management Rollover Amount .....................................................            14
Management Rollover Common Amount ..............................................            14
Management Rollover Common Share Number ........................................            14
Management Rollover Preferred Amount ...........................................            14
Management Rollover Preferred Share Number .....................................            14
Merger .........................................................................         2, 14
Merger Consideration ...........................................................        14, 31
Merger Sub .....................................................................         2, 14
Mine ...........................................................................            14
Mines ..........................................................................            14
Minister .......................................................................            14
Multiemployer Plan .............................................................        15, 56
Net Interim Period Adjustment Amount ...........................................            15
Net Working Capital Amount .....................................................            15
New Mexico Salt Contract .......................................................            15
Non-Compete Period .............................................................        15, 83
Non-Purchased Common Stock .....................................................        15, 30
Notice Period ..................................................................       15, 108
Objection Notice ...............................................................        16, 93
Offering Materials .............................................................        16, 79
Offerings ......................................................................        16, 79
Offset Period ..................................................................            16
Offset Period Start Date .......................................................            16
OHSA ...........................................................................            60
Orders .........................................................................            16
Ordinary Course of Business ....................................................        16, 70
OSHA ...........................................................................            16
Other Existing Leases ..........................................................        16, 90

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
Other Minerals .................................................................            16
Other Plan Participant .........................................................        16, 77
Overland Transition Agreement ..................................................            16
Owned Real Property ............................................................            16
Paid Canadian Tax Amount .......................................................            16
Patents ........................................................................            17
PBGC ...........................................................................        17, 57
Permits ........................................................................            17
Permitted Competitive Activities ...............................................        17, 84
Permitted Encumbrances .........................................................            17
Permitted Liens ................................................................            17
Person .........................................................................            18
Plaintiff ......................................................................       18, 106
Plan Employee ..................................................................        18, 75
Plans ..........................................................................        18, 56
Post-Closing Period ............................................................        18, 92
Pre-Closing Period .............................................................        18, 92
Preferred Stock Certificate ....................................................        18, 31
Preliminary Transfer Documents .................................................       18, 102
Preliminary Transfers ..........................................................        18, 27
Present Value ..................................................................        18, 94
Pro Forma Basis ................................................................            18
PSO ............................................................................            19
Purchase Consideration .........................................................            19
Purchased Common Stock .........................................................            19
Purchased Company Stock ........................................................            20
Purchased Preferred Stock ......................................................            20
Purchaser ......................................................................            20
Purchaser Disclosure Letter ....................................................            20
Purchaser Indemnified Parties ..................................................  20, 105, 106
Purchaser Material Adverse Effect ..............................................       20, 103
Purchaser Pension Plan .........................................................        20, 76
Purchaser Plans ................................................................        20, 74
Purchaser's Knowledge ..........................................................            13
Push-back Days .................................................................            20
Push-back Event ................................................................            20
Rail Car Lease .................................................................            21
Real Property ..................................................................            21
Recipient ......................................................................        21, 98
Release ........................................................................        21, 49
Renewed Lease ..................................................................        21, 90
Restated Certificate of Incorporation ..........................................            21
Retention Bonuses ..............................................................            21
Sales Bonuses ..................................................................            21
Sales Tax ......................................................................            21
Salt ...........................................................................            21
Salt Account Plan ..............................................................        22, 75
Secretary of State .............................................................        22, 28
Securities Act .................................................................            22
Seller .........................................................................         2, 22
Seller Confidential Information ................................................        22, 87
Seller Contribution Adjustment .................................................        22, 35
Seller Disclosure Letter .......................................................            22
Seller Group ...................................................................            22
Seller Indemnified Parties .....................................................       22, 105
Seller Pension Plan ............................................................        22, 76

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
Seller Retained Common Stock....................................................        22, 32
Seller's Knowledge..............................................................            13
Seller's Marks..................................................................        22, 88
Senior Executive Plan...........................................................        22, 79
Shares..........................................................................            22
Solvency Letter ................................................................       22, 103
SOP ............................................................................            22
SOP Agreement ..................................................................            22
Specified Manager ..............................................................            23
Specified Managers .............................................................           102
Split Tax Period ...............................................................        23, 92
Stock Purchase .................................................................            23
Stock Rights Agreement .........................................................            23
Subsidiary .....................................................................            23
Supply Agreements ..............................................................            23
Surviving Corporation ..........................................................        23, 28
Surviving Corporation Common Stock .............................................            23
Surviving Corporation Notes ....................................................            23
Surviving Corporation Preferred Stock ..........................................            23
Target Net Working Capital .....................................................            24
Tax ............................................................................            24
Tax Attribute ..................................................................        24, 92
Tax Attribute Deficiency .......................................................        24, 93
Tax Claim ......................................................................        24, 98
Tax Rate .......................................................................        24, 94
Tax Return .....................................................................            24
Taxable Income .................................................................            24
Taxes ..........................................................................            24
Third Party Consent ............................................................            24
Title Commitments ..............................................................            25
Title Policies .................................................................            25
Trademarks .....................................................................            25
Transaction ....................................................................            25
Transaction Claims .............................................................       25, 106
Transaction Documents ..........................................................            25
Transaction Expenses ...........................................................            25
Transferred Accounts ...........................................................        25, 75
Transition Services Agreement ..................................................            25
U.K. Acquired Company ..........................................................        25, 55
U.K. Loans .....................................................................            26
U.K. Plan ......................................................................        26, 56
U.K. Tax .......................................................................            26
U.S. Plan ......................................................................        26, 56
Unaudited Financial Statements .................................................        26, 40
United Salt Contract ...........................................................            26
WARN ...........................................................................    26, 59, 75
WTO Investor ...................................................................            26
YPS ............................................................................            49

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               AGREEMENT AND PLAN OF MERGER, among IMC Global Inc., a Delaware corporation ("Seller"), and Salt Holdings Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of Seller (the "Company"), on the one hand, and on the other hand, YBR Holdings LLC, a Delaware limited liability company ("Purchaser"), and YBR Acquisition Corp., a Delaware corporation, a wholly-owned subsidiary of Purchaser ("Merger Sub"), dated as of October 13, 2001 (this "Agreement").

               WHEREAS, the boards of directors of Seller, the Company, Purchaser and Merger Sub have approved this Agreement and determined this Agreement to be advisable and have approved the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (the "Merger") in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"); and

               WHEREAS, the board of directors of the Company has approved the form of amendment to the Company's restated certificate of incorporation giving effect to the Restated Certificate of Incorporation (as defined herein) and determined it to be advisable; and

               NOW, THEREFORE, in consideration of the covenants and undertakings contained herein, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                               DEFINITION OF TERMS

               Section 1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

               "ACCRUED LIABILITY" shall have the meaning set forth in Section 5.5(h).

               "ACCRUED LIABILITY DETERMINATION DATE" shall have the meaning set forth in Section 5.5(h).

               "ACQUIRED ANCILLARY SALT BUSINESS" shall have the meaning set forth in Section 5.16(a)(v).

               "ACQUIRED COMPANIES" shall mean (i) the Company and (ii) each of the following entities (which shall be subsidiaries of the Company following the Preliminary Transfers): IMC Inorganic Chemicals Inc.; GSL Corporation; IMC Kalium Ogden Corp.; NAMSCO INC.; IMC Salt Inc.; Carey Salt Company; Sifto Canada Inc.; IMC Global (Europe) Limited; IMC Global (U.K.) Limited; Salt Union Limited; London Salt Limited; Direct Salt Supplies Limited; J.T. Lunt & Co. (Nantwich) Limited.

               "ACQUISITION PROPOSAL" shall have the meaning set forth in
Section 5.15(a).

               "ACTIONS" shall have the meaning set forth in Section 3.13(a).

               "ACTUAL RETENTION BONUSES" shall have the meaning set forth in
Section 2.10(c).

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               "ACTUAL SALES BONUSES" shall have the meaning set forth in
Section 2.10(c).

               "ACTUAL U.K. FUNDING AMOUNT" shall mean the amount, if any, as determined by the Salt Union Limited's actuary, that would be necessary to bring the funding level of the U.K. Plan to a 90% level on a Minimum Funding Requirement basis pursuant to Section 56 of the Pensions Act 1995 at Closing.

               "ADDITIONAL ACQUIRED ASSETS" shall mean (i) the contracts solely relating to, and copies of customer lists, other contracts, data bases, sales records and books and records (or portions of such data bases, sales records and books and records), in each case only to the extent used by Seller or its Subsidiaries in connection with, the sales and marketing of SOP produced or sold by the Acquired Companies or (to the extent of copies only) IMC USA, Inc. or its affiliates (excluding such information with respect to the Royster, Scott and Howards accounts); (ii) certain assets located at Seller's premises in Hutchinson, Kansas, which assets are listed in Section 1.1(a) of the Purchaser Disclosure Letter; (iii) the right to proceeds or benefits from insurance policies of Seller or any of its subsidiaries covering Losses by any of the Acquired Companies with respect to any event or condition that occurred or existed prior to the date of this Agreement (other than those proceeds and benefits described in clause (iv) of the definition of Excluded Assets); and
(iv) the right to proceeds or benefits from insurance policies of the Seller or any of its Affiliates covering Losses by any of the Acquired Companies with respect to any event or condition that occurred or came into existence between the date of this Agreement and the Closing Date, net of any expenditures made by the Seller or any of its subsidiaries to remedy such Loss after the date of this Agreement, which benefits will not be removed from the appropriate Acquired Company prior to the Closing Date, provided that no netting of expenditures will be made to the extent that any such proceeds or benefits (that would have been reimbursed to Seller or any of its Affiliates) are necessary to remedy such Loss following the Closing Date.

               "ADJUSTMENT DEMAND" shall have the meaning set forth in Section 6.3(f)(i).

               "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made.

               "AFFILIATED GROUP" shall mean an affiliated group as defined in Code ss. 1504 (or any similar combined, consolidated or unitary group defined under state, local or foreign Income Tax law).

               "AGREEMENT" shall have the meaning ascribed to it in the preamble hereto, as amended or supplemented from time to time in accordance with the terms hereof.

               "APOLLO" shall mean Apollo Management, L.P.

               "APPRAISER" shall have the meaning set forth in Section 7.3(d).

               "ARBITRATOR" shall have the meaning set forth in Section 5.5(h).

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               "ATTRIBUTE ADJUSTMENT PAYMENT" shall have the meaning set forth in Section 6.3(f).

               "AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.7(a).

               "AUDITOR" shall have the meaning set forth in Section 2.10(c).

               "BANK COMMITMENT LETTER" shall mean the commitment letter for the Bank financing from The Chase Manhattan Bank, J.P. Morgan Securities, Inc. Deutsche Banc Alex Brown Inc. and Bankers Trust Company dated October 13, 2001 attached to Section 4.5 of the Purchase Disclosure Letter or any amendment thereto or replacement thereof.

               "BELLE PLAINE CONTRACT" shall have the meaning set forth in
Section 5.16(a)(i).

               "BRIDGE COMMITMENT LETTER" shall mean the commitment letter for the bridge financing from Credit Suisse First Boston, The Chase Manhattan Bank, J.P. Morgan Securities, Inc. and Bankers Trust Company dated October 13, 2001 attached to Section 4.5 of the Purchase Disclosure Letter.

               "BRIDGE FINANCING FEE" shall have the meaning set forth in
Section 10.6.

               "BUSINESS DAY" shall mean any day other than Saturday, Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close or are otherwise generally closed.

               "BUSINESS INTELLECTUAL PROPERTY" shall mean the Intellectual Property owned by or used in the operation of the businesses of the Acquired Companies as presently conducted.

               "CANADIAN PLAN" shall have the meaning set forth in Section 3.18(a).

               "CANADIAN TARGET TAX AMOUNT" shall mean the sum of (i) Cdn $7,600,000 and (ii) the amount of any Taxes (imposed pursuant to the Income Tax Act (Canada) or any corresponding provision of applicable provincial legislation) due and payable on or prior to, or required to be withheld on or prior to, the Closing (regardless of whether such withheld Taxes are required to be remitted to the relevant taxing authority on or prior to the Closing) by Sifto Canada Inc. with respect to the settlement on or prior to the Closing of any receivable owed by IMC Salt Inc. to Sifto Canada Inc.

               "CAPITAL EXPENDITURE BUDGET" shall mean the budgeted capital expenditures of the Acquired Companies as set forth in Section 1.1(b) of the Seller Disclosure Letter.

               "CAPITAL STOCK" shall mean (i) in the case of a corporation, any and all shares of capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) and (iv) in any case, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "CASH AMOUNT" shall mean $600,000,000 plus the Estimated Closing Date Seller Contribution Adjustment, if any, or minus the Estimated Closing Date Company Contribution Adjustment, if any.

               "CASH MERGER CONSIDERATION" shall mean $485,000,000 plus the Management Rollover Common Amount.

               "CERCLA" shall mean the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 USC sec 9601 et seq., as amended from time to time.

               "CERTIFICATE OF MERGER" shall have the meaning set forth in
Section 2.4.

               "CHANGES" shall have the meaning set forth in Section 6.5(b)(i).

               "CLAIM" shall have the meaning set forth in Section 8.5.

               "CLAIM NOTICE" shall have the meaning set forth in Section 8.5.

               "CLEAN POLICIES" shall have the meaning set forth in Section
5.14.

               "CLOSING" shall have the meaning set forth in Section 2.5.

               "CLOSING BALANCE SHEET" shall have the meaning set forth in
Section 2.10(c).

               "CLOSING DATE" shall have the meaning set forth in Section 2.5.

               "CLOSING INDEBTEDNESS" shall have the meaning set forth in
Section 2.10(c).

               "CLOSING NET WORKING CAPITAL AMOUNT" shall have the meaning set forth in Section 2.10(c).

               "COBRA" shall mean Sections 601 ET. SEQ. of ERISA.

               "CODE" shall mean the Internal Revenue Code of 1986, as amended.

               "COMMISSIONER" shall mean the Commissioner of Competition with respect to the Competition Act (Canada) as set forth in Section 7.1(d).

               "COMMITMENT LETTERS" shall have the meaning set forth in Section 4.5.

               "COMMON STOCK CERTIFICATE" shall have the meaning set forth in
Section 2.8(a).

               "COMPANY" shall have the meaning set forth in the recitals.

               "COMPANY COMMON STOCK" shall mean all of the outstanding shares of common stock, par value $.01 per share, of the Company.

               "COMPANY CONTRIBUTION ADJUSTMENT" shall have the meaning set forth in Section 2.10(c).

               "COMPANY FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.7(a).

               "COMPANY MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, liabilities, operations, results of operations and condition (financial or otherwise) of the Acquired Companies, taken as a whole; PROVIDED, HOWEVER, that adverse effects (i) resulting from a lack of, or decline in, sales of Salt by the Acquired Companies due to warm weather, lack of snowfall, lack of freezing rain or similar weather conditions in the markets in which the Acquired Companies operate or (ii) resulting from the execution and announcement of this Agreement and the transactions contemplated hereby shall, in either such case, be excluded from the determination of Company Material Adverse Effect or (b) the ability of Seller or the Acquired Companies to consummate or perform the transactions contemplated by the Transaction Documents.

               "COMPANY PREFERRED STOCK" shall mean the Series A redeemable exchangeable preferred stock par value $0.01 per share, of the Company, having the terms set forth in Section 1.1(i) of the Seller Disclosure Letter to this Agreement, with such amendments as may be reasonably requested by the lenders providing the Financing, which amendments shall not adversely affect the Seller in a disproportionate manner as compared to other preferred stockholders of the Surviving Corporation.

               "COMPETITION ACT" shall mean the Competition Act (Canada), as amended.

               "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 5.16(c)(i).

               "CONFIDENTIALITY AGREEMENT" shall mean the letter agreement with respect to confidential information between Seller and Apollo Advisors, L.P., dated March 22, 2000.

               "CONTRIBUTION" shall have the meaning set forth in Section
2.1(b).

               "CONTROLLED GROUP" shall have the meaning set forth in Section 3.18(a).

               "COPYRIGHTS" shall mean all U.S. and non-U.S. copyrights, moral rights and mask works, all registrations and applications for registration thereof and any extensions thereof.

               "COVERED AFFILIATED GROUP" shall mean each Affiliated Group of which any of the Acquired Companies is a member.

               "DETERMINATION DATE" shall have the meaning set forth in Section 2.10(c).

               "DGCL" shall have the meaning set forth in the recitals.

               "EBITDA" shall mean, with respect to the Acquired Companies for any period, the consolidated operating earnings (loss) for such period plus, to the extent deducted in calculating operating earnings (loss), depreciation, amortization and other non-cash expenses during such period; in each case, with operating earnings (loss) calculated on a consistent basis with the Audited Financial Statements.

               "EFFECTIVE TIME" shall have the meaning set forth in Section 2.4.

               "EMPLOYEE(S)" shall mean any individual who is an employee of the Acquired Companies, including any employee who is on vacation, leave of absence, lay-off or out due to illness, disability or maternity/parental leave, as of the Closing Date.

               "EMPLOYEE TRUST" shall mean that certain rabbi trust to be established, with the Company as grantor and United States Trust Company of New York as trustee, in form and substance reasonably satisfactory to the Purchaser, to hold the Employee Trust Company Stock to secure the Company's obligations to issue Company Common Stock or Company Preferred Stock under the Senior Executive Plan after the Merger.

               "EMPLOYEE TRUST COMMON STOCK" shall have the meaning set forth in
Section 2.2.

               "EMPLOYEE TRUST COMPANY STOCK" shall have the meaning set forth in Section 2.2.

               "EMPLOYEE TRUST PREFERRED STOCK" shall have the meaning set forth in Section 2.2.

               "ENCUMBRANCE RELEASES" shall have the meaning set forth in
Section 5.14.

               "ENVIRONMENTAL LAW" shall have the meaning set forth in Section 3.15(b)(i).

               "EQUITY RIGHTS" shall have the meaning set forth in Section 4.5.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA AFFILIATE" shall mean any trade, business or other entity (whether or not incorporated) that together with Seller is (or at any relevant time would have been) deemed a "single employer" within the meaning of Section 4001(b) of ERISA or Section 414 of the Code.

               "ESCROW AGENT" shall have the meaning set forth in the Escrow Agreement.

               "ESCROW AGREEMENT" shall mean that certain agreement, dated as of the Closing Date, among the Escrow Agent, Seller, Apollo and certain of Apollo's funds, pursuant to which the Escrow Agent shall hold and dispose of certain shares of Surviving Corporation Preferred Stock, Surviving Corporation Notes, and Surviving Corporation Common Stock, substantially in the form of agreement set forth in Section 1.1(i) of the Seller Disclosure Letters.

               "ESTERHAZY LOAN" shall mean the loan represented by the promissory demand note payable by Sifto Canada Inc. to IMC Esterhazy Canada Limited Partnership, including any accrued and unpaid interest thereon.

               "ESTIMATED CLOSING DATE COMPANY CONTRIBUTION ADJUSTMENT" shall have the meaning set forth in Section 2.10(a).

               "ESTIMATED CLOSING DATE CONTRIBUTION ADJUSTMENT" shall have the meaning set forth in Section 2.10(a).

               "ESTIMATED CLOSING DATE SELLER CONTRIBUTION ADJUSTMENT" shall have the meaning set forth in Section 2.10(a).

               "ESTIMATED CLOSING INDEBTEDNESS" shall have the meaning set forth in Section 2.10(b).

               "ESTIMATED CLOSING NET WORKING CAPITAL AMOUNT" shall have the meaning set forth in Section 2.10(b).

               "ESTIMATED NET INTERIM PERIOD ADJUSTMENT AMOUNT" shall have the meaning set forth in Section 2.10(b).

               "ESTIMATED RETENTION BONUSES" shall have the meaning set forth in
Section 2.10(b).

               "ESTIMATED SALES BONUSES" shall have the meaning set forth in
Section 2.10(b).

               "ESTIMATED U.K. FUNDING AMOUNT" shall have the meaning set forth in Section 2.10(a).

               "EUROPEAN COMPETITION LAWS" shall have the meaning set forth in
Section 3.14(d).

               "EXCLUDED ASSETS" shall mean (i) the real and personal property and other assets relating to the mine and processing facilities at Hutchinson, Kansas, other than the assets which are Additional Acquired Assets, (ii) IMC Salt, Inc.'s accounts receivable from Bonneville Salt Corporation, (iii) the right to any recovery under the lawsuits set forth on Section 1.1(h) of the Seller Disclosure Letter and (iv) the right to proceeds or benefits that the Seller or its Affiliates receives from insurers for claims made under insurance policies prior to Closing related to or arising out of the breakdown of the head frame of shaft number two at the Seller's Cote Blanche mine.

               "EXCLUDED LIABILITIES" shall mean all debts, liabilities, taxes and obligations, contractual and otherwise, whether known or unknown, accrued, absolute, contingent or otherwise, material or non-material, and whether due or to become due, including, without limitation, any claim based on or arising out of (a) the generation, storage, transportation, arrangement for transportation or disposal or Release of Hazardous Materials whether arising under CERCLA or any other Environmental Law, and (b) any product liability claim or other claim in respect of any item produced, extracted, manufactured, sold or designed by, or service rendered by or on behalf of, a member of a Seller Group or an Acquired Company or any predecessor thereof (with respect to (a) and (b), an "Obligation") in each case (i) relating to or arising out of an Excluded Subsidiary or the business conducted by such Excluded Subsidiary, whether such Obligation arises before, during or after Closing; (ii) relating to or arising out of a business or line of business conducted by an Acquired Company prior to Closing which business or line of business was not in the salt or specialty potash mining, producing, processing, selling, distributing, or marketing business or line of business; (iii) the operation and business of the mine and processing facilities located in Hutchinson, Kansas whether such Obligation arises before or after Closing; (iv) the operation and business of the closed-down facilities listed on Section 1.1(g) of the Seller Disclosure Letter whether such Obligation arises before or after the Closing and
(v) all liabilities of the Company (but not the Included Subsidiaries) prior to the Closing that do not arise in connection with this Agreement or the transactions contemplated hereby (other than the Preliminary Transfers).

               "EXCLUDED SUBSIDIARIES" shall mean each direct and indirect subsidiary of Inorganics or the Company, other than the Acquired Companies.

               "EXISTING INVENTORY" shall have the meaning set forth in Section 5.18(a).

               "EXPIRED LEASES" shall have the meaning set forth in Section
5.21.

               "EXTENDED TERMINATION DATE" shall have the meaning set forth in
Section 9.1(b).

               "FINANCING" shall have the meaning set forth in Section 4.5.

               "FINANCING DOCUMENTS" shall have the meaning set forth in Section 4.6.

               "FOREIGN ACQUIRED COMPANY" shall mean each Acquired Company that is not a domestic corporation within the meaning of Code (S)7701(a).

               "FOREIGN TITLE ASSURANCES" shall have the meaning set forth in
Section 5.2(d).

               "GAAP" shall mean U.S. generally accepted accounting principles and practices in effect from time to time.

               "GOVERNMENTAL AUTHORITY" shall mean any court, legislative, executive, governmental or regulatory, administrative authority or agency of the United States, Canada, or the United Kingdom (and any Federal, state, provincial, local, municipal or other political subdivision thereof).

               "GOVERNMENTAL ORDER" means any Order that enjoins or prohibits the performance of the Merger or a material portion of this Agreement or the Transaction Documents, which Order was sought by a non-governmental third party in a Transaction Claim (as defined in the Letter Agreement, but excluding the requirement that such claim be indemnifiable).

               "GSL" shall mean GSL Corporation, a Delaware corporation and its Subsidiaries.

               "HAZARDOUS MATERIALS" shall mean all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S)300.5, or defined as such by, or regulated as such under, any Environmental Law.

               "HEALTH AND SAFETY LAWS" shall have the meaning set forth in
Section 3.15(a).

               "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "IDENTIFIED EXPENSES" shall have the meaning set forth in Section 8.4(d).

               "ICA" shall mean the Investment Canada Act (Canada), as amended.

               "IMC SAVINGS PLAN" shall have the meaning set forth in Section 5.5(g).

               "IMPROVEMENTS" shall have the meaning set forth in Section
3.10(c).

               "INCLUDED SUBSIDIARIES" shall mean all of the Acquired Companies, other than the Company.

               "INCOME TAX" or "INCOME TAXES" shall mean all corporate franchise Taxes, all Taxes measured by or based upon net income, and all income, war profits, and excess profits Taxes described in Section 901(b) of the Code, including estimated Taxes, interest, penalties or additions related or attributable thereto.

               "INCOME TAX RETURNS" shall mean all Tax Returns relating to Income Taxes.

               "INDEBTEDNESS" shall mean, without duplication, (i) any obligation of any of the Acquired Companies for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any obligation of any of the Acquired Companies evidenced by any note, bond, debenture or other debt security, (iii) any obligation of any of the Acquired Companies for the deferred purchase price of property or services with respect to which an Acquired Company is liable, (iv) guarantees by any of the Acquired Companies of obligations of a Person that is not an Acquired Company, (v) the debt portion of any obligations under capitalized leases with respect to which an Acquired Company is liable, (vi) any obligation secured by a Lien (other than a Permitted Lien) on an Acquired Company's assets, (vii) negative cash balances and (viii) any unpaid checks or drafts (less the amount of checks and drafts received but not yet credited to accounts of the Acquired Companies); provided that Indebtedness shall not include current liabilities included in the calculation of Closing Net Working Capital Amount.

               "INDEMNIFYING PARTY" shall have the meaning set forth in Section
8.5 hereto.

               "INITIAL TERMINATION DATE" shall have the meaning set forth in
Section 9.1(b).

               "INORGANICS" shall mean IMC Inorganic Chemicals Inc., a Delaware corporation.

               "INSURANCE POLICIES" shall have the meaning set forth in Section 3.20.

               "INTELLECTUAL PROPERTY" shall mean all Trademarks, Patents, Copyrights and all other intellectual property rights, including inventions, technology, know-how, confidential and proprietary trade secrets, computer software, technical manuals and documentation used in connection with any of the foregoing.

               "INTERIM PERIOD" shall mean the period of days, if any, from and including November 1, 2001 to (but excluding) the Closing Date.

               "INTERIM PERIOD ADJUSTMENT AMOUNT" shall mean for the Interim Period or the Offset Period, if any, the amount of the Interim Period EBITDA generated during the relevant period minus the Interim Period Capital Expenditures made during such period minus the amount of the Interim Period Taxes with respect to Taxable Income earned in such period minus the Interim Period Interest Adjustment Amount for such period.

               "INTERIM PERIOD CAPITAL EXPENDITURES" shall mean for the Interim Period or the Offset Period, if any, the capital expenditures of the Acquired Companies made during such period to the extent that such capital expenditures do not exceed the Capital Expenditure Budget during such period.

               "INTERIM PERIOD EBITDA" shall mean for the Interim Period or the Offset Period, if any, the consolidated EBITDA of the Acquired Companies during such period, calculated on a Pro Forma Basis.

               "INTERIM PERIOD INTEREST ADJUSTMENT AMOUNT" shall mean for the Interim Period or the Offset Period, if any, an amount equal to the Cash Amount multiplied by an interest rate equal to 8.75% per annum multiplied by the number of calendar days in such period divided by 365.

               "INTERIM PERIOD TAXES" shall mean for the Interim Period or the Offset Period, if any, an amount of assumed taxes equal to ten percent (10%) of the Taxable Income of the Acquired Companies during such period.

               "KNOWLEDGE OF SELLER" or "SELLER'S KNOWLEDGE" shall mean the knowledge, after reasonable inquiry, of the individuals set forth in Section 1.1(c) of the Seller Disclosure Letter. If any Person set forth in Section 1.1(c) of the Seller Disclosure Letter shall cease to serve in the position set forth next to such Person's name in such Section prior to Closing, such Person's successor also shall be deemed to be included in such section of the Seller Disclosure Letter for purposes of determining Knowledge of Seller as of the Closing (it being understood that if any person on Section 1.1(c) of the Seller Disclosure Letter is not employed by Seller or its Affiliates at Closing, such person's knowledge as of the last date of his or her employment with Seller or its Affiliates shall be the only knowledge that is charged to Seller at Closing).

               "KNOWLEDGE OF PURCHASER" or "PURCHASER'S KNOWLEDGE" shall mean the knowledge, after reasonable inquiry of the individuals set forth in Section 1.1(d) of the Purchaser Disclosure Letter. If any Person set forth in Section 1.1(d) of the Purchaser Disclosure Letter shall cease to serve in the position set forth next to such Person's name in such Section prior to Closing, such Person's successor also shall be deemed to be included in Section 1.1(d) of Purchase Disclosure Letter for purposes of determining Knowledge of Purchaser as of the Closing (it being understood that if any person on Section 1.1(d) of the Purchaser Disclosure Letter is not employed by Purchaser or its Affiliates at Closing, such person's knowledge as of the last date of his or her employment with Purchaser or its Affiliates shall be the only knowledge that is charged to Purchaser at Closing).

               "LAGUNA GRANDE" shall have the meaning set forth in Section 5.16(a)(ii).

               "LAGUNA GRANDE CONTRACT" shall have the meaning set forth in
Section 5.16(a)(ii).

               "LATEST BALANCE SHEET" shall mean the balance sheet included in the Unaudited Financial Statements.

               "LAW(S)" shall mean any constitution, treaty, law, statute, ordinance, rule, regulation or decree of binding legal effect of any Governmental Authority.

               "LEASED REAL PROPERTY" means all leasehold or subleasehold estates and other rights to explore for, mine or remove Salt or, with respect to GSL only, Other Minerals, from any land or water or to use or occupy any land (whether surface or underground), buildings, structures, improvements, fixtures or other interest in real property held by any of the Acquired Companies.

               "LEASES" shall mean all leases, subleases, licenses, concessions and other agreements, pursuant to which the Acquired Companies hold or use any Leased Real Property.

               "LETTER AGREEMENT" shall mean the Letter Agreement entered into by Seller, Purchaser and Merger Sub on the date hereof, as attached to Schedule 1.1(s) hereof of the Seller Disclosure Letter.

               "LIENS" shall mean any lien, mortgage, pledge, charge, claim, assignment by way of security or similar security interest or encumbrance.

               "LOSSES" shall have the meaning set forth in Section 8.2.

               "MANAGEMENT AGREEMENTS" shall have the meaning set forth in
Section 5.4(d).

               "MANAGEMENT ROLLOVER AMOUNT" shall mean the sum of the Management Rollover Common Amount and the Management Rollover Preferred Amount.

               "MANAGEMENT ROLLOVER COMMON AMOUNT" shall mean (i) the aggregate dollar amount of the Estimated Retention Bonuses and the Estimated Sales Bonuses, the recipients of which have elected in writing by the Closing to have transferred to deferred compensation accounts in the Senior Executive Plan multiplied by (ii) 0.487.

               "MANAGEMENT ROLLOVER COMMON SHARE NUMBER" shall equal the Management Rollover Common Amount, divided by $10, rounded down to the nearest whole share.

               "MANAGEMENT ROLLOVER PREFERRED AMOUNT" shall mean (i) the aggregate dollar amount of the Estimated Retention Bonuses and the Estimated Sales Bonuses, the recipients of which have elected in writing by the Closing to have transferred to deferred compensation accounts in the Senior Executive Plan multiplied by (ii) 0.513.

               "MANAGEMENT ROLLOVER PREFERRED SHARE NUMBER" shall equal the Management Rollover Preferred Amount, divided by $1,000, rounded down to the nearest whole share.

               "MERGER" shall have the meaning set forth in the recitals.

               "MERGER CONSIDERATION" shall have the meaning set forth in
Section 2.8(a).

               "MERGER SUB" shall have the meaning set forth in the recitals.

               "MINE" or "MINES" shall mean all Real Property, including subsurface, surface and the fixtures associated therewith, of an Acquired Company that is used for mining or extracting Salt and with respect to GSL only, Other Minerals or for which an Acquired Company has the right to explore for and/or extract Salt and, in the case of GSL, Other Minerals.

               "MINISTER" shall mean the Minister of Industry as appointed under the Investment Canada Act of Canada.

               "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 3.18(a).

               "NET CANADIAN HOLDBACK AMOUNT" shall mean either (a) the difference between the Canadian Target Tax Amount minus the Paid Canadian Tax Amount, if such difference results in a positive number or (b) zero if the difference between the Canadian Target Tax Amount minus the Paid Canadian Tax Amount results in a negative number.

               "NET INTERIM PERIOD ADJUSTMENT AMOUNT" shall mean the Interim Period Adjustment Amount for the Interim Period, if any, minus 50% of the Interim Period Adjustment Amount for the Offset Period, if any.

               "NET WORKING CAPITAL AMOUNT" shall mean the difference between current assets of the Included Subsidiaries and current liabilities of the Included Subsidiaries, with both current assets and current liabilities determined in accordance with GAAP, applied in a manner consistent with the preparation of the Company Financial Statements. Notwithstanding the foregoing, the following items are to be excluded from the definition and calculation of Net Working Capital Amount to the extent they are included in either current assets or current liabilities of the Included Subsidiaries: (a) notes payable and current maturities of debt and capital lease obligations to the extent included in Indebtedness; (b) accrued, prepaid, deferred and recoverable Income Tax assets and liabilities; (c) current assets, including receivables, and current liabilities including payables, notes and debt owed by any Included Subsidiary to any member of the Seller Group or by any member of the Seller Group to any Included Subsidiary; (d) any current assets or current liabilities related to Excluded Subsidiaries; (e) cash and cash equivalents; (f) any current assets relating to receivables for insurance proceeds; (g) payables related to the Sales Bonuses and the Retention Bonuses; (h) IMC Salt Inc.'s accounts receivable from Bonneville Salt Corporation and (i) the Surviving Corporation Notes. For the avoidance of doubt, no item in respect of current assets or current liabilities of IMC USA Inc., IMC Esterhazy Canada Limited Partnership (Saskatchewan, Canada) or the Company (but not the Included Subsidiaries) shall be included in the calculation of Net Working Capital.

               "NEW MEXICO SALT CONTRACT" shall mean the Agreement for the Sale of Salt dated as of April 1, 1981, by and between SPN Dismantling Inc. and Seller; the Assignment of Agreement for the Sale of Salt by and between SPN Dismantling Inc. and New Mexico Salt dated as of September 21, 1983; Letters of Seller Consenting to the Assignment dated September

20, 1983, and September 22, 1983; and the Letter Agreement by and between New Mexico Salt and Seller dated March 18, 1991.

               "NON-COMPETE PERIOD" shall have the meaning set forth in Section 5.16(a).

               "NON-PURCHASED COMMON STOCK" shall have the meaning set forth in
Section 2.8(a).

               "NOTICE PERIOD" shall have the meaning set forth in Section 8.5.

               "OBJECTION NOTICE" shall have the meaning set forth in Section 6.3(f)(i).

               "OFFERING MATERIALS" shall have the meaning set forth in Section 5.8(a).

               "OFFERINGS" shall have the meaning set forth in Section 5.8(a).

               "OFFSET PERIOD" shall mean the period of days, if any, from and including the Offset Period Start Date to, but excluding, the earlier of December 18, 2001 and the Closing Date.

               "OFFSET PERIOD START DATE" shall mean December 1, 2001 if no Push-back Event has occurred, otherwise the date that is the number of Push-back Days after December 1, 2001.

               "ORDERS" shall mean any orders, writs, judgments, injunctions or decrees entered by any Governmental Authority or arbitrator.

               "ORDINARY COURSE OF BUSINESS" shall mean in the ordinary course of business consistent with past custom and practice.

               "OSHA" shall have the meaning set forth in Section 3.19(d).

               "OTHER EXISTING LEASES" shall have the meaning set forth in
Section 5.21.

               "OTHER MINERALS" shall mean SOP and magnesium chloride.

               "OTHER PLAN PARTICIPANT" shall have the meaning set forth in
Section 5.5(h)(3).

               "OVERLAND TRANSITION AGREEMENT" shall mean the agreement between IMC Salt Inc. and IMC Chemicals Inc. substantially in the form set forth in
Section 1.1(l) of the Seller Disclosure Letter.

               "OWNED REAL PROPERTY" shall mean all land (and with respect to properties owned by the Acquired Companies located in the United Kingdom, all freehold land) and buildings, structures, improvements and fixtures located thereon and all easements and other rights and interests appurtenant thereto owned by the Acquired Companies.

               "PAID CANADIAN TAX AMOUNT" shall mean the sum of (i) the actual amount paid prior to the Closing in respect of Taxes (imposed pursuant to the Income Tax Act (Canada) or any corresponding provision of applicable provincial legislation) due and payable by Sifto

Canada Inc. with respect to any receivable owed by IMC Salt Inc. to Sifto Canada Inc. in respect of any period (or portion thereof) ended on or prior to the Closing Date and (ii) any Taxes paid or withheld (to the extent the amount is withheld in cash by an Acquired Company and in the cash accounts of such Acquired Company immediately after Closing), in connection with the settlement of such receivables.

               "PATENTS" means all U.S. and non-U.S. patents and patent applications, together with any extensions or renewals, divisions, continuations, continuations-in-part, reexaminations and reissues of such patents.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation.

               "PERMITS" shall mean all permits, licenses, authorizations and approvals of Governmental Authorities.

               "PERMITTED COMPETITIVE ACTIVITIES" shall have the meaning set forth in Section 5.16(a).

               "PERMITTED ENCUMBRANCES" shall mean with respect to each parcel of Real Property: (a) zoning, planning and building codes and other land use Laws regulating the use, development and occupancy of the Real Property and permits, consents and rules under such Laws; (b) with respect to the Real Property located in the United States and Canada, Liens, encumbrances, easements, rights-of-way, covenants, conditions, restrictions and other matters affecting title to such Real Property set forth in Section 1.1(e)(i) of the Seller Disclosure Letter or shown on the surveys delivered to Purchaser or its representatives on or prior to the date of this Agreement and set forth in
Section 1.1(e)(ii) of the Seller Disclosure Letter; (c) leases and subleases of Real Property; (d) all easements, encumbrances or other matters which are necessary for utilities and other similar services on the Real Property; (e) with respect to the Real Property located in the United Kingdom, Liens, encumbrances, easements, rights-of-way, covenants, conditions, restrictions and other matters affecting title to such Real Property set forth on Section 1.1(e)(iii) of the Seller Disclosure Letter or shown on the surveys delivered to Purchaser or its representatives on or prior to the date of this Agreement and
(f) encumbrances, easements, rights-of-way, covenants, conditions, restrictions and other matters affecting title to such Real Property which would not reasonably be expected to materially impair the current use and currently contemplated use or the value (including mortgageability by Purchaser or its Affiliates) based on the current use and currently contemplated use, of the property subject thereto, PROVIDED HOWEVER that no such matters affecting title shall be Liens for Indebtedness (other than the Financing Statement between Great Salt Lake Minerals Corporation, as debtor, and Zions Credit Corporation, as secured party, recorded December 18, 1997 in Entry No. 1510800, Book/Page 1897/1870, as amended by Amendment recorded January 29, 1998, as Entry No. 1518125, in Book 1904 at page 597 of the official records of Weber/Box Elder County, Utah, which shall be a Permitted Lien).

               "PERMITTED LIENS" shall mean (i) Liens identified in the Seller Disclosure Letter, or reflected or referred to in the Company Financial Statements (including the notes thereto), (ii), mechanics', carriers', workers', repairers', suppliers', materialmen's, warehousemen's and other similar Liens arising by operation of Law with respect to liabilities incurred in the ordinary course of business and which are not overdue or which are being actively contested in good faith by appropriate proceedings and, with respect to those being actively contested as of the date hereof, identified in Section 1.1(f)(i) of the Seller Disclosure Letter, (iii) Liens in favor of Seller or lessor as the case may be, arising under conditional sales contracts and equipment leases with third parties, (iv) Liens for Taxes and other governmental levies not yet delinquent or which are being actively contested in good faith by appropriate proceedings and, with respect to those being actively contested as of the date hereof, identified in Section 1.1(f)(ii) of the Seller Disclosure Letter and for which an adequate reserve is established in accordance with GAAP to the extent required by GAAP, (v) Permitted Encumbrances with respect to Real Property; and
(vi) such other Liens which would not reasonably be expected to materially impair the current use or the value based on the current use, of the property subject thereto.

               "PERSON" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization.

               "PLAINTIFF" shall have the meaning set forth in Section 8.3(d).

               "PLAN EMPLOYEE" shall have the meaning set forth in Section
5.5(g).

               "PLANS" shall have the meaning set forth in Section 3.18(a).

               "POST-CLOSING PERIOD" shall have the meaning set forth in Section 6.3(c).

               "PRE-CLOSING PERIOD" shall have the meaning set forth in Section 6.3(c).

               "PREFERRED STOCK CERTIFICATE" shall have the meaning set forth in
Section 2.8(a).

               "PRELIMINARY TRANSFER DOCUMENTS" shall have the meaning set forth in Section 7.2(e).

               "PRELIMINARY TRANSFERS" shall have the meaning set forth in
Section 2.1(a).

               "PRESENT VALUE" shall have the meaning set forth in Section 6.3(f)(B)(1).

               "PRO FORMA BASIS" shall mean on a basis giving effect as if the following had occurred on November 1, 2001 (except where indicated below):

               (i)     the Preliminary Transfers occurred prior to November 1,
          2001;

               (ii) the Supply Agreements and the Rail Car Lease were effective as of November 1, 2001;

               (iii) the Transition Services Agreement and the Overland Park Transition Agreement were effective as of November 1, 2001, but no charges or expenses were payable by the Acquired Companies to any member of the Seller Group;

               (iv) the intercompany accounts to be eliminated prior to the Closing pursuant to Section 5.7 hereof were eliminated prior to November 1, 2001;

               (v)     no intercompany charges (other than pursuant to clause
          (ii) above) were charged by any member of the Seller Group to any Acquired Company;

               (vi) no amounts that would be indemnifiable or be payable by a member of the Seller Group to a Purchaser Indemnified Party (regardless of any basket or threshold amounts) after the Closing (as if the Closing had occurred on November 1, 2001) were charged to any Acquired Company;

               (vii) employee benefit expenses of the Acquired Companies during the Interim Period or the Offset Period, if any, were the actual employee benefit expenses incurred by the Acquired Companies during such period;

               (viii)  no write-ups or write-downs of assets will be taken;

               (ix) no charges, expenses or increases in charges or expenses will be taken due to any of the Preliminary Transfers;

               (x) no amounts that would increase the Seller Contribution Adjustment or the Company Contribution Adjustment if such amount were increased as a result of an action taken or not taken prior to the Closing, if the Closing had occurred on November 1, 2001 (other than through the calculation of Interim Period EBITDA);

               (xi) the SOP Agreement became effective and the Acquired Companies were selling SOP directly to their customers rather than to or through any marketing unit of the Seller Group;

               (xii) any restructuring charges incurred during the period being measured shall be excluded; and

               (xiii) allocated marketing costs for marketing SOP were incurred of $25,000 during the month of November 2001, $50,000 during the month of December 2001 and $75,000 during the month of January 2002, in each case, as applicable, calculated on a daily basis until the Closing Date.

               "PSO" shall mean Pension Schemes Office of the Inland Revenue.

               "PURCHASE CONSIDERATION" shall mean $115,000,000 minus the Management Rollover Amount.

               "PURCHASED COMMON STOCK" shall have the meaning set forth in
Section 2.2.

               "PURCHASED COMPANY STOCK" shall have the meaning set forth in
Section 2.2.

               "PURCHASED PREFERRED STOCK" shall have the meaning set forth in
Section 2.2.

               "PURCHASER" shall have the meaning set forth in the recitals.

               "PURCHASER DISCLOSURE LETTER" shall mean the disclosure letter delivered by Purchaser to Seller on or prior to the date hereof.

               "PURCHASER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 8.3(a).

               "PURCHASER MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, liabilities, operations, results of operations and financial condition of Purchaser, or (b) the ability of the Purchaser to consummate or perform the transactions contemplated by the Transaction Documents.

               "PURCHASER PENSION PLAN" shall have the meaning set forth in
Section 5.5(h)(1).

               "PURCHASER PLANS" shall have the meaning set forth in Section 5.5(a).

               "PUSH-BACK DAYS" in the case of clause (i) of the definition of Push-back Event, shall mean the total number of days such Governmental Order is in effect, and in the case of clause (ii) of the definition of Push-back Event, shall mean the total number of days starting on November 16, 2001 and ending on the date that the consent referenced in Section 7.3(f) of this Agreement is obtained (provided that the consent referenced in Section 7.3(f) of the Seller Disclosure Letter shall be deemed to have been obtained if the agent bank for the agreement listed in such section of the Disclosure Schedule has represented to the Purchaser or confirmed to the Seller in writing that the consent to the transactions contemplated by this Agreement has been obtained, for release no later than the Closing Date, by the banks required to provide their consent pursuant to such Agreement), and, in the event a Push-back Event has occurred under both clause (i) and (ii) of the definition of such term, "Push-back Days" shall mean the greater of such number of days.

               "PUSH-BACK EVENT" shall mean either (i) the issuance of a Governmental Order which is in effect for more than seven (7) calendar days or
(ii) the failure to obtain the consent specified as a condition under Section 7.3(f) of the Merger Agreement by November 15, 2001; provided that the consent referenced in Section 7.3(f) of the Seller Disclosure Letter shall be deemed to have been obtained if the agent bank for the agreement listed in such section of the Disclosure Schedule has represented to the Purchaser or confirmed to the Seller in writing that the consent to the transactions contemplated by this Agreement has been obtained, for release no later than the Closing Date, by the banks required to provide their consent pursuant to such Agreement, provided further that by November 15, 2001 Purchaser shall have prepared and finalized for professional printing a preliminary Offering Memorandum with respect to the proposed financing of subordinated indebtedness, the proceeds from which are to be used to finance a portion of the transactions contemplated by this Agreement, and the managing underwriter or initial purchaser thereunder shall have indicated its unwillingness to proceed with a "roadshow" prior to obtaining such consent despite Purchaser's commercially reasonable efforts to persuade the managing underwriter or initial purchaser to begin the "roadshow" prior to obtaining such consent.

               "RAIL CAR LEASE" shall mean the agreement between IMC Salt Inc., Harris Chemicals North America, Inc., The Hutchinson & Northern Railway Company, IMC Chemicals

Inc. and IMC Global Inc., providing for the sublease or assignment of leases by Harris Chemicals North America, Inc., The Hutchinson & Northern Railway Company and IMC Chemicals Inc. of rail cars to IMC Salt Inc. consistent with the term sheet hereto in Section 1.1(m) of the Seller Disclosure Letter.

               "REAL PROPERTY" shall mean the Owned Real Property and the Leased Real Property collectively.

               "RECIPIENT" shall have the meaning set forth in Section 6.7(a).

               "RELEASE" shall have the meaning set forth in Section
3.15(b)(ii).

               "RENEWED LEASE" shall have the meaning set forth in Section 5.21.

               "RESTATED CERTIFICATE OF INCORPORATION" shall mean the certificate of incorporation of the Company.

               "RETENTION BONUSES" shall mean any retention bonuses and the additional deferred compensation (but excluding any Sales Bonuses) that are (A)
(i) promised by any Acquired Company to Employees at any time prior to the Closing, and (ii) payable to such Employee at or following the Closing solely as a result of the consummation of the transactions contemplated by this agreement or solely as a result of remaining employed by an Acquired Company for a specified period of time (or no period of time) following the consummation of the transactions contemplated by this Agreement, and (B) other deferred compensation payable at Closing and which has been elected by the Employee recipient to be transferred to the Senior Executive Plan in lieu of payment at or following the Closing, as appropriate.

               "SALES BONUSES" shall mean any sales bonuses that are (i) promised by any Acquired Company to Employees at any time prior to the Closing, and (ii) payable to such Employee at or following the Closing solely as a result of the consummation of the transactions contemplated by this Agreement.

               "SALES TAX" shall mean the Goods and Services Tax/Harmonized Sales Tax, the Quebec Sales Tax, and the retail sales tax legislation of any province of Canada.

               "SALT" shall mean sodium chloride.

               "SALT ACCOUNT PLAN" shall have the meaning set forth in Section 5.5(g).

               "SECRETARY OF STATE" shall have the meaning set forth in Section 2.4.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SELLER" shall have the meaning set forth in the recitals.

               "SELLER CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 5.16(c)(ii).

               "SELLER RETAINED COMMON STOCK" shall have the meaning set forth in Section 2.9(b).

               "SELLER DISCLOSURE LETTER" shall mean the disclosure letter separately delivered by Seller to Purchaser on or prior to the date hereof.

               "SELLER GROUP" shall mean Seller and each of its Subsidiaries and controlled Affiliates including the Excluded Subsidiaries but excluding the Acquired Companies.

               "SELLER INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 8.2.

               "SELLER PENSION PLAN" shall have the meaning set forth in Section 5.5(h)(2).

               "SELLER CONTRIBUTION ADJUSTMENT" shall have the meaning set forth in Section 2.10(c).

               "SELLER'S MARKS" shall have meaning set forth in Section 5.18(a).

               "SENIOR EXECUTIVE PLAN" shall have the meaning set forth in
Section 5.5(k).

               "SHARES" shall mean the outstanding shares of Company Common Stock and Company Preferred Stock.

               "SOLVENCY LETTER" shall have the meaning set forth in Section 7.3(d).

               "SOP" shall mean potassium sulphate.

               "SOP AGREEMENT" shall mean that certain agreement between the Company and Seller dated as of the date hereof for the supply and distribution of specialty potash by the Seller and the Company, substantially in the form of agreement set forth in Section 1.1(k) of the Seller Disclosure Letters.

               "SPECIFIED MANAGER" shall have the meaning set forth in Section 7.2(f).

               "SPLIT TAX PERIOD" shall have the meaning set forth in Section 6.3(c).

               "STOCK PURCHASE" shall have the meaning set forth in Section 2.2.

               "STOCK RIGHTS AGREEMENT" shall mean the agreement dated as of the date hereof between the Company, Seller and Purchaser regarding certain matters pertaining to the interests of Seller and Purchaser in the Company, substantially in the form set forth in Section 1.1(n) of the Seller Disclosure Letter.

               "SUBSIDIARY" shall mean a Person (i) in which a designated Person owns directly or indirectly more than 50% of the voting equity or (ii) whose financial statements would be consolidated with the designated Person's financial statements in accordance with GAAP.

               "SUPPLY AGREEMENTS" shall mean the five agreements between Seller and one or more of the Acquired Companies, dated as of the date hereof for the supply of certain products by Seller or its Subsidiaries to one or more of the Acquired Companies following the Closing, substantially in the forms set forth in Section 1.1(o) of the Seller Disclosure Letter.

               "SURVIVING CORPORATION" shall have the meaning set forth in
Section 2.3.

               "SURVIVING CORPORATION COMMON STOCK" shall mean the shares of Common Stock of the Surviving Corporation outstanding immediately after the Merger.

               "SURVIVING CORPORATION NOTES" shall mean the notes of the Surviving Corporation issued upon the Merger in the form of Schedule 1.1(e) of the Seller Disclosure Letter with such amendments as may be reasonably requested by the lenders providing the Financing, which amendments shall not (i) adversely affect Seller in a disproportionate manner as compared to the exchange debentures issuable upon the exchange of the Surviving Corporation Preferred Stock (as if such exchange debentures had been issued at Closing), (ii) which amendments shall not reduce the principal amount of such notes and (iii) change the maturity date of such notes unless the Mandatory Redemption Date of the Surviving Corporation Preferred Stock is changed to the same date.

               "SURVIVING CORPORATION PREFERRED STOCK" shall mean the Series A redeemable exchangeable preferred stock, par value $0.01 per share, of the Company, having the terms set forth in Section 1.1(p) of the Seller Disclosure Letter to this Agreement, with such amendments as may be reasonably requested by the lenders providing the Financing, which amendments shall not adversely affect the Seller in a disproportionate manner as compared to other preferred stockholders of the Surviving Corporation.

               "TARGET NET WORKING CAPITAL" shall mean one hundred twenty nine million dollars ($129,000,000).

               "TAX" or "TAXES" shall mean all taxes, charges, duties, fees, levies, penalties or other assessments imposed by any United States Federal, state, provincial, local or foreign taxing authority, including, but not limited to income, alternative or add-on minimum, gross receipts, franchise, profits, excise, property, value added, sales, use, ad valorem, business license, transfer, stamp, recording, registration, occupation, premium, withholding, payroll, employment, custom duty, severance, windfall profit and other taxes, including estimated taxes related thereto and including any interest, penalties or additions attributable to the foregoing.

               "TAXABLE INCOME" shall mean, with respect to the Interim Period or the Offset Period, if any, the Interim Period EBITDA for such period minus
(i) the depreciation and amortization equal to $110,000 multiplied by the number of days in such Interim Period, minus (ii) the Interim Period Interest Adjustment Amount for such period.

               "TAX ATTRIBUTE" shall have the meaning set forth in Section 6.3(f)(i).

               "TAX ATTRIBUTE DEFICIENCY" shall have the meaning set forth in
Section 6.3(f).

               "TAX CLAIM" shall have the meaning set forth in Section 6.7(a).

               "TAX RATE" shall have the meaning set forth in Section 6.3(f)(B)(2).

               "TAX RETURN" shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

               "THIRD PARTY CONSENT" shall mean any approval, consent, amendment or waiver of a Person, other than an Acquired Company, that is required under any organizational or charter document of an Acquired Company or under any contract to which Seller, a member of the Seller Group or an Acquired Company is a party or by which any one of them or any of their properties or assets are bound, in order to consummate the transactions contemplated by this Agreement or by a Transaction Document, including waivers and consents by lenders and waivers and consents required under any contract containing restrictions on the transfer of assets or the change in control of an Acquired Company.

               "TITLE COMMITMENTS" shall mean a commitment for a 1999 ALTA Owner's Title Insurance Policy or other form of policy issued by Chicago Title Insurance Company for each parcel of Real Property, together with a copy of all documents referenced therein.

               "TITLE POLICIES" shall mean title insurance policies from Chicago Title Insurance Company (which may be in the form of a mark-up of the pro forma Title Commitments), insuring the appropriate Acquired Company's title to each parcel of Owned Real Property or the appropriate Acquired Company's legal, valid, binding and enforceable leasehold interest in each Leased Real Property (as the case may be), subject only to Permitted Liens, in such amount as Purchaser and Seller reasonably determine to be the value of the Real Property insured thereunder.

               "TRADEMARKS" shall mean all U.S. and non-U.S. trademarks, trade dress, service marks, brand names, certification marks, logos, all registrations and applications for registration thereof and any extensions and renewals thereof, and the goodwill of any portion of the business of the Acquired Companies symbolized thereby.

               "TRANSACTION" shall have the meaning set forth in Section 2.11.

               "TRANSACTION CLAIMS" shall have the meaning set forth in Section 8.3(d).

               "TRANSACTION DOCUMENTS" shall mean this Agreement, the Stock Rights Agreement, the Transition Services Agreement, the SOP Agreement, the Management Agreements, the Supply Agreements, the Rail Car Lease, the Letter Agreement and the Overland Park Transition Agreement.

               "TRANSACTION EXPENSES" shall mean all expenses paid by the Purchaser or their respective affiliates on their behalf in connection with the transactions contemplated by this Agreement, including, but not limited to, fees and expenses relating to legal counsel, accounting services, tax advice, special consultants (including, without limitation, mining experts and environmental consultants), fees relating to the Commitment Letters and the fee to be paid to an Affiliate of Purchaser upon Closing pursuant to the Management Consulting Agreement to be entered into by Apollo Management L.P. and the Company substantially in the form set forth in Section 1.1(q) of the Purchaser Disclosure Letter.

               "TRANSFERRED ACCOUNTS" shall have the meaning set forth in
Section 5.5(g).

               "TRANSITION SERVICES AGREEMENT" shall mean that certain agreement dated as of the date hereof between Seller and Inorganics for the provision of certain transitional services to the Acquired Companies substantially in the form set forth in Section 1.1(r) of the Seller Disclosure Letter.

               "U.K. ACQUIRED COMPANY" shall have the meaning set forth in
Section 3.17(ii).

               "U.K. LOANS" shall mean the loan owed by IMC Global (Europe) Limited to Seller and the loan owed by Salt Union Limited to Seller, including in each case any accrued but unpaid interest thereon.

               "U.K. PLAN" shall have the meaning set forth in Section 3.18(a).

               "U.K. TAX" shall mean any Tax imposed by any of the Inland Revenue, HM Customs & Excise and the Department of Social Security.

               "U.S. PLAN" shall have the meaning set forth in Section 3.18(a).

               "UNAUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.7(a).

               "UNITED SALT CONTRACT" shall mean the Contract dated December 30, 1970, by and between United Salt and Seller and the related Letter Agreement dated September 29, 1998.

               "WARN" shall have the meaning set forth in Section 3.19(a).

               "WTO INVESTOR" shall have the meaning ascribed to it under the ICA.

               Section 1.2 OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

               Section 1.3 OTHER DEFINITIONAL PROVISIONS.

               (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

               (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

               (c) The terms "dollars" and "$" shall mean United States dollars, unless otherwise indicated.

               (d) The term "control" shall mean, as applied to any Person, the possession directly or indirectly of the power to direct or cause the direction of the management of such Person through the ownership of voting securities or otherwise and the terms "controlling" and "controlled" have the correlative meanings.

               (e) Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" unless the context requires otherwise.

                                   ARTICLE II

             PRELIMINARY TRANSFERS, THE MERGER; CONVERSION OF SHARES

               Section 2.1  PRELIMINARY TRANSFERS.

               (a) EXCLUDED SUBSIDIARIES AND EXCLUDED ASSETS. At or prior to the Closing (and in any event prior to the Contribution), the interests of Inorganics and its Subsidiaries in the Excluded Subsidiaries and the Excluded Assets shall be transferred to Seller or one or more Affiliates thereof other than the Company, Inorganics, or their Subsidiaries (collectively, the "Preliminary Transfers") in the manner set forth in Section 2.1(a) of the Seller Disclosure Letter.

               (b) CONTRIBUTION. On the Closing Date and upon the terms and subject to the conditions of this Agreement (and in any event prior to the Effective Time), Seller shall contribute all of the issued and outstanding shares of Capital Stock of Inorganics to the Company and the Company shall issue to Seller pursuant to such contribution (i) a number of shares of Company Common Stock, equal to 56,629,600 and (ii) a number of shares of Company Preferred Stock equal to 73,704 (the "Contribution"). Pursuant to the Contribution, Seller shall have the right to receive from the Company and the Company shall have the obligation to pay to Seller (as provided in Section 2.9(d)) the Estimated Closing Date Company Contribution Adjustment, if any, and the Company shall have the right to receive from Seller and Seller shall have the obligation to pay to the Company (as provided in Section 2.9(d)) the Estimated Closing Date Seller Contribution Adjustment, if any, which obligation may be satisfied by an offset against, or addition to, as the case may be, the Cash Merger Consideration payable by the Company to the Seller on the Closing Date in accordance with
Section 2.1(c) hereof. Pursuant to the Contribution, and as provided in Section 2.10, Seller shall have the right to receive from the Company and the Company shall have the obligation to pay to Seller the Company Contribution Adjustment, if any, and the Company shall have the right to receive from Seller and Seller shall have the obligation to pay to the Company the Seller Contribution Adjustment, if any.

               (c) FINANCING. On the Closing Date (but in any event after the Effective Time and upon the terms and subject to the conditions of this Agreement and the definitive financing documents contemplated by the Commitment Letters), Purchaser shall cause Inorganics to obtain the proceeds of the financing contemplated by the Commitment Letters. Purchaser shall cause Inorganics to distribute to the Surviving Corporation an amount equal to the Cash Merger Consideration plus the Estimated Closing Date Company Contribution Adjustment, if any, or minus the Estimated Closing Date Seller Contribution Adjustment, if any, and Purchaser shall cause the Surviving Corporation to pay the Cash Merger Consideration minus the Estimated

Closing Date Seller Contribution Adjustment, if any, or plus the Estimated Closing Date Company Contribution Adjustment, if any, to Seller in accordance with the terms of this Agreement.

               Section 2.2 SALE AND PURCHASE. Upon the terms and subject to the conditions of this Agreement, simultaneously with the Effective Time, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller 5,600,000 shares of Company Common Stock minus a number of shares of Company Common Stock equal to the Management Rollover Common Share Number (the "Purchased Common Stock") and 59,000 shares of Company Preferred Stock minus a number of shares of Company Preferred Stock equal to the Management Rollover Preferred Share Number (the "Purchased Preferred Stock" and, together with the Purchased Common Stock, the "Purchased Company Stock"), free and clear of all Liens, in consideration for which, at the Effective Time, Purchaser shall pay to Seller an amount equal to the Purchase Consideration by making a wire transfer of immediately available funds in U.S. dollars to the account designated in writing by Seller at least two (2) business days prior to the Closing. The transactions contemplated by this Section 2.2 are herein referred to as the "Stock Purchase." Upon the terms and subject to the conditions of this Agreement, simultaneously with the Effective Time, the Company shall issue to the Employee Trust a number of shares of Company Common Stock equal to the Management Rollover Common Share Number (the "Employee Trust Common Stock") and a number of shares of Company Preferred Stock equal to the Management Rollover Preferred Share Number (the "Employee Trust Preferred Stock," which together with the Employee Trust Common Stock, the "Employee Trust Company Stock"), in consideration of, and to secure, the Company's obligations to issue Company Common Stock or Company Preferred Stock under the Senior Executive Plan after the Merger.

               Section 2.3 THE MERGER. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 2.4 hereof) Merger Sub shall be merged with and into the Company. Upon the Merger, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effect as provided herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all obligations, duties, debts and liabilities of the Company and Merger Sub shall be the obligations, duties, debts and liabilities of the Surviving Corporation.

               Section 2.4 EFFECTIVE TIME. Subject to the provisions of this Agreement, on the Closing Date (as defined in Section 2.5 below), Merger Sub and the Company will cause an appropriate certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") in such form and executed as provided in the DGCL. The Merger shall become effective on the date and at the time when the Certificate of Merger has been duly filed with the Secretary of State or, subject to the DGCL, such later time as is agreed upon by Seller, the Company and Merger Sub and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

               Section 2.5 CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated herein abandoned pursuant to
Section 9.1 and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the third Business Day after satisfaction or waiver (by the party entitled to waive the condition) of all of the conditions set forth in Article VII hereof (other than those conditions that by their nature are to be fulfilled only at the Closing, but subject to the fulfillment or waiver of all such conditions at the time of the Closing) (the "Closing Date"), at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, unless another date and/or place is agreed to in writing by the parties hereto.

               Section 2.6 CERTIFICATE OF INCORPORATION: BY-LAWS. Pursuant to the Merger, (i) the certificate of incorporation of the Surviving Corporation shall be amended and restated in the form of the certificate of incorporation of Merger Sub, as set forth in Section 2.6(a) of the Purchaser Disclosure Schedule, which shall be in effect immediately prior to the Merger, which shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein and by applicable law, and (ii) the by-laws of Merger Sub, set forth in Section 2.6(b) of the Purchaser Disclosure Schedule, shall be adopted as the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein and by applicable law.

               Section 2.7 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION AND CERTAIN SUBSIDIARIES.

               (a) Schedule 2.7 of the Purchaser Disclosure Letter sets forth the names of persons who shall serve as the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

               (b) The officers of the Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

               Section 2.8  CONVERSION OF CAPITAL STOCK

               (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of the Shares or holders of the Capital Stock of Merger Sub:

                       (i) Each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock to be cancelled in accordance with Section 2.8(a)(iii) and other than shares of Purchased Common Stock and Employee Trust Common Stock) (the "Non-Purchased Common Stock") shall be converted into:

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                                    (x) an amount in cash equal to (1) the Cash
                                    Merger Consideration, divided by (2) the number of such issued and outstanding shares of Non-Purchased Common Stock,

                                    (y) a number of fully paid and nonassessable shares of Surviving Corporation Common Stock equal to (1) 1,395,700 divided by (2) the number of such issued and outstanding shares of Non-Purchased Common Stock, and

                                    (z) a number of Surviving Corporation Notes
                                    (having an aggregate principal amount of eleven million three hundred forty thousand dollars ($11,340,000)) equal to (1) 11,340, divided by (2) the number of such issued and outstanding shares of Non-Purchased Common Stock.

          Each issued and outstanding share of Company Preferred Stock (excluding shares of the Purchased Preferred Stock, the Employee Trust Preferred Stock, and the Company Preferred Stock to be cancelled in accordance with Section 2.8(a)(iii)) shall be converted into:

                                    (x) an amount in cash equal to (1) the
                                    Management Rollover Preferred Amount,
                                    divided by (2) the number of such issued and outstanding shares of Company Preferred Stock (excluding shares of the Purchased Preferred Stock, the Employee Trust Preferred Stock and the Company Preferred Stock to be cancelled in accordance with
                                    Section 2.8(a)(iii)), and

                                    (y) a number of fully paid and nonassessable shares of Surviving Corporation Preferred Stock equal to (1) 14,704 divided by (2) the number of such issued and outstanding shares of Company Preferred Stock (excluding shares of the Purchased Preferred Stock, the Employee Trust Preferred Stock and the Company Preferred Stock to be cancelled in accordance with Section 2.8(a)(iii)).

          Each issued and outstanding share of Purchased Common Stock and Employee Trust Common Stock shall be converted into the right to receive one fully paid and nonassessable share of Surviving Corporation Common Stock. Each issued and outstanding share of Purchased Preferred Stock and Employee Trust Preferred Stock shall be converted into the right to receive one fully paid and nonassessable share of Surviving Corporation Preferred Stock. All of such consideration described in this Section 2.8(a)(i) is referred to herein as the "Merger Consideration." All such shares of Company Common Stock and Company Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate previously representing shares of Company Common Stock (a "Common Stock Certificate") or Company Preferred Stock (a "Preferred Stock Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration for each share of such Company Common Stock or Company Preferred Stock upon the surrender of such certificate in accordance with Section 2.9 following surrender of each share of Company Common Stock or Company Preferred Stock and in accordance with Section 2.9(c).

                       (ii) Each issued and outstanding share of Capital Stock of Merger Sub shall be converted into a right to receive a proportionate share of each asset held by Merger Sub at the Effective Time other than any commitments or agreements relating to, or proceeds of, the Financing and other than the rights of Merger Sub under this Agreement and transactions contemplated hereby.

                       (iii) All shares of Company Common Stock, Company Preferred Stock or other Capital Stock of the Company that are held by the Company as treasury stock shall be cancelled and retired and shall cease to exist and no Merger Consideration shall be delivered in exchange therefor and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto.

               Section 2.9 DISTRIBUTION OF MERGER CONSIDERATION; PAYMENT OF ESTIMATED CLOSING DATE CONTRIBUTION AMOUNT

               (a) At the Closing upon the Merger, the Surviving Corporation shall pay, or cause to be paid to Seller, pursuant to the Merger, the Cash Merger Consideration by making a wire transfer of immediately available funds in U.S. dollars to the account designated in writing by Seller at least two (2) business days prior to the Closing.

               (b) Upon the Merger, the Surviving Corporation shall (i) issue to Purchaser certificates representing the Surviving Corporation Common Stock and the Surviving Corporation Preferred Stock issued in the Merger upon conversion of the Purchased Company Stock, (ii) issue to the Employee Trust certificates representing the Surviving Corporation Common Stock and the Surviving Corporation Preferred Stock issued in the Merger upon conversion of the Employee Trust Common Stock and the Employee Trust Preferred Stock and, (iii) issue to Seller certificates representing the Surviving Corporation Common Stock, the Surviving Corporation Preferred Stock and the Surviving Corporation Notes issued in the Merger as part of the Merger Consideration; provided that the Surviving Corporation Notes and certificates representing Surviving Corporation Common Stock (other than the Surviving Corporation Common Stock and the Surviving Corporation Preferred Stock issued pursuant to clauses (i) and (ii) above and 357,000 shares of Surviving Corporation Common Stock which represents just over 5% of the total number of shares of Surviving Corporation Common Stock which shall be held by Seller (the "Seller Retained Common Stock")) and the Surviving Corporation Preferred Stock issued to Seller, each described in (iii) above, shall be immediately deposited with the Escrow Agent pursuant to the Escrow Agreement.

               (c) After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock and Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Stock Certificates and Preferred Stock Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the appropriate portions of the Merger Consideration, as provided in this Article II; provided that any certificates representing the Surviving Corporation Common Stock, the Surviving Corporation Preferred Stock (other than the Purchased Common Stock and the Seller Retained Common Stock), and Surviving Corporation Notes issued to Seller in exchange for the Common Stock Certificate and Preferred Stock Certificate, respectively, shall be immediately deposited with the Escrow Agent pursuant to the terms of the Escrow Agreement.

               (d) At the Closing, as applicable, either (1) the Company shall pay, or cause to be paid, to Seller, pursuant to the Contribution, the Estimated Closing Date Company Contribution Adjustment by increasing the amount of the Cash Merger Consideration by such amount or (2) Seller shall pay, or cause to be paid, to the Company, pursuant to the Contribution, the Estimated Closing Date Seller Contribution Adjustment by reducing the amount of the Cash Merger Consideration by such amount. At the Closing, the Seller shall also pay to the Company the amount of the Bridge Financing Fees by deducting such amount from the Cash Merger Consideration payable pursuant to clause (1) or (2) of the prior sentence.

               Section 2.10 CONTRIBUTION; ADJUSTMENT PROCEDURE.

               (a) CONTRIBUTION. At the Closing, subject to the terms and conditions hereof and pursuant to the Contribution, either, Seller shall be entitled to receive from the Company the amount of the Estimated Closing Date Contribution Adjustment (the "Estimated Closing Date Company Contribution Adjustment"), if such amount is positive, or the Company shall be entitled to receive from Seller the absolute value of the amount of the Estimated Closing Date Contribution Adjustment (the "Estimated Closing Date Seller Contribution Adjustment"), if such number is negative. The "Estimated Closing Date Contribution Adjustment" shall be equal to the sum (which sum may positive or negative) of (i) the sum of the Estimated Closing Net Working Capital Amount less the Target Net Working Capital Amount (which sum may be positive or negative), minus (ii) the amount of Estimated Closing Indebtedness, minus (iii) the amount of the Estimated Retention Bonuses, minus (iv) the amount of the Estimated Sales Bonuses, minus (v) to the extent that the funding level of the U.K. Plan (as determined by Salt Union Limited's actuary) is, at Closing, below 90% on a Minimum Funding Requirement basis pursuant to Section 56 of the Pensions Act 1995, the amount that is a good faith estimate of the amount that would be necessary to bring the funding level of the U.K. Plan to a 90% level as of the Closing (the "Estimated U.K. Funding Amount"); minus (vi) an amount equal to the Net Canadian Holdback Amount minus (vii) the Estimated Net Interim Period Adjustment Amount.

               (b) PRE-CLOSING MATTERS. At least five (5) Business Days prior to Closing, Seller shall deliver to Purchaser its good faith estimates of (A) the amount of Indebtedness outstanding as of the close of business on the date immediately prior to the Closing Date minus any such Indebtedness to be paid at any time prior to the Closing or that will be paid to Seller at the Closing plus any Indebtedness incurred on the Closing Date prior to the Merger that remains outstanding immediately after the Closing (the "Estimated Closing Indebtedness") which Estimated Closing Indebtedness shall include the estimated amount of the U.K. Loans and the Esterhazy Loan as of the Closing Date (which estimated amounts shall be separately set forth), (B) the Net Working Capital Amount at Closing (the "Estimated Closing Net Working Capital Amount"), (C) the amount of the Retention Bonuses to be transferred to the Senior Executive

Plan plus the amount of the Retention Bonuses that will not be rolled-over into the Senior Executive Plan (such sum being referred to as the "Estimated Retention Bonuses"), (D) the amount of the Sales Bonuses (the "Estimated Sales Bonuses"), (E) the Net Canadian Holdback Amount, (F) the Estimated U.K. Funding Amount, and (G) the amount of the Net Interim Period Adjustment Amount (the "Estimated Net Interim Period Adjustment Amount") (which estimates shall set forth, for the Interim Period and the Offset Period, if any, the estimates of the Interim Period EBITDA, the Interim Period Capital Expenditures, the Interim Period Interest Adjustment Amount, the Interim Period Taxes and the Interim Period Adjustment Amounts) together with a reasonably detailed computation of such estimates which shall be computed in accordance with GAAP and on a basis consistent with the preparation of the Company Financial Statements. The Seller will prepare in good faith and deliver to the Purchaser each of the estimated amounts set forth in clauses (A) - (G) above as soon as reasonably practicable following a request from the Purchaser and an indication of the anticipated Closing Date.

               (c) CONTRIBUTION ADJUSTMENT.

                       (i) CLOSING BALANCE SHEET. As soon as reasonably practicable following the Closing Date, and in any event within one hundred thirty days (130) days thereafter, the Company shall prepare and deliver to Seller (i) a consolidated balance sheet of the Included Subsidiaries as of the close of business on the date immediately prior to the Closing Date (the "Closing Balance Sheet"), (ii) a consolidated balance sheet of the Company as of the close of business on the date immediately prior to the Closing Date, (iii) a calculation of the "Closing Net Working Capital Amount", which shall equal the Net Working Capital Amount as reflected on the Closing Balance Sheet minus the Target Net Working Capital Amount (including the line item components thereof, together with reasonable back-up information providing the basis for such balance sheet and calculations), (iv) the amount of outstanding Indebtedness outstanding as of the close of business on the date immediately prior to the Closing Date minus any such Indebtedness to be paid at any time prior to the Closing or that will be paid by Seller at the Closing plus any Indebtedness incurred on the Closing Date that remains outstanding immediately after the Closing (the "Closing Indebtedness") which Closing Indebtedness shall include the actual amount of the U.K. Loans and the Esterhazy Loan immediately prior to the Closing, (including the components thereof, together with reasonable back up information); (v) a calculation of the amount of Retention Bonuses that would have been paid by the Acquired Companies to the Employees, in accordance with the terms of the Retention Bonuses had such Retention Bonuses not been "rolled over" into the Senior Executive Plan plus the amount of the Retention Bonuses that were not rolled-over into the Senior Executive Plan (such sum being referred to as the "Actual Retention Bonuses"), (vi) a statement of the actual amount of the sales bonuses set forth on
          Section 3.16(a)(iii) of the Seller Disclosure Letter that would have been paid to the Employees in accordance with the terms of such Sales Bonuses had such Sales Bonuses not been "rolled over" into the Senior Executive Plan or that were payable (and not paid by Seller prior to Closing) (the "Actual Sales Bonuses"), (vii) a calculation of the funding level of the U.K. Plan, at Closing, and the Actual U.K. Funding Amount as prepared by the Salt Union Limited's actuary in the U.K. consistent with its prior practice and (viii) a calculation of the Net Interim Period Adjustment Amount (which calculation shall set forth, for the Interim Period and the Offset Period, if any, a calculation of the Interim

          Period EBITDA generated, a calculation of the Interim Period Capital Expenditures actually spent during the Interim Period, a calculation of the Interim Period Interest Adjustment Amount, a calculation of the Interim Period Taxes and a calculation of the Interim Period Adjustment Amounts). The Closing Balance Sheet, the Interim Period EBITDA, and the Interim Period Capital Expenditures shall be prepared in accordance with GAAP and on a basis consistent with the preparation of the Company Financial Statements (except as specified in the definition of Interim Period EBITDA). In order for Seller to review the Closing Balance Sheet and calculate the Closing Net Working Capital Amount, the Closing Indebtedness, the Net Interim Period Adjustment Amount (and the elements of such calculation) and to review the calculation of the Actual Retention Bonuses, the Actual Sales Bonuses and the Actual U.K. Funding Amount, the Company will provide to Seller and Seller's accountants prompt and full access to the personnel, accountants and books and records of the Acquired Companies (and shall provide copies of the applicable portions of such books and records as may be reasonably requested), to the extent reasonably related to the preparation of the Closing Balance Sheet and the calculation of the Closing Net Working Capital Amount, the Closing Indebtedness, the Actual Retention Bonuses, the Actual Sales Bonuses and the Actual U.K. Funding Amount, and the Net Interim Period Adjustment Amount (and the elements of such calculation).

                       (ii) DISPUTES. If Seller disagrees with the calculation of the Closing Net Working Capital Amount, the Closing Indebtedness, the Actual Retention Bonuses, the Actual Sales Bonuses, the Actual U.K. Funding Amount, the Interim Period EBITDA, or the Net Interim Period Adjustment Amount or any element relevant to any such calculations, it shall notify the Company of such disagreement in writing within thirty (30) days after its receipt of the Closing Balance Sheet, which notice shall set forth in detail the particulars of such disagreement. In the event that Seller does not provide such a notice of disagreement within such thirty (30) day period, Seller shall be deemed to have accepted the Closing Balance Sheet and the calculation of the Closing Net Working Capital Amount, the Closing Indebtedness, the Actual Retention Bonuses, the Actual Sales Bonuses, the Actual U.K. Funding Amount, and the Net Interim Period Adjustment Amount (and each element of such calculation), respectively delivered by the Company, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided by Seller, the Company and Seller shall use their reasonable best efforts for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of the Closing Net Working Capital Amount, the Closing Indebtedness, the Actual Retention Bonuses, the Actual Sales Bonuses, the Actual U.K. Funding Amount or the Net Interim Period Adjustment Amount (or any element thereof). If, at the end of such period, they are unable to resolve such disagreements, then, upon the written request of either party, Arthur Andersen LLP (or if such firm does not accept such engagement Deloitte & Touche LLP, or if such firm does not accept the engagement KPMG International) (the "Auditor") shall resolve any remaining disagreements. The Auditor shall determine as promptly as practicable (but in any event within forty-five (45) days) following the date on which such dispute is referred to the Auditor, based solely on written submissions forwarded by the Company and Seller to the Auditor within ten (10) days following the Auditor's selection, whether the Closing Balance Sheet was prepared in accordance with the standards set forth in this
          Section 2.10(c) with respect to any items identified as disputed in the notice of disagreement and not previously resolved by the parties, and if not, whether and to what extent (if any) the Closing Net Working Capital Amount, the Closing Indebtedness, the Actual Retention Bonuses, the Actual Sales Bonuses, the Actual U.K. Funding Amount or the Net Interim Period Adjustment Amount (or any element thereof) requires adjustment. The parties shall share equally the fees and expenses of the Auditor. The determination of the Auditor shall be final, conclusive and binding on the parties. The Auditor's determination of the amounts of the Closing Net Working Capital Amount, the Closing Indebtedness, the Actual Retention Bonuses, the Actual Sales Bonuses, the Actual U.K. Funding Amount or the Net Interim Period Adjustment Amount (and each element thereof) shall then be deemed to be the Closing Net Working Capital Amount, the Closing Indebtedness, the Actual Retention Bonuses, the Actual Sales Bonuses, the Actual U.K. Funding Amount, the Net Interim Period Adjustment Amount (and each element thereof), respectively, for purposes of
          Section 2.10(c)(iii) of this Agreement. The date on which such items are accepted or finally determined in accordance with this Section
          2.10 is referred as to the "Determination Date."

                       (iii) CONTRIBUTION ADJUSTMENT. If the amount of the sum of the Closing Net Working Capital Amount minus the Closing Indebtedness minus the Actual Retention Bonuses minus Actual Sales Bonuses minus the Actual U.K. Funding Amount, minus the Net Interim Period Adjustment Amount, if any is (x) less than the sum of the Estimated Closing Net Working Capital Amount minus Estimated Closing Indebtedness minus the Estimated Retention Bonuses minus the Estimated Sales Bonuses minus the Estimated U.K. Funding Amount, minus the Estimated Net Interim Period Adjustment Amount, if any, then Seller shall pay to the Company an amount equal to such shortfall (the "Seller Contribution Adjustment") or (y) greater than the sum of the Estimated Closing Net Working Capital Amount minus Estimated Indebtedness minus the Estimated Retention Bonuses minus Estimated Sales Bonuses minus the Estimated U.K. Funding Amount, minus the Estimated Net Interim Period Adjustment Amount, if any, then the Company shall pay to Seller an amount equal to such excess (the "Company Contribution Adjustment").

                       (iv) ADJUSTMENT AMOUNTS. The Seller Contribution Adjustment and the Company Contribution Adjustment, if any, shall be calculated as an adjustment on the Determination Date to the amounts contributed to the Company by the Seller and the amounts received by Seller from the Company pursuant to the Contribution. The Seller Contribution Adjustment and the Company Contribution Adjustment, if any, shall bear simple interest at a rate of 12% per annum measured from the Closing Date to the date of such payment. Amounts owing by Seller, if any, pursuant to this Section 2.10 shall be paid by Seller by delivery of immediately available funds to an account designated by the Company within ten (10) Business Days after the Determination Date. Amounts owing by the Company, if any, pursuant to this Section
          2.10 shall be paid by the Company by delivery of immediately available funds to an account designated by Seller within ten (10) Business Days after the Determination Date.

               Section 2.11 BINDING COMMITMENT. Consummation of each of the Contribution, the Stock Purchase, and the Merger (each a "Transaction") shall be pursuant to a commitment and obligation of each of the Company, Seller, Merger Sub, and Purchaser to consummate, or cause to be consummated, each of the other Transactions if any of them occur, the occurrence of which are subject to the terms and conditions hereof. The consummation of each Transaction shall be a condition to the consummation of each of the other Transactions (whether precedent, subsequent, or concomitant).

               Section 2.12 CANADIAN HOLDBACK. At the Closing, if the Net Canadian Holdback Amount is positive, then the Company shall be entitled to retain the Net Canadian Holdback Amount as provided in Section 2.10 and shall release such amount to Seller upon reasonable evidence that (i) all Taxes other than withholding Taxes (imposed pursuant to the Income Tax Act (Canada) or any corresponding provision of applicable provincial legislation) that were due and payable by Sifto Canada Inc. on or prior to the Closing Date with respect to any receivable (or the settlement of any receivable) owed by IMC Salt Inc. to Sifto Canada Inc. in respect of any period (or portion thereof) ended on or prior to the Closing Date have been paid in full, and (ii) all withholding Taxes (imposed pursuant to the Income Tax Act (Canada) or any corresponding provision of applicable provincial legislation) required to be withheld in connection with the settlement on or prior to the Closing of any receivable owed by IMC Salt Inc. to Sifto Canada Inc., regardless of whether such withholding Tax is required to be remitted to the relevant taxing authority on or prior to the Closing Date, shall have been fully paid or fully withheld (to the extent the amount is withheld in cash by an Acquired Company and in the cash accounts of such Acquired Company immediately after Closing), as the case may be; or in lieu of payment to Seller and only upon a request by Seller, the Company shall pay all or any portion of the Net Canadian Holdback Amount to the relevant taxing authority in the manner directed by Seller in connection with any payment in full of such Taxes.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

               Seller hereby represents and warrants to Purchaser as follows:

               Section 3.1 ORGANIZATION OF SELLER AND THE COMPANY; AUTHORITY. Each of Seller and the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Seller and the Company has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Each of Seller and the Company previously has supplied Purchaser with or made available to Purchaser true and complete copies of its articles of incorporation and by-laws.

               Section 3.2  ORGANIZATION OF ACQUIRED COMPANIES; AUTHORITY.
Section 3.2 of the Seller Disclosure Letter contains a complete and accurate list of each of the Acquired Companies, its jurisdiction of incorporation or organization and the jurisdictions in which it is qualified to do business. Each Acquired Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the requisite corporate or other organizational power and authority to own, operate or lease its properties and assets and to conduct its business as currently conducted except where the failure to be so organized, existing or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. Each Acquired Company is qualified to do business as a foreign organization under the laws of each state or other jurisdiction in which either the ownership or use of the properties or assets owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect. Seller has previously provided or made available to Purchaser true and complete copies of the certificate of incorporation and by-laws (or similar organizational documents) of each of the Acquired Companies.

               Section 3.3  AUTHORIZATION; BINDING EFFECT.

               (a) The execution and delivery by each of Seller and the Company of this Agreement and the other Transaction Documents to which it is a party and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of each of Seller and the Company. No other corporate proceedings on the part of Seller or the Company are required in connection with the execution, delivery and performance by either of such parties of the Transaction Documents to which it is a party or the consummation by either of such parties of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Seller and the Company and, assuming due authorization, execution and delivery hereof by Purchaser, this Agreement constitutes a binding obligation of each of Seller and the Company enforceable against each of Seller and the Company in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (b) Each Included Subsidiary and each member of the Seller Group that is a party to a Transaction Document has all requisite corporate or other organizational power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby and perform its obligations thereunder. No other corporate proceedings on the part of any Included Subsidiary or member of the Seller Group that is a party to a Transaction Document are necessary to approve and authorize the execution and delivery of the Transaction Documents to which such Included Subsidiary or member of the Seller Group is a party and the consummation of the transactions contemplated thereby. The Transaction Documents to which any Acquired Company or member of the Seller Group is a party will have been duly executed and delivered at the Closing by the Acquired Company or member of the Seller Group that is a party thereto and will constitute the valid and binding agreements of such Acquired Company or member of the Seller Group, enforceable in accordance with their respective terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               Section 3.4  CAPITALIZATION; TITLE TO SHARES.

               (a) As of the date hereof, the authorized Capital Stock of the Company consists of 100 shares of the Company Common Stock, par value $1.00 per share of which 100 shares are issued and outstanding. Immediately prior to the Contribution, the authorized Capital Stock of the Company shall consist of 56,629,700 shares of Company Common Stock, par value $1.00 per share, of which 100 shares will be issued and outstanding and 73,704 shares of Company Preferred Stock, par value $0.01 per share, of which zero shares will be issued and outstanding. All of the issued and outstanding shares of Capital Stock of the Company are owned by Seller, free and clear of all Liens, except for restrictions on transfer under applicable securities laws and have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in Section 3.4 of the Seller Disclosure Letter, there are no outstanding options, warrants, rights to subscribe, preemptive rights, rights of first refusal, convertible or exchangeable securities or similar rights (other than this Agreement) pursuant to which the Company is obligated to issue or sell or any third party is entitled to purchase or otherwise acquire any Capital Stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

               (b) Section 3.4 of the Seller Disclosure Letter sets forth the authorized and issued and outstanding Capital Stock of each Included Subsidiary, the holders thereof and the number of shares, interests, participations, rights or equivalents owned by each holder. Except as set forth on Section 3.4 of the Seller Disclosure Letter, all issued and outstanding Capital Stock of each Included Subsidiary is owned by the Company or an Included Subsidiary free and clear of any and all Liens, except for restrictions on transfer under applicable securities laws, and, if such Included Subsidiary is a corporation, have been validly issued and are fully paid and nonassessable. Except as set forth in
Section 3.4 of the Seller Disclosure Letter, there are no outstanding options, warrants, rights to subscribe, preemptive rights, rights of first refusal, convertible or exchangeable securities or similar rights pursuant to which any Included Subsidiary is obligated to issue or sell or any third party is entitled to purchase or otherwise acquire any Capital Stock of any Included Subsidiary. Except as set forth on Section 3.4 of the Seller Disclosure Letter, neither the Company nor any Included Subsidiary has, directly or indirectly, any material interest in any other corporation, joint venture, partnership, limited liability company or other entity or rights to acquire any such interest.

               Section 3.5  NON-CONTRAVENTION. Except as set forth in Section
3.5 of the Seller Disclosure Letter, the execution and delivery of this Agreement and the other Transaction Documents to which Seller or any Acquired Company is a party, and the performance by Seller or any Acquired Company of its obligations hereunder or thereunder, do not (i) violate any provision of the articles of incorporation, by-laws or similar organizational documents of Seller or any Acquired Company, (ii) result in the breach or violation of, give rise to any right of termination, acceleration of any obligation or amendment under, require any notice under, result in the loss of material benefit under, result in the creation of a Lien on the Shares or Capital Stock of the Included Subsidiaries or, the assets of any Acquired Company or constitute a default under (in each case, with or without the giving of notice or the lapse of time or both) any mortgage, deed of trust, or other arrangement or instrument for borrowed money, contract, lease,

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license, instrument or Permit to which Seller or any Acquired Company is a party or to which their assets are subject, or (iii) assuming that all consents and approvals referred to in Section 3.6 have been obtained, violate any Law or Order; except, as to clauses (ii) and (iii), for such breaches, violations, rights or Liens which would not, individually or in the aggregate, reasonably be expected to (x) result in a Company Material Adverse Effect or (y) prevent or materially delay the consummation of the transactions contemplated hereby.

               Section 3.6  CONSENTS AND APPROVALS.

               (a) Other than (i) filings under the HSR Act, (ii) filings under the Competition Act (Canada), (iii) filings under the ICA and (iv) as set forth in Section 3.6 of the Seller Disclosure Letter, the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, by Seller or any Acquired Company do not require any authorization, consent, waiver, approval, exemption, Permit or order of or other action by, or notice or declaration to, or filing with, any Governmental Authority, under any Law applicable to Seller, the Acquired Company or any of their respective assets, except where such violation or the failure to obtain such consent, approval, exemption, Permit or order or to make such notice or declaration or filing would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect.

               (b) Section 3.6(b) of the Seller Disclosure Letter sets forth each Third Party Consent, except for those which would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

               Section 3.7  FINANCIAL INFORMATION.

               (a) Seller has previously delivered to Purchaser (i) the audited consolidated balance sheet of the Included Subsidiaries as of December 31, 1999 and December 31, 2000, and the audited consolidated statements of operations, stockholders' equity and cash flow of the Included Subsidiaries, for the nine months ended December 31, 1998 and the years ended December 31, 1999 and December 31, 2000 including the notes thereto (the "Audited Financial Statements") and (ii) the unaudited condensed consolidated balance sheets of the Included Subsidiaries as of March 31, 2000, June 30, 2000, September 30, 2000, March 31, 2001 and June 30, 2001, and the unaudited condensed consolidated statements of operations and cash flows of the Included Subsidiaries for each of the three month periods ended March 31, 2000, June 30, 2000, September 30, 2000, March 31, 2001 and June 30, 2001 (collectively the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Company Financial Statements"). Except as set forth on Section 3.7 of the Seller Disclosure Letter, the Company Financial Statements have been prepared from the books and records of the Seller Group and the Included Subsidiaries and fairly present in all material respects in accordance with GAAP the consolidated financial position of and consolidated results of operations of the Included Subsidiaries, and the financial impact of the related party transactions included in the Audited Financial Statements, as of the times and for the periods referred to therein, subject in the case of unaudited interim financial statements to changes resulting from normal year-end adjustments and the absence of footnote disclosure.

               (b) Section 3.7 of the Seller Disclosure Letter sets forth all intercompany payables and receivables by and between the Acquired Companies on one hand and the Seller Group on the other hand as of June 30, 2001.

               Section 3.8 ABSENCE OF UNDISCLOSED LIABILITIES. No Acquired Company has any liabilities that are in excess of $100,000 individually or $500,000 in the aggregate for all Acquired Companies (whether accrued or contingent) required by GAAP to be reflected on the consolidated financial statements of the Acquired Companies or reflected in the footnotes thereto, except (i) liabilities reflected on the Company Financial Statements, including the notes thereto, (ii) liabilities which have arisen since June 30, 2001 in the Ordinary Course of Business or in accordance with the terms and conditions of this Agreement, and (iii) liabilities disclosed in the Seller Disclosure Letter.

               Section 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as expressly contemplated by this Agreement or as set forth in Section 3.9 of the Seller Disclosure Letter, since June 30, 2001 until the date hereof, the business of the Acquired Companies has been conducted in all material respects in the Ordinary Course of Business or in response to matters which are actively being contested in good faith by appropriate proceedings and the Acquired Companies, individually or collectively, have not:

               (a) suffered any change that has been or would reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect or suffered any material theft, damage, destruction or casualty loss to its assets not covered by insurance;

               (b) redeemed or repurchased, directly or indirectly, any shares of Capital Stock or rights to acquire shares of Capital Stock or declared, set aside or paid any dividends or made any other distributions (other than cash dividends or distributions) with respect to any shares of Capital Stock;

               (c) issued any Capital Stock, any securities convertible, exchangeable or exercisable into shares of Capital Stock, or warrants, options or other rights to acquire shares of Capital Stock of any Acquired Company;

               (d) incurred Indebtedness to third parties in excess of $100,000 individually or $500,000 in the aggregate, other than negative cash balances and unpaid checks or drafts, which occurred or are in existence in the Ordinary Course of Business;

               (e) subjected any material property or asset to any Lien (other than Permitted Liens);

               (f) sold, leased, assigned or transferred a material portion of its tangible assets, other than sales of inventory, raw materials, obsolete equipment, "trade-in" sales for equipment or vehicle upgrades or similar sales of immaterial assets, in each case in the Ordinary Course of Business, or canceled without fair consideration any material debts or claims owing to or held by it;

               (g) sold, assigned, licensed or transferred any material Intellectual Property owned by any Acquired Company;

               (h) waived any rights of material value, whether or not in the Ordinary Course of Business;

               (i) made or granted any bonus or any prospective wage, salary or compensation increase to any director, officer, employee or sales representative (excluding (i) increased compensation based solely on levels of sales, (ii) increases made in accordance with the Acquired Companies' collective bargaining agreements, but not excluding changes in commission rates that result in any such person receiving a compensation increase and (iii) any increases made in the Ordinary Course of Business since October 1, 2001);

               (j) made or granted any material increase in benefits under any employee benefit plan or arrangement, or materially amended (except as required by law to retain registered or qualified status) or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement;

               (k) made a material change in its accounting methods;

               (l) made any loans or advances to, or any guarantees for the benefit of, any Affiliates that will be outstanding following the Closing other than in respect of advances to employees in the Ordinary Course of Business and other than loans or advances provided by an Acquired Company to another Acquired Company;

               (m) changed or authorized any change in its certificate of incorporation or by-laws;

               (n) incurred expenditures that in the aggregate are materially less than the amounts contemplated by the Capital Expenditure Budget or that materially deviate from the allocation amongst the categories of items contemplated in such Capital Expenditure Budget;

               (o) amended or modified any non-compete with any employee of the Acquired Companies; or

               (p) committed or agreed to any of the foregoing.

               Section 3.10  TITLE TO PROPERTIES; SUFFICIENCY OF ASSETS.

               (a) Section 3.10 of the Seller Disclosure Letter sets forth the address or other description of each material parcel of Owned Real Property. With respect to each material parcel of Owned Real Property: (i) the Acquired Companies have good and marketable title, free and clear of all Liens other than Permitted Liens; (ii) except as set forth in Section 3.10 of the Seller Disclosure Letter, or in the Title Commitments or in the Foreign Title Assurances delivered to the Purchaser or its representatives as of the date hereof (even if only in draft form, which drafts are listed on Section 3.10(a) of the Seller Disclosure Letter), the Acquired Companies have not leased or otherwise granted to any Person the right to use or occupy all of such Owned Real Property or any material portion thereof; and (iii) except as set forth in
Section 3.10 of the Seller Disclosure Letter, or in the Title Commitments or in the Foreign Title Assurances delivered to the Purchaser or its representatives as of the date hereof (even if only in draft form, which drafts are listed on Section 3.10(a) of the Seller Disclosure Letter), there are no outstanding options, rights of first offer, rights of reverter or rights of first refusal of third parties to purchase such Owned Real Property.

               (b) Section 3.10 of the Seller Disclosure Letter sets forth the address or other description of each material parcel of Leased Real Property. Seller has delivered or made available to Purchaser a true and complete copy of the lease documents for each of such material parcel of Leased Real Property. Except as set forth in Exhibit A of Section 3.10 of the Seller Disclosure Letter, in the Title Commitments or in the Foreign Title Assurances, with respect to each of the aforementioned Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the other party to such Lease is not an Affiliate of any of the Acquired Companies; (iii) the Acquired Companies enjoy peaceful and undisturbed possession of all material Leased Real Property and no material landlord-tenant dispute exists with respect to any material Leased Real Property; (iv) the Acquired Companies have not subleased or otherwise granted any Person the right to use or occupy such Leased Real Property; (v) the Acquired Companies have not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (vi) there are no Liens on the estate or interest created by such Lease except for Permitted Liens.

               (c) Except as set forth on Section 3.10(c)(I) of the Seller Disclosure Schedule, to Seller's Knowledge, as of the date hereof (i) all material buildings, structures, fixtures, building systems and equipment included in the material Real Property (the "Improvements") are in reasonably good condition and repair for their intended purposes in all material respects, subject to reasonable wear and tear; (ii) to the extent necessary for the operation of the Acquired Companies' business as currently conducted thereon, all utility services or systems for the Real Property have been installed and are operational and sufficient in all material respects for the services conducted at such property and (iii) the Acquired Companies have rights of egress and access to the material Real Property necessary for the conduct of the business thereon.

               (d) Except as set forth on Section 3.10(d) of the Seller Disclosure Letter, the Acquired Companies own or hold a valid leasehold interest in, free and clear of all Liens except Permitted Liens, all of the personal property shown on the Latest Balance Sheet, other than personal property disposed of in the Ordinary Course of Business since the date thereof. Except as set forth on Section 3.10(d) of the Seller Disclosure Letter, the assets (including contract rights) and properties (whether real or personal, tangible or intangible) owned or leased by the Acquired Companies and the Additional Acquired Assets (when taken together with the services, supplies and rights to be provided under the Transaction Documents or available to the Acquired Companies under contracts with third parties on financial terms not substantially different from what is currently enjoyed) constitute all of the assets, properties and services necessary to operate the business of the Acquired Companies in all material respects as it is currently conducted and as such business is reflected in the Company Financial Statements for the year ended December 31, 2000 and the six months ended June 30, 2001.

               Section 3.11  MINES.

               (a) The Acquired Companies are not obligated, by virtue of any prepayment under any contract providing for the sale by the Acquired Companies of Salt, SOP or other minerals sold by the Acquired Companies as of the Closing which contains a "take or pay" clause or under any similar arrangement, to deliver Salt, SOP or such other minerals at some future time without then or thereafter receiving full payment therefor; and

               (b) Assuming the existence of Salt and, with respect to GSL only, Other Minerals as reflected in studies obtained by Seller and heretofore provided to Purchaser and assuming the existence of reasonable mining conditions (i.e., the lack of geological or physical conditions which would prohibit or inhibit the mining process from continuing in a continuous manner), subject to Permitted Liens there are no deficiencies in title to the Salt or to the interest that gives rise to the right of the applicable Acquired Company to mine the Salt and, with respect to GSL only, Other Minerals with respect to that part of the Real Property upon or in which mining operations are conducted that would, other than pursuant to the terms of the Leases for such Mines and the expiration of mining rights in the Permits for such Mines in accordance with their terms, prevent Purchaser from continuing to mine the Mines as such mining is currently conducted. Based upon (i) the geological characteristics of the salt deposits that provide the Acquired Companies' raw materials, (ii) the production rates of Salt for each Mine currently in operation as of the date hereof and (iii) the Acquired Companies' forecasts for production requirements of Salt as of the date hereof, and subject to the Acquired Companies' rights under applicable Permits and contracts, the Acquired Companies' current reserves of Salt would provide sufficient sources of readily recoverable Salt until at least the twentieth anniversary of the date of this Agreement at each such mine. Based upon (i) the Acquired Companies' access to brines from the Great Salt Lake which contain potassium salts, (ii) the production rates of SOP as of the date hereof and (iii) the Acquired Companies' forecasts for production requirements of SOP as of the date hereof, and subject to the Acquired Companies' rights under applicable Permits and contracts, the Acquired Companies' access to potassium rich brines of the Great Salt Lake would provide sufficient reserves of SOP until the twentieth anniversary of the date of this Agreement.

               (c) Each Acquired Company which conducts mining activities at a Mine (i) possesses all material certificates, authorities, permits or licenses issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry out mining and extraction activities as currently carried out at the Mines, (ii) is in compliance in all material respects with such certificates, authorities, permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to its operation, including, without limitation, all laws, regulations and statutes relating to mining claims, concessions or leases, and mining, and (iii) none of such Acquired Companies has received any notice of proceedings relating to the revocation or modification of any such material certificates, authorities, permits or licenses which, individually or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially and adversely affect the operations currently carried out at the Mines or has received notice of the revocation or cancellation of, or any intention to revoke or cancel, any of the Leases relating to the Mines.

               (d) There has been no act or omission by the Acquired Companies which could result by notice or lapse of time, or by both notice and lapse of time, in the breach, termination, abandonment, forfeiture, relinquishment or other premature termination of the Leases relating to the Mines nor has there been any material breach of the provisions or terms and conditions of such Leases.

               (e) There are no property payments, royalties, fees or monies payable or required to be paid to any person, other than (i) as reflected or referred to in the Companies Financial Statements (including the notes thereto) and (ii) amounts payable that have arisen since June 30, 2001 in the Ordinary Course of Business, with regard to the Mines and there are no outstanding agreements relating to or options to acquire any part of or all of any of the Mines, in each case except as set forth in Section 3.10 of the Seller Disclosure Letter, in the Title Commitments Title Policies or in the Foreign Title Assurances delivered to the Purchaser or its representatives as of the date hereof (even if only in draft form, which drafts are listed in Section 3.10(a) of the Seller Disclosure Letter).

               Section 3.12 INTELLECTUAL PROPERTY. Section 3.12(a) of the Seller Disclosure Letter lists the following Business Intellectual Property owned by any Acquired Company, all: (i) Patents; (ii) Trademarks (including Internet domain name registrations) and material unregistered Trademarks, and
(iii) material Copyright registrations and material unregistered copyrights.
Section 3.12 of the Seller Disclosure Letter also lists (i) all material computer programs which are owned, licensed, leased or otherwise used by any Acquired Company; and (ii) all material agreements granting or obtaining any right to use or practice any rights under any Intellectual Property to which Seller is a party or is otherwise bound or receives rights, as licensee, licensor or otherwise thereunder. Except as disclosed on Section 3.12(b) of the Seller Disclosure Letter, and as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect: (i) the Acquired Companies own or have licenses or other rights to use all Business Intellectual Property, (ii) no claims, or, to Seller's Knowledge, threat of claims, have been asserted against any Acquired Company by any Person related to the use of any Business Intellectual Property in the conduct of the businesses of the Acquired Companies or challenging or questioning the validity or effectiveness of any license or agreement relating to Business Intellectual Property, (iii) to the Seller's Knowledge, the conduct of the businesses of the Acquired Companies as presently conducted does not infringe on the Intellectual Property rights of any Person, (iv) to Seller's Knowledge, no third party is infringing, misappropriating or otherwise violating any Business Intellectual Property owned by the Acquired Companies and (v) all material patents, trademarks and copyrights included in the Business Intellectual Property that are owned by the Acquired Companies have been duly maintained and have not been canceled, expired or abandoned (except for patents and copyrights expiring at the end of their natural term).

               Section 3.13  LITIGATION; PROCEEDINGS.

               (a) Except as set forth in Section 3.13 of the Seller Disclosure Letter, as of the date hereof there are no actions, suits or proceedings (collectively, "Actions") pending or, to Seller's Knowledge, threatened against any Acquired Company before any Governmental Authority or arbitrator, except Actions which individually would result in Losses (excluding attorneys fees and expenses and diminutions in value) of less than $250,000. Except as set forth in
Section 3.13 of the Seller Disclosure Letter, and except as would not reasonably be expected to result in a Company Material Adverse Effect, no Acquired Company is subject to any material outstanding Order issued by any Governmental Authority or any arbitrator. As of the date, hereof, there are no Actions pending or, to Seller's Knowledge, threatened against Seller or the Acquired Companies, by or before any Governmental Authority which challenge the validity of this Agreement or the transactions contemplated hereby.

               (b) The parties agree that the representations and warranties set forth in this Section 3.13 do not apply to compliance with or liabilities under Environmental Laws.

               Section 3.14  COMPLIANCE WITH LAWS.

               (a) Except as set forth in Section 3.14(a) of the Seller Disclosure Letter, the Acquired Companies to Seller's Knowledge since April 1, 1998 have complied in all material respects with all applicable Laws and Orders.

               (b) Section 3.14(b)(i) of the Seller Disclosure Letter lists all material Permits, necessary for the ownership and conduct of the business as it is currently conducted. Except as set forth in Section 3.14(b)(ii) of the Seller Disclosure Letter, such Permits are in full force and effect, except where the failure to hold any such Permit in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Except as set forth in Section 3.14(b)(iii) of the Seller Disclosure Letter, none of the Acquired Companies have received notice from any competent authority of revocation of or default under any material Permits or of any material non-compliance therewith.

               (c) Without limiting Section 3.14(a), neither an Acquired Company nor any director, officer, authorized agent or employee of an Acquired Company has engaged in any activities which violate any Law or Order of any Governmental Authority pertaining to price fixing or collusive practices or similar activities that would violate any anti-trust Law and to the Knowledge of Seller, no investigation by any Governmental Authority with respect to any such violations is pending or threatened with respect to any Acquired Company, except as would not have a Company Material Adverse Effect. No Acquired Company has made any, or has entered into any understanding, agreement or arrangement, written or oral under or pursuant to which, bribes, kickbacks, illegal rebates, payoffs or other forms of illegal payments have been or will be made, provided or suffered and each Acquired Company has since April 1, 1998 been in compliance with the Foreign Corrupt Practices Act of 1977, as amended and the Corruption of Foreign Public Officials Act (Canada, except as would not have a Company Material Adverse Effect.

               (d) Each of the Acquired Companies conducts and has conducted its business fully in accordance with the requirements of all laws rules or regulations of the United Kingdom or any country in the European Union dealing with state aid, public procurement, or anti-dumping, and the requirements of any special regulatory regime to which an Acquired Company may be subject in any area of its activities ("European Competition Laws") applicable to its business activities and has not infringed such requirements nor been investigated for any alleged non-compliance or infringement nor been investigated for any alleged non-compliance or infringement nor given any undertakings in connection with any such matters, except as would not have a Company Material Adverse Effect. None of the Acquired Companies is subject to any prohibition, order, condition, undertaking, assurance or similar measure or obligation imposed by or under any European Competition Laws, except as would not have a Company Material Adverse Effect.

               (e) The parties agree that the representations and warranties set forth in this Section 3.14 do not apply to compliance with or liabilities under Environmental Laws.

               Section 3.15  ENVIRONMENTAL MATTERS.

               (a) Except as disclosed in Section 3.15 of the Seller Disclosure
Letter:

                       (i) Each Acquired Company has complied in all material respects with and is currently in compliance in all material respects with all applicable Environmental Laws. Neither Seller nor any Acquired Company has received any oral or written notice from any Governmental Authority which has not been complied with regarding any material liabilities or any material investigatory or remedial obligations arising under applicable Environmental Laws and relating to any Acquired Company or any of their respective properties, facilities or operations. No Acquired Company is subject to any outstanding obligation, including any obligation to pay monies owed or to complete remedial or corrective actions, pursuant to the terms of any agreement, settlement, Order, or judgment relating to any matter arising out of or pertaining to Environmental Law except, in each case, as would not reasonably be expected to result in a Company Material Adverse Effect.

                       (ii) Each of the Acquired Companies conducts and has conducted its business materially in accordance with all laws and regulations pertaining to the protection of the safety and health of employees ("Health and Safety Laws").

                       (iii) To the knowledge of the Seller, there are no scheduled changes in Environmental Laws or scheduled changes in a Permit that may prevent continued material compliance with Environmental Laws, Permits or Health and Safety Laws, or that may require any material change in operations by any Acquired Company or that may give rise to any liability or other obligation under any Environmental Laws, Permits or Health and Safety Laws except, in each case, as would not reasonably be expected to result in a Company Material Adverse Effect.

                       (iv) Each Acquired Company has obtained and complied in all material respects with, and is currently in compliance in all material respects with, all material Permits that are required pursuant to any applicable Environmental Laws for the operation of its business. All such Permits are in full force and effect, are not subject to appeal or any other pending or threatened proceeding seeking to amend, modify, limit or terminate such Permits, except where the failure to hold any such Permit in full force and effect or the existence of any such appeal or any other pending or threatened proceeding seeking to amend, modify, limit or terminate such Permits would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. To the extent required to allow for continued operation of the Acquired Companies' facilities, timely applications for renewal or reissuance of the Permits listed on
          Exhibit 3.15.1 to Section 3.15 of the Seller Disclosure Letter have been made. A list of all such material Permits is set forth on Exhibit
          3.15.1 to Section 3.15 of the Seller Disclosure Letter.

                       (v) None of the following exists at any property or facility owned, occupied or operated by any Acquired Company as would result in any material liability to any Acquired Company: (i) underground storage tanks or surface impoundments that do not comply with the technical standards prescribed by Title 40 Code of Federal Regulations Part 280, where applicable, or any applicable provincial equivalent (or any applicable foreign, state or local law requirements which are more stringent than such standards); (ii) asbestos-containing material or materials containing polychlorinated biphenyls which present a risk to human health or which are in a state or condition that requires abatement or remedial action; or (iii) landfills, open dumps or waste treatment, keeping, management, transfer or disposal areas subject to licensing or permitting under the United States Resource Conservation and Recovery Act or applicable Environmental Laws regulating the same.

                       (vi) Except with regard to concentrations of chloride above background levels (which concentrations may have resulted from the mining, extraction, evaporation, production, processing, storage, loading, handling, transportation, sale, distribution, and marketing of Salt and, in the case of GSL, Other Minerals), no Acquired Company has treated, stored, transported, disposed of or arranged for transportation or disposal of or Released any Hazardous Material or owned, occupied or operated any facility or property, in a manner that could reasonably be expected to result in a Company Material Adverse Effect pursuant to CERCLA or any other applicable Environmental Law.

                       (vii) Except with regard to concentrations of chloride above background levels (which concentrations may have resulted from the mining, extraction, evaporation, production, processing, storage, loading, handling, transportation, sale, distribution, and marketing of Salt and, in the case of GSL, Other Minerals), no Acquired Company has, either expressly or by operation of Law assumed or undertaken by contract, agreement, or Order, any liability, including any obligation for investigation, cleanup, or corrective or remedial action, of any other Person relating to any Environmental Law or agreement. Section
          3.15 of the Seller Disclosure Letter sets forth a true and complete list of all parties indemnified by the Acquired Companies for liabilities arising under Environmental Laws.

                       (viii) To Seller's Knowledge, Seller has furnished or provided to Purchaser access to all material environmental audits, reports and other material environmental documents created since April 1, 1998 relating to any Acquired Company which are in Seller's possession or under its reasonable control.

                       (ix) None of the Acquired Companies shall incur Losses in an amount greater than $500,000 to remediate or to come into compliance (as required by a Governmental Authority) the conditions described in either (x) the matter numbered (1) or (y) the matter numbered (2) in Section 3.15(a) of the Seller Disclosure Letter, in each case, only to the extent the existence of such conditions at the properties of the Acquired Companies on the Closing Date were the basis for the Governmental Authority to require remediation.

                       (x) Where the mining, extraction, evaporation, production, processing, storage, loading, handling, transportation, sale, distribution, and marketing of Salt and, in the case of GSL, Other Minerals, has resulted in concentrations of chloride above background levels, such concentrations of chloride may be commingled with (a) sodium ferrocyanide/yellow prussiate of soda, and/or (b) any breakdown product of sodium ferrocyanide/yellow prussiate of soda including, but not limited to, cyanide (collectively "YPS"). Therefore, where the Acquired Companies are required to investigate or remediate concentrations of chloride above background levels, they may also be required to investigate or remediate YPS. However, the presence of YPS shall not increase the scope or cost of, or be the sole cause of, any obligation undertaken or incurred by the Acquired Companies with respect to chloride contamination, including (x) investigation, cleanup, or corrective or remedial action, (y) payment of damages, or
          (z) payment of fines or penalties under any Environmental Law.

               (b) For the purposes of this Agreement:

                       (i) "Environmental Law" shall mean any federal, state, provincial, foreign or local Laws, Permits, Orders (whether mandatory or by consent), consent agreements and other provisions having the force or effect of law (including common law) applicable to the properties, facilities or operations of any Acquired Company and relating to: pollution or the environment; Releases or threatened Releases of or exposure to Hazardous Materials; the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of or exposure to Hazardous Material; and record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

                       (ii) "Release" shall mean release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration into the indoor or outdoor environment, or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

               Section 3.16  CONTRACTS AND COMMITMENTS.

               (a) Except as specifically contemplated by this Agreement or as set forth in Section 3.16 or Section 3.12 of the Seller Disclosure Letter, no Acquired Company is a party to or bound by a contract, whether written or oral, of the types set forth below:

                       (i) any contract with any labor union or any bonus, profit sharing or deferred compensation arrangement;

                       (ii) any contract for the employment of (i) any officer or (ii) any employee whose annual compensation is in excess of $150,000;

                       (iii) any contract providing for the payment of material compensation or other benefits, that are material individually or in the aggregate, in the event of a sale or change in control of any of the Acquired Companies;

                       (iv) any contract under which the Acquired Companies have advanced or loaned any other Person amounts in the aggregate exceeding $50,000, other than trade credit extended in the Ordinary Course of Business;

                       (v) any contract relating to the borrowing of money from third parties in excess of $250,000;

                       (vi) any contracts with respect to the investing of funds;

                       (vii) any licenses with respect to the material Business Intellectual Property of any Acquired Company, including the licensing of any such Business Intellectual Property by a third party to any Acquired Company; or by an Acquired Company to a third party;

                       (viii) any guaranty of any obligation, other than guarantees of obligations of Acquired Companies and endorsements made for collection;

                       (ix) any contract pursuant to which any Acquired Company has retained a material liability in connection with the sale of a business or which otherwise contains any material indemnification rights that any Acquired Company has given in connection with the acquisition or sale of a business;

                       (x) any contract under which any Acquired Company leases any personal property to or from any other Person other than an Acquired Company, except for any contract for the lease of personal property under which the aggregate annual payments do not exceed $250,000, other than in the Ordinary Course of Business;

                       (xi) any contract for the purchase, sale, or distribution of products or for the furnishing of services involving a sum in excess of $250,000 per year;

                       (xii) any non-competition or similar contract which purports to limit in any material respect the manner in which, or the localities in which, the businesses of the Acquired Companies is conducted in the United States, United Kingdom or Canada; or

                       (xiii) any other contract, other than in the Ordinary Course of Business that involves consideration in excess of $500,000 annually.

               (b) Except as disclosed in Section 3.16 of the Seller Disclosure Letter, as of the date hereof, (i) to the Knowledge of Seller, no contract disclosed on Section 3.16 of the Seller Disclosure Letter has been terminated by the other party thereto, nor to the Knowledge of Seller is such other party in material breach thereof, (ii) to the Knowledge of Seller, since June 30, 2001, no material customer or supplier has indicated to any Acquired Company or Seller that it shall or, to the Knowledge of Seller, intends to stop or materially decrease the rate of business done with the Acquired Companies (other than in connection with annual contract bidding for the highway salt business in the Ordinary Course of Business), and (iii) no Acquired Company is in material breach of any contract required to be disclosed on Section 3.16 of the Seller Disclosure Letter.

               (c) Section 3.16 of the Seller Disclosure Letter lists the ten largest customers and the ten largest suppliers of each of the four (4) main segments of the Acquired Companies (North America highway/chemical salt, North America general trade salt, GSL, Salt Union), and the corresponding amount of business (in dollars) for each such customer or supplier, during the 12-month period ended December 31, 2000 (it being understood that North American highway salt business referred to in Section 3.16 of the Seller Disclosure Letter is on a 2000-2001 winter season basis).

               (d) Seller has provided or made available to Purchaser a true and correct copy of all written contracts which are required to be disclosed on
Section 3.16 of the Seller Disclosure Letter.

               Section 3.17 TAXES. Except as set forth in Section 3.17 of the Seller Disclosure Letter:

               (a) each of the Acquired Companies has timely filed (or shall timely file) all Tax Returns that are required to be filed on or before the Closing Date, and all such Tax Returns are (or will be) complete and accurate in all material respects;

               (b) all Taxes due and payable by the Acquired Companies on or before the Closing Date, whether or not shown or required to be shown on any Tax Return, have been paid or shall be paid by the Acquired Companies or Seller on or before the Closing Date;

               (c) each Covered Affiliated Group has timely filed (or shall timely file) all Tax Returns that are required to be filed on or before the Closing Date to the extent that such Tax Returns include (or are required to include) any of the Acquired Companies, and all such Tax Returns are (or will
be), to the extent that they relate to any of the Acquired Companies, complete and accurate in all material respects;

               (d) all Taxes due and payable by any Covered Affiliated Group on or before the Closing Date with respect to any Tax period during which any of the Acquired Companies was a member of the group (whether or not such Taxes are shown or required to be shown on any Tax Return) and for which any of the Acquired Companies is or may become liable have been paid or shall be paid on or before the Closing Date;

               (e) no Acquired Company (and no Covered Affiliated Group with respect to Tax Returns that include any Acquired Company but only to the extent that any of the Acquired Companies is or may become liable for the payment of the relevant Tax) has received any written notice, or to the Knowledge of Seller, has received any other notice of deficiency or assessment from a taxing authority for any amount of Tax and Seller has no Knowledge that any such assertion of deficiency or assessment of Tax liability will be made;

               (f) the Acquired Companies (or the Covered Affiliated Group with respect to Tax Returns that include any Acquired Company) have not consented to extend the time (which extension has not expired) in which any Tax may be assessed or collected by any taxing authority;

               (g) to the Knowledge of Seller, no claim has ever been made by a taxing authority in a jurisdiction where the Acquired Companies do not file Tax Returns that any of the Acquired Companies is or may be subject to Taxes assessed by such jurisdiction;

               (h) each of the Acquired Companies has withheld and paid to the proper taxing authority on a timely basis all Taxes required to have been withheld and paid in connection with amounts paid, or deemed to have been paid, or owing to any employee, independent contractor, creditor, stockholder or other third party;

               (i) none of the Acquired Companies is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Code (S)280G (or substantially similar provision under foreign law);

               (j) none of the Acquired Companies has made an election under Code (S)341(f) (or substantially similar provision under foreign law);

               (k) none of the Acquired Companies is a party to any Tax sharing or Tax allocation agreement;

               (l) there are no material Liens for Taxes on the assets of any of the Acquired Companies other than Permitted Liens;

               (m) no Tax audits or other administrative proceedings or court proceedings are presently pending, or to Seller's Knowledge, threatened with regard to any Taxes or Tax Returns of the Acquired Companies or a Covered Affiliated Group (but only to the extent that any of the Acquired Companies is or may be liable for the relevant Taxes) and none of the Acquired Companies or any Covered Affiliated Group has received a written notice, or to the Knowledge of Seller has received any other notice, that any such audits or proceedings are pending;

               (n) the Shares do not constitute taxable Canadian property within the meaning of the Income Tax Act (Canada);

               (o) all documentary, stamp and other similar Taxes (other than Taxes to which Section 6.1 applies) relating exclusively to documents the enforcement of which any of the Acquired Companies is interested in (and to the extent necessary for such enforcement) have been duly paid and where applicable the documentation bears an indication that such payments has been made;

               (p) none of the Acquired Companies has requested or received (directly or indirectly through its parent corporation) a ruling from any taxing authority or signed a closing or other agreement with any taxing authority that could materially adversely affect such Acquired Company after Closing;

               (q) no power of attorney has been granted with respect to any of the Acquired Companies as to any matter relating to Taxes;

               (r) none of the Acquired Companies has requested an extension of time within which to file any Tax Returns which Tax Returns have not yet been filed;

               (s) except with respect to any Affiliated Group of which IMC Kalium Ogden Corp. was a member during the period from the incorporation of IMC Kalium Ogden Corp. in

1967 to the time that such corporation became a member of the Affiliated Group of which GSL Holding Inc. was the common parent, none of the Acquired Companies has been a member of any Affiliated Group;

               (t) none of the Foreign Acquired Companies has any investment in United States property within the meaning of Code (S)956;

               (u) to the Seller's Knowledge (which shall not include any obligation to inquire with any independent party as to the value of any asset), the Company will not be, as of the Closing Date, a "United States real property holding corporation" within the meaning of Code (S)897 (without taking into account any obligation pursuant to Code (S)897(c)(1)(A)(ii) to establish the Company's status);

               (v) none of the Acquired Companies has agreed, or is required, to make any adjustment under Code (S)481(a) (or substantially similar provision under foreign tax law) by reason of a change in accounting method or otherwise;

               (w) no property owned by any of the Acquired Companies (A) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(B) constitutes "tax-exempt use property" within the meaning of Code
(S)168(h)(1) or (C) is tax-exempt bond financed property within the meaning of Code (S)168(g);

               (x) none of the Acquired Companies has participated in, or cooperated with, an international boycott within the meaning of Code (S)999;

               (y) with respect to each Foreign Acquired Company, the Income Tax Returns of each Covered Affiliated Group have, in all material respects, correctly and accurately reported and reflected, to the extent required by law,
(i) current and accumulated earnings and profits, (ii) the amount of previously taxed income within the meaning of Code (S)959 and (iii) any amount required to be included in gross income under Code (S)951, and there has been no material change in activities or operations of Foreign Acquired Companies since the filing of the last Income Tax Return that would cause the amount referred to in clause (iii) for any federal Income Tax taxable year of an Acquired Company in which or with which any Split Tax Period of a Foreign Acquired Company ends to be materially greater, on a yearly basis, than the amount reported in the last federal Income Tax Return filed;

               (z) none of the Foreign Acquired Companies (i) is engaged in a United States trade or business for U.S. federal income tax purposes or (ii) is a passive foreign investment company within the meaning of the Code;

               (aa) Section 6.5(d) of the Seller Disclosure Letter sets forth the minimum amount of (i) consolidated net operating losses, consolidated net capital losses, alternative minimum tax net operating losses, and alternative minimum tax credits, in each case allocable to the Acquired Companies under applicable Treasury Regulations, (ii) the number of periods after the Closing Date to which such amounts may be carried-over and (iii) the apportionment and

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

allocation of applicable limitations under Code(S)(S)382 and 383, including carryover of such limitations;

               (bb) none of the Acquired Companies (i) is subject to any joint venture, partnership or other agreement or arrangement that is treated as a partnership for federal income tax purposes or (ii) owns a single member limited liability company that is treated as a disregarded entity for federal Income Tax purposes;

               (cc) the Acquired Companies have charged, collected and remitted on a timely basis all Sales Taxes on any sale, supply or delivery whatsoever, made by the Acquired Companies;

               (dd) there will be no circumstances existing at the time of Closing that could result in the application of section 78, section 79, or sections 80 to 80.04 of the Income Tax Act (Canada) or any equivalent provincial provision to the Acquired Companies;

               (ee) the Acquired Companies have not claimed nor will they claim any reserve under any provision of the Income Tax Act (Canada) or any equivalent provincial provision, if any such amount could be included in the income of the Acquired Companies for any fiscal period ending after the Closing Date except that this provision does not preclude the Acquired Companies from deducting amounts that were deducted for accounting purposes;

               (ff) the Acquired Companies that are residents of Canada for purposes of the Income Tax Act (Canada) have not acquired property or services from, or disposed of property or provided services to, a person with whom it does not deal at arm's length (for purposes of and within the meaning of the Income Tax Act (Canada)) for an amount that is other than the fair market value of such property or services, nor have the Acquired Companies been deemed to have done so for purposes of the Income Tax Act (Canada);

               (gg) for all transactions between an Acquired Company that is a resident of Canada for purposes of the Income Tax Act (Canada), on the one hand, and any Person not a resident of Canada for purposes of the Income Tax Act (Canada) with whom such Acquired Company was not dealing at arm's length, for the purposes of and within the meaning of the Income Tax Act (Canada), on the other hand, during a taxation year commencing after 1998 and ending before the Closing Date, the Acquired Companies have made or obtained, to the extent they were required to do so, records or documents that satisfy the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada);

               (hh) as of the Closing Date, there will be no intercompany debt between any of the Acquired Companies of which the creditor is a Foreign Acquired Company;

               (ii) without prejudice to subsections (f) and (r) above, no event has occurred nor has any claim been made or notice received whereby any Acquired Company incorporated in the U.K. (a "U.K. Acquired Company") will become entitled to pay any U.K. Tax in whole or in part on a date (which will fall after the Closing Date) later than that on which such U.K. Tax is usually payable to any U.K. taxing authority;

               (jj) without prejudice to subsection (g) above, to the Knowledge of Seller, there are no grounds for any claims by any taxing authority in a jurisdiction where any U.K. Acquired Company does not file Tax Returns that such U.K. Acquired Company is or may be subject to Taxes assessed by such jurisdiction and the Seller Disclosure Letter contains details of each jurisdiction where each U.K. Acquired Company files Tax Returns;

               (kk) any expenditure of a capital or revenue nature which any U.K. Acquired Company is obliged to make, in the case of capital expenditure, will qualify for capital allowances at the rate of 25% and, in the case of revenue expenditure, will be allowable in full for the purposes of calculating income liable to U.K. Tax in the year when such revenue expenditure accrues for accounting purposes;

               (ll) none of the U.K. Acquired Companies is liable for any U.K. Tax which liability is primarily that of another person and there are no circumstances or obligations in existence which could cause such company to become so liable other than, for the avoidance of doubt, income tax and NIC's under the PAYE system;

               (mm) each U.K. Acquired Company has obtained all clearances and consents required to be obtained for any transaction, made full and accurate disclosure in respect of such clearance or consent and carried out the transaction in accordance with such clearance or consent;

               (nn) if each of the capital assets of each U.K. Acquired Company were disposed of on the date hereof for a consideration equal to the book value of that asset, no liability to U.K. Tax on chargeable gains or balancing charges would arise and all capital assets of the U.K. Acquired Companies, if disposed of otherwise than at book value, would, under U.K. Law relating to taxation in force at the date hereof, give rise to a gain or loss which would be chargeable or allowable for U.K. Tax purposes;

               (oo) the entering into or implementation of this Agreement will not result in any U.K. Acquired Company becoming liable to U.K. Tax; and

               (pp) the Preliminary Transfers will not result in an aggregate amount of Taxes in excess of $5,000,000 for which any of the Acquired Companies or Purchaser may be liable (including any liability imposed pursuant to Treasury Regulations ss. 1.1502-6 or any comparable provision of state, provincial, local or foreign law) and any and all such Taxes shall be the liability of Seller pursuant to Section 6.3(a).

               Section 3.18  EMPLOYEE BENEFIT PLANS.

               (a) Except as set forth on Section 3.18(a) of the Seller Disclosure Letter with respect to current or former employees of the Acquired Companies, no Acquired Company or member of the controlled group of companies (as defined in Code ss.ss.414(b) and (c)) that includes any Acquired Company (the "Controlled Group") maintains, contributes or has any liability with respect to any material (i) deferred compensation or bonus or retirement plans or arrangements, (ii) qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of ERISA) or comparable foreign plans (including, without limitation any such plan providing relevant benefits as defined in Section 612 of the United Kingdom Income and Corporation Taxes Act 1988 (but ignoring the exception in that definition) or pension plans as defined in Section 1 of the Ontario Pension Benefits Act or deferred profit sharing plans as defined in Section 147 of the Canadian Income Tax Act), or (iii) employee welfare benefit plans (as defined in Section 3(1) of ERISA, regardless of whether subject to ERISA), stock option or stock purchase plans, severance or other arrangement, program or agreement providing benefits, or material fringe benefit plans or programs ((i) through (iii) together, the "Plans"). For purposes of this Agreement, the terms "employee pension benefit plan," "employee welfare benefit plan" and "Plan" shall include plans, arrangements, programs and agreements maintained in the United States, Canada and the United Kingdom. Each Plan (x) maintained for current or former employees in the United States may be referred to herein as a "U.S. Plan," (y) maintained for current or former employees in Canada may be referred to herein as a "Canadian Plan" and (z) maintained for current or former employees in the United Kingdom may be referred to herein as a "U.K. Plan." No Acquired Company has ever contributed to or been required to contribute to any multiemployer pension plan (as defined in Section 3(37) of ERISA, a "Multiemployer Plan") other than the Amalgamated Meat Cutters and Butchers Workmen Union and the Industry Pension Fund. Except as otherwise described in Section 3.18(a) of the Seller Disclosure Letter, no Acquired Company maintains or contributes to or has any liability with respect to any employee welfare benefit plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Code (S)4980B or other applicable law.

               (b) Each of the Plans (and related trusts and insurance contracts) complies in all material respects with the requirements of applicable laws and regulations, including ERISA and the Code. Except as set forth in
Section 3.18(b) of the Seller Disclosure Letter, each Plan that is:

                       (i) a U.S. Plan that is intended to be a "qualified plan" under Code (S)401(a) is so qualified and each such U.S. Plan has received a favorable determination letter from the Internal Revenue Service as to its qualification under the Code and the tax-exempt status of its related trust (if any);

                       (ii) a U.K. Plan, where required by applicable law or to qualify for preferred tax treatment, has received a letter of approval from the PSO; and

                       (iii) a Canadian Plan, where required by applicable law or to qualify for preferred tax treatment, is duly registered under the Income Tax Act (Canada), the Pension Benefits Act (Ontario) and any other applicable law and, to the Knowledge of the Seller, nothing has occurred since the date of such determination letter, approval letter, or registration, as applicable, that could adversely affect the qualification, approval or registration of any such Plan or the tax exempt status of any related trust.

               (c) Except as set forth in Section 3.18(c) of the Seller Disclosure Letter, with respect to each Plan maintained by an Acquired Company or which, pursuant to Section 5.5, will be transferred to Purchaser or one of the Acquired Companies, all required reports and descriptions (including but not limited to Form 5500 Annual Reports, Summary Annual Reports, Summary Plan Descriptions, notifications to the Occupational Pensions Regulatory Authority and the Registrar of Personal and Occupational Pension Schemes, applicable Inland Revenue filings, and Canada Customs and Revenue Agency Annual Information Returns and related trust tax returns) have been properly and timely filed with the appropriate government agency and distributed to participants as required or if not originally properly and timely filed will be filed (and all penalties for late filing paid) prior to the Closing. The Acquired Companies have complied in all material respects with the requirements of COBRA, where applicable.

               (d) With respect to (i) each Plan maintained by an Acquired Company and (ii) each Plan which, in accordance with Section 5.5, will be transferred to Purchaser or one of the Acquired Companies or whose assets and/or liabilities will be transferred to plans maintained by Purchaser or one of the Acquired Companies, all contributions, payment or premiums which are due (including all employer contributions and employee salary reduction contributions) have been paid to such Plan trustee and/or third party to which such contributions, premiums or payments are due in a timely fashion in accordance with its terms and applicable laws and regulations, or with respect to such Plan, all contributions (A) for prior plan years which are not yet due and (B) with respect to the plan year in which the Closing Date occurs (with respect to service during such plan year for the period ending on the Closing
Date) have been made or accrued as a current liability on the Closing Balance Sheet, all premiums or other payments which are due have been paid and, except as set forth on Section 3.18(d) of the Seller Disclosure Letter, the fair market value of the assets with respect to each Plan which is a defined benefit plan (within the meaning of Section 3(35) of ERISA) or any comparable foreign Plan (including without limitation any Plan to which Section 56 of the Pensions Act 1995 (United Kingdom) or Subsection 147.1(1) of the Canadian Income Tax Act may apply) equals or exceeds the benefit liabilities thereunder as determined utilizing in the U.K., the minimum funding requirement under Section 56 of the Pensions Act 1995 as of August 31, 2001, and subject to any requirement to equalize Guaranteed Minimum Pensions, and in other jurisdictions utilizing the actuarial methods and assumptions used in the most recent actuarial report filed in accordance with applicable Laws or Orders. All liabilities with respect to such Plans referred to in the preceding sentence are either fully funded or fully accrued on the Latest Balance Sheet.

               (e) No Acquired Company has incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC"), the Internal Revenue Service, any multiemployer plan or otherwise with respect to any Plan currently or previously maintained by any of the Acquired Companies or any member of the Controlled Group that has not been satisfied in full, and no condition exists that presents a material risk to the Acquired Companies of incurring such a liability (other than liability for premiums due to the PBGC).

               (f) With respect to each Plan maintained by an Acquired Company or which, pursuant to Section 5.5, will be transferred to Purchaser or one of the Acquired Companies, (i) neither Seller, any Acquired Company, any Plan, any trust created thereunder nor any trustee or administrator thereof has engaged in a transaction in connection with which Seller, any Acquired Company, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could reasonably be expected to be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or the Pensions Act 1995 (United Kingdom) or the Ontario Pension Benefits Act or a material tax imposed pursuant to (S)4975 or 4976 of the Code or the Income and Corporation Taxes Act 1988 (United Kingdom) or the Canadian Income Tax Act or any other applicable tax legislation, and (ii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or, to the Knowledge of Seller, threatened, and Seller has no Knowledge of any facts which would reasonably be expected to give rise to any such actions, investigations, suits or claims, or could reasonably be expected to affect the registration of any Canadian Plan.

               (g) With respect to each of the Plans required to be listed on
Section 3.18 of the Seller Disclosure Letter maintained by an Acquired Company or which, pursuant to Section 5.5, will be transferred to Purchaser or one of the Acquired Companies, Seller has, to the extent applicable, furnished to Purchaser true and complete copies of each of the following documents: (i) all Plan documents, (ii) all related trust agreements, insurance contracts or other funding agreements which implement such Plans; (iii) the most recent actuarial reports and financial statements; (iv) with respect to each U.S. Plan (A) all current summary plan descriptions and summaries of material modifications (B) the most recent determination letter received from the Internal Revenue Service and (C) all Form 5500 Annual Reports (including all schedules and other attachments) required to be filed for the two most recently completed plan years; (v) with respect to each U.K. Plan (A) all trust deeds and rules and members' booklet, (B) the most recent letter confirming exempt approved status received from the PSO and (C) the two most recent trustees' annual report and accounts; (vi) with respect to each Canadian Plan, the most recent Canada Customs and Revenue Agency Annual Information Return; and (vii) all other material employee communications or announcements.

None of the Acquired Companies or their ERISA Affiliates has incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of ERISA Sections 4205 and 4203, respectively, or Section 75 of the Pensions Act 1995 (United Kingdom)) from any Multiemployer Plan that has not been satisfied in full. If the Acquired Companies and their ERISA Affiliates were to have withdrawn in a complete withdrawal from all Multiemployer Plans to which any of them has contributed to or been required to contribute to during the period commencing July 1, 2000 and ending June 30, 2001, none of the Acquired Companies nor any ERISA Affiliate would have incurred any liability under Title IV of ERISA and, to the Seller's Knowledge, since the end of such period, no such Multiemployer Plan has gone into reorganization and no such Multiemployer Plan has been terminated.

               Section 3.19  EMPLOYEES.

               (a) Except as set forth on Section 3.19 of the Seller Disclosure Letter, (i) to the Seller's Knowledge, each Acquired Company has complied in all material respects with all applicable laws relating to the employment of personnel and labor; (ii) no Acquired Company is a party to or bound by any collective bargaining agreement or recognizes any trade union, staff association or other body representing workers for the purposes of collective bargaining, nor, within the last three (3) years, has it experienced any strikes, work slowdowns or stoppages, material unfair labor practices claims (to the extent such term is recognized in the jurisdiction in which such Acquired Company operates); (iii) Seller has no Knowledge of any organizational effort presently being made by or on behalf of any labor union with respect to employees of any Acquired Company; (iv) no Acquired Company is aware of any pending or, to the knowledge of Seller, threatened, material grievances or arbitration proceedings under any collective bargaining agreement disclosed in Section 3.19 of the Seller Disclosure Letter or with any material number or category of its employees and there are no written agreements which modify the terms of such collective bargaining agreements; (v) there are no other violations of such collective bargaining

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agreements which would have a Company Material Adverse Effect; (vi) no trade union has applied to have any Acquired Company declared a related employer pursuant to the Ontario Labour Relations Act or any similar legislation in any jurisdiction in which any Acquired Company carries on business; (vii) there is no outstanding obligation or arrangement for the relevant Acquired Company to pay any payment (including compensation) to any present or former director, officer, Employee or consultant, which would require payment of more than $150,000; and (viii) within the period of one year preceding the date of this Agreement the relevant Acquired Company has not given notice of any redundancies to the Secretary of State for Education and Employment of the United Kingdom or started consultations under the United Kingdom's Trade Union and Labour Relations (Consolidation) Act 1992 with any appropriate representatives (as referred to in the said Act) and the relevant Acquired Company has not failed to comply with any obligation under such Act. Except as set forth on Section 3.19 of the Seller Disclosure Letter, no Acquired Company has within the last three
(3) years entered into any agreement which involved any Acquired Company acquiring any undertaking or part of one such that the United Kingdom's Transfer of Undertakings (Protection of Employment) Regulations 1981 applied or may apply thereto and no Acquired Company has, within 90 days immediately preceding the date of this Agreement, effectuated a "plant closing" or "mass layoff", as defined in the Workers Adjustment and Retraining Notification ("WARN") Act, or any analogous U.S. state or U.S. local law affecting in whole or in part any facility, site of employment, operating unit or employees of the Acquired Companies, without fully complying with the WARN Act or any analogous U.S. state or U.S. local law.

               (b) All amounts due or accrued due for all salary, wages, bonuses, commissions, vacation with pay, and benefits under the Plans have either been paid or are accurately reflected in the books and records of the relevant Acquired Company. In addition, with the exception of income tax deductions in accordance with applicable law, which are not overdue, and national insurance contributions in respect of the payment period as of the Closing Date, the relevant Acquired Company does not have any outstanding undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contributions, taxation or other levy arising in connection with the employment or engagement of personnel by the relevant Company, including but not limited to any levy payable under the United Kingdom's Industrial Training Act of 1982.

               (c) Two weeks prior to the Closing, Seller shall deliver to Purchaser a correct and complete list as of such date of: (i) all Employees of each Acquired Company; (ii) each such Employees' base salary or wages, position, status as full-time or part-time employees, locations of employment, date of hire, and annual vacation entitlement in days; and (iii) separately identifies any such Employee who is on leave of absence approved by any Acquired Company, including disability or maternity/parental leave or lay-off. At the Closing, Seller shall deliver to Purchaser an updated list of the above information as of the date one Business Day prior to the Closing Date.

               (d) There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety and insurance legislation in respect of any Acquired Company and no Acquired Company has been reassessed in any material respect under such legislation during the past three (3) years and no audit is currently being performed pursuant to any applicable workplace safety and insurance legislation.

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There are no claims or potential claims which may materially adversely affect any Acquired Company's accident cost experience. Each Acquired Company has provided to Purchaser all orders and inspection reports under applicable occupational health and safety legislation ("OHSA") relating to the Acquired Company together with the minutes of each Acquired Company's joint health and safety committee meetings for the past three (3) years. There are no charges pending under OHSA in respect of any Acquired Company. The Acquired Company has complied in all material respects with any orders issued under OHSA and there are no appeals of any orders under OHSA currently outstanding.

               (e) The Acquired Companies' contractual agreements with owner/operators and independent contractors establish a bonafide arrangement where such individuals are independent contractors to, and not employees of, any of the Companies.

               (f) Further, the Seller represents and warrants that neither the execution nor delivery of this agreement, nor the consummation by the Seller of transactions contemplated in accordance with the terms hereby, will violate any of the Company's, or an Acquired Companies', collective bargaining agreements with any labor organizations.

               Section 3.20 INSURANCE. The insurance policies currently maintained with respect to the Acquired Companies and their respective assets as of the date hereof (the "Insurance Policies") are listed in Section 3.20 of the Seller Disclosure Letter. The Insurance Policies are to Seller's Knowledge for amounts and against such losses and risks as are consistent with industry practice and, in the reasonable judgment of senior management of the Company, are adequate to protect the properties and business of the Acquired Companies. As of the date hereof, all such Insurance Policies are in full force and effect and all premiums due and payable thereon have been paid in accordance with their terms and no written notice of cancellation has been received since April 1, 1998 by an Acquired Company or by Seller with respect to an Insurance Policy.

               Section 3.21  AFFILIATE TRANSACTIONS. Except as disclosed on
Section 3.21 of the Seller Disclosure Letter or as contemplated by the Transaction Documents, no Affiliate of any Acquired Company or the Seller Group (other than another Acquired Company) is a party to any contract with any Acquired Company that will remain in effect following the Closing. Section 3.21 of the Seller Disclosure Letter hereto describes all material services provided since April 1, 1998 to any Acquired Company by any member of the Seller Group.

               Section 3.22  ACCOUNTS RECEIVABLE. Except as set forth on Section
3.22 of the Seller Disclosure Letter, all of the notes and accounts receivable of the Acquired Companies reflected on the Closing Balance Sheet will reflect receivables resulting from bona fide transactions with third parties or with members of the Seller Group, net of applicable reserves for doubtful accounts. As of the Closing Date, no Person shall have any Lien (other than Permitted Liens) on such receivables.

               Section 3.23 INVENTORY. Except as set forth on Section 3.23 of the Seller Disclosure Letter, the inventories of the Acquired Companies reflected on the Closing Balance Sheet will be of a quantity and quality usable and saleable in the Ordinary Course of Business,

                                       55
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subject to adequate provision for loss in accordance with GAAP, consistent with historical experience of the Acquired Companies as reflected in the Company Financial Statements.

               Section 3.24  INVESTMENT REPRESENTATIONS.

               (a) Seller is holding its Surviving Corporation Common Stock, Surviving Corporation Preferred Stock and Surviving Corporation Notes held by it following the Merger hereunder for its own account, with the intention of holding such securities for purposes of investment, and Seller has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.

               (b) Seller is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

               (c) Seller understands that the investment in the Surviving Corporation Common Stock, Surviving Corporation Preferred Stock and the Surviving Corporation Notes involves substantial risk. Seller has experience as an investor and acknowledges that Seller can bear the economic risk of its investment in the Surviving Corporation Common Stock, Surviving Corporation Preferred Stock and the Surviving Corporation Notes and has such knowledge and experience in financial or business matters that Seller is capable of evaluating the merits and risks of its investment in the Surviving Corporation Common Stock, Surviving Corporation Preferred Stock and the Surviving Corporation Notes. Seller has had an opportunity to ask questions and receive answers concerning the terms of the Merger.

               (d) Seller understands that the Surviving Corporation Common Stock, the Surviving Corporation Preferred Stock and the Surviving Corporation Notes to be retained by it in the Merger have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof and that Purchaser's reliance on such exemption is predicated in part upon the representations of Seller set forth in this Section 3.24.

               (e) Seller acknowledges and understand that no public market now exists for any of the Surviving Corporation Common Stock, Stock Surviving Corporation Preferred Stock and the Surviving Corporation Notes and that Purchaser has not provided any assurances that a public market will ever exist for such securities.

               Section 3.25 BROKERS, FINDER'S FEES. Other than JP Morgan Chase, the fees of which will be paid by Seller, none of Seller or any of the Acquired Companies has employed any broker, finder, or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission from any of the Acquired Companies in connection therewith or upon the consummation thereof or the sale of the Company.

               Section 3.26 STATE TAKEOVER STATUTES. The board of directors of the Company has unanimously approved this Agreement and the transactions contemplated hereby, including the Merger and such approval constitutes approval of this Agreement, the Merger and the other transactions contemplated hereby under the provisions of Section 203 of the DGCL and represents all the action necessary to ensure that such Section 203 does not apply to Seller, the

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Company or Purchaser in connection with the Merger. To the knowledge of Seller, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

               Section 3.27  WTO INVESTOR; ICA FILING.

               (a) The Canadian business being acquired as part of the transactions contemplated by this agreement is, as of the date hereof, controlled by a WTO Investor.

               (b) For the purposes of determining whether the transactions contemplated by this Agreement are subject to review under the ICA, the book value of the assets of the Acquired Companies carrying on the Canadian business, the control of which is being indirectly acquired, does not exceed 50% of the book value of all the assets of the Acquired Companies, each based on the Audited Financial Statement, and the Canadian business is not involved in any of the activities set out at subsection 14.1(5) of the ICA.

               Section 3.28 BUSINESS OF THE COMPANY. As of the date hereof, the Company has no Subsidiaries. The Company (i) is not a party to any agreements or arrangements with any Person and (ii) is not subject to or bound by any obligation or undertaking except in connection with the transactions contemplated hereby. Since its formation in 1993, the Company has not engaged, directly or indirectly, in any business or activity of any type or kind other than in connection with this Agreement and the transactions contemplated hereby other than as set forth in Section 3.28 of the Seller Disclosure Letter.

               Section 3.29 CORPORATE EXISTENCE. As of the Closing Date, Seller has no intention to cause, or aid in causing, the Company or Inorganics to cease to validly exist under the laws of the jurisdiction of its organization (whether by liquidation, merger, or otherwise). As of the Closing Date, Seller has no intention to cause, or aid in causing, the Company or Inorganics to transfer all or substantially all of its assets to Purchaser or any of the Acquired Companies.

               Section 3.30 NO LIABILITIES OF THE COMPANY. At the Effective Time, the Company shall have no material liabilities, other than those liabilities in connection with this Agreement and the other Transaction Documents.

               Section 3.31 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article III, none of Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller or otherwise in respect of the Acquired Companies or their respective businesses. Seller acknowledges that it is not relying on any representation or warranty of Purchaser except as expressly set forth in
Article IV or of any other Person.

               Section 3.32 DISCLOSURE. No representation or warranty of Seller in this Agreement and no statement in the Seller Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

               Purchaser and Merger Sub hereby represent and warrant to Seller as follows:

               Section 4.1 ORGANIZATION AND QUALIFICATION; AUTHORITY. Purchaser is a limited liability company and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Purchaser and Merger Sub each have the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and to perform its obligations hereunder and thereunder. Purchaser and Merger Sub have previously supplied Seller with true and complete copies of its certificate of incorporation and by-laws or similar organizational documents.

               Section 4.2 AUTHORITY OF PURCHASER; BINDING EFFECT. The execution and delivery by each of Purchaser and Merger Sub of this Agreement and the other Transaction Documents to which it is a party and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Purchaser and Merger Sub. No other corporate proceedings on the part of Purchaser or Merger Sub are required in connection with the execution, delivery and performance by Purchaser and Merger Sub of this Agreement or the other Transaction Documents or the consummation by Purchaser and the Merger Sub of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of Purchaser and Merger Sub and, assuming due authorization, execution and delivery hereof by Seller, this Agreement constitutes a binding obligation of each of Purchaser enforceable against each of Purchaser and Merger Sub in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               Section 4.3  NON-CONTRAVENTION. Except as set forth in
Section 4.3 of the Purchaser Disclosure Letter, the execution, delivery and performance of this Agreement and the other Transaction Documents to which Purchaser or Merger Sub is a party and the performance by Purchaser and the Merger Sub of its obligations hereunder or thereunder do not (i) violate any provision of the articles of incorporation, by-laws or similar organizational documents of Purchaser or Merger Sub, (ii) result in the breach or violation of, give rise to any right of termination, acceleration of any obligation or amendment under, result in the creation of any Lien on any assets of Purchaser or Merger Sub or constitute a default under (in each case, with or without the giving of notice or the lapse of time or both) any mortgage, deed of trust, or other arrangement or instrument for borrowed money, contract (including without limitation the Commitment Letters and, as of the Closing Date, the agreement(s) contemplated thereby) or Permit to which Purchaser or Merger Sub is a party or by which any assets of Purchaser or Merger Sub are bound or (iii) assuming that all consents and approvals referred to in Section 4.4 have been obtained, violate any Law or Order, except, as to clause (ii) or (iii), for such breaches, violations, rights or Liens which would not, individually or in the aggregate, reasonably be

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expected to (x) result in a Purchaser Material Adverse Effect or (y) prevent or materially delay the consummation of the transactions contemplated hereby.

               Section 4.4 CONSENTS AND APPROVALS. Other than (i) filings under the HSR Act, (ii) filings under the Competition Act (Canada), (iii) the filings under the ICA and (iv) as set forth in Section 4.4 of the Purchaser Disclosure Letter, the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, by Purchaser do not require any authorization, consent, approval, exemption, Permit or order of or other action, or notice or declaration to, or filing with, any Governmental Authority under any Law applicable to Purchaser or Merger Sub or any of its assets, except where the violations or failure to obtain such consent, approval, exemption, Permit or order or to make such notice or declaration or filing would not reasonably be expected to (x) result, individually or in the aggregate, in a Purchaser Material Adverse Effect or (y) prevent or materially delay the consummation of any of the transactions contemplated hereby.

               Section 4.5 FINANCIAL CAPABILITY. Merger Sub has received the executed Bank Commitment Letter and the Bridge Commitment Letter attached to
Section 4.5 of the Purchaser Disclosure Letter (together the "Commitment Letters") with respect to the debt financing arrangements for the transactions contemplated hereby (the "Financing"). As of the date of this Agreement, the Commitment Letters are in full force and effect and have not been amended or rescinded. Merger Sub will deliver to Seller correct and complete copies of the definitive agreements for the Financing of the transactions contemplated hereby promptly when entered into. The aggregate proceeds of the Financing provided for in the Commitment Letters will be sufficient to pay the Cash Merger Consideration after the adjustments in Article II and perform the other obligations of Merger Sub and the Surviving Corporation following the Closing. As of the date hereof, Purchaser and Merger Sub believe that such Financing will be obtained. Immediately after the Closing, the capitalization of the Surviving Corporation on a consolidated basis will (i) include equity that will be at a level not materially less than the equity capitalization set forth in the Commitment Letters and (ii) include a level of total debt that will not be materially greater in the aggregate than the total amount of debt (including the calculated amount of revolving loan facilities) set forth in the Commitment Letters (other than Closing Indebtedness and subordinated notes payable to Seller in connection with this Agreement). Notwithstanding the prior sentence, the Company shall be entitled to make adjustments to the capitalization set forth in Section 4.6 by issuing subordinated notes on terms equivalent to the Surviving Corporation Notes instead of preferred stock provided that (i) the amount of additional notes issued in lieu of preferred stock does not materially and adversely affect the solvency of the Surviving Corporation, and Seller is not treated disproportionately with respect to its Surviving Company Notes and preferred stock as compared to the Purchaser's preferred stock and (ii) at least 32,000 shares of Company Preferred Stock are issued pursuant to the Contribution and more than 20% of such shares of Company Preferred Stock are transferred to Purchaser pursuant to the Stock Purchase.

               Section 4.6 SECURITIES; CAPITALIZATION OF MERGER SUB. As of the date hereof, the Capital Stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share of which 100 shares are outstanding. Prior to the Closing, the Certificate of Incorporation of the Merger Sub shall be amended in the form set forth in Section 2.6(a) of the Purchaser

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Disclosure Letter. Immediately after the Closing, there will be no shares of capital stock of the Surviving Corporation outstanding other than as set forth in Article II of this Agreement. There are no outstanding options, warrants, rights, calls, preemptive rights, agreements, convertible or exchangeable securities or other commitments (collectively, "Equity Rights") (other than as contemplated by this Agreement, the Commitment Letters and the definitive financing documents to finance the transactions contemplated hereby (the "Financing Documents") , provided that such Equity Rights pursuant to the Commitment Letters or the Financing Documents are not acquired by Purchaser, Apollo, or any Affiliate thereof other than by purchasing the securities sold in such financing at a price per security that is not less than the price per security received by the Company for all securities of such class) pursuant to which Merger Sub is obligated to issue, sell, purchase, return, transfer, otherwise dispose of, redeem or repurchase or any third party is entitled to purchase or otherwise acquire any shares in the capital, or other securities or interests, of Merger Sub, the Company or any Acquired Company except with respect to management or employees or prospective management or employees of the Acquired Company. There are no agreements among Merger Sub's or Purchaser's shareholders or with respect to the voting or transfer of Merger Sub's or any Acquired Company's Capital Stock other than as set forth in the Stock Rights Agreement.

               Section 4.7 LITIGATION; PROCEEDINGS. As of the date hereof, except as set forth in Section 4.7 of the Purchaser Disclosure Letter, there are no Actions pending or, to Purchaser's Knowledge, threatened against Purchaser or Merger Sub before or by any Governmental Authority or arbitrator, except Actions which either (A) seek damages (including fines and/or penalties) of less than $250,000 or (B) if no specific amount of damages are sought, would not reasonably be expected to result in Losses (excluding attorneys fees and expenses and diminutions in value) of more than $250,000. Except as set forth in
Section 4.7 of the Purchaser Disclosure Letter, and except as would not be materially adverse to Purchaser or Merger Sub, neither Purchaser nor Merger Sub is subject to any outstanding order, judgment, or decree issued by any Governmental Authority or any arbitrator. As of the date hereof, there are no Actions pending or, to Purchaser's Knowledge, threatened against Purchaser or Merger Sub, by or before any Governmental Authority which challenge the validity of this Agreement or the transactions contemplated hereby.

               Section 4.8  COMPLIANCE WITH LAWS. Except as set forth in Section
4.8 of the Purchaser Disclosure Letter, since its formation, Purchaser and Merger Sub has complied in all material respects with all applicable Laws and Orders, except where such non-compliance would not be reasonably expected to prevent or materially delay consummation of the Closing or result in a Purchaser Material Adverse Effect. No material claims have been served since their respective formations against Purchaser alleging a violation of any such Laws or Orders.

               Section 4.9 BUSINESS OF MERGER SUB AND PURCHASER. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby. Merger Sub (i) has not entered into any agreements or arrangements with any Person and (ii) is not subject to or bound by any obligation or undertaking except in connection with the transactions contemplated hereby. Except as set forth in Section 4.10 of the Purchaser Disclosure Letter, Merger Sub has not entered into any agreements or arrangements with any of its affiliates in connection with the transactions contemplated by this Agreement. Merger Sub has not engaged, directly or indirectly, in any business or activity of any type or kind other than in connection with this Agreement and the transactions contemplated hereby.

               Section 4.10 NO LIABILITIES OF MERGER SUB. At the Effective Time, Merger Sub shall have no material liabilities, other than those liabilities in connection with this Agreement and the other Transaction Documents.

               Section 4.11 BROKERS, FINDERS FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser or Merger Sub or any Subsidiary of either Purchaser or Merger Sub who is entitled to any fee or commission from Purchaser or Merger Sub or any Subsidiary of Purchaser or Merger Sub including the Company upon the Merger ) in connection with the transactions contemplated by this Agreement, except for the fee to be paid to Apollo Management, L.P. or its affiliates pursuant to the agreement listed in Section 4.10 of the Purchaser Disclosure Letter.

               Section 4.12  INVESTMENT REPRESENTATIONS.

               (a) Purchaser is acquiring the Surviving Corporation Common Stock and Surviving Corporation Preferred Stock of the Company to be acquired by it hereunder for its own account, solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the federal securities laws or any applicable foreign or state securities Law.

               (b) Purchaser is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

               (c) Purchaser understands that the acquisition of the Surviving Corporation Common Stock and Surviving Corporation Preferred Stock of the Company to be acquired by it in the Merger involves substantial risk. Purchaser and its officers have experience as an investor in securities of companies such as the Company and acknowledges that each of Purchaser can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of its investment in the Surviving Corporation Common Stock and Surviving Corporation Preferred Stock to be acquired by it in the Merger.

               (d) Purchaser understands that the Surviving Corporation Common Stock and Surviving Corporation Preferred Stock to be acquired by it in the Merger hereunder have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof and that Seller's reliance on such exemption is predicated in part upon the representations of Purchaser set forth in this Section 4.13. Purchaser acknowledges that such securities may not be transferred or sold except pursuant to the registration and other provisions of applicable securities Laws or pursuant to an applicable exemption therefrom.

               (e) Purchaser acknowledges that the offer and sale of the Surviving Corporation Common Stock and Surviving Corporation Preferred Stock to be acquired by it in the Merger has not been accomplished by the publication of any advertisement.

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               Section 4.13  PURCHASER INTENTION. As of the Closing Date,
Purchaser has no present intention to contribute or transfer any property to, or assume or guarantee any obligations of, any of the Acquired Companies subsequent to the Closing.

               Section 4.14 CORPORATE EXISTENCE. As of the Closing Date, Purchaser has no intention to cause the Company or Inorganics to cease to validly exist under the laws of the jurisdiction of its organization (whether by liquidation, merger, or otherwise). As of the Closing Date, Purchaser has no intention to cause the Company or Inorganics to transfer all or substantially all of its assets to Purchaser or any of the Acquired Companies.

               Section 4.15 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article IV, neither Purchaser, Merger Sub nor any other Person makes any other express or implied representation or warranty on behalf of Purchaser or Merger Sub. Purchaser and Merger Sub acknowledge that they are not relying on any representation or warranty of Seller or of any other Person except as expressly set forth in
Article III.

               Section 4.16 DISCLOSURE. No representation or Warranty of Purchaser or Merger Sub in this Agreement and no statement in the Purchaser Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE V

                                    COVENANTS

               Section 5.1  ACCESS.

               (a) Prior to the Closing, Seller shall permit Purchaser and its representatives to have reasonable access, during regular business hours and upon reasonable advance notice, to the books, records, information, facilities and senior employees of the Acquired Companies and will cooperate with regard to such reasonable due diligence review as Purchaser may reasonably request. Upon reasonable advance notice to Seller and subject to Seller's consent, Purchaser shall be permitted to conduct Phase 1 type environmental investigations at any facility or Real Property owned or operated by the Acquired Companies. Purchaser will not contact in connection with the transactions contemplated by this Agreement employees of any governmental regulatory agencies governing the Acquired Companies' business activities without obtaining the prior written consent of Seller. Purchaser will not contact in connection with the transactions contemplated by this Agreement any customers or suppliers of the Acquired Companies, without the prior consent of Seller which will not be unreasonably withheld with respect to the top twenty (20) customers and suppliers; a representative of Seller shall be entitled to participate with Purchaser in making any contacts to such customers and suppliers. Seller shall not be required to comply with this provision to the extent Seller delivers to Purchaser a written notice that Seller has received advice of counsel stating that Seller's compliance with this Section 5.1 would reasonably be expected to either (i) result in a waiver of

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attorney-client privilege or (ii) violate an applicable law; provided that in any such event Seller shall inform Purchaser that information was withheld from Purchaser, the general nature of such information so withheld and the basis for withholding such information and shall cooperate with Purchaser in seeking to develop a mutually acceptable mechanism for the protection of such information in a manner that would not result in a loss of such privilege or a violation of law.

               (b) Seller shall provide reasonable access to its premises in Hutchinson, Kansas to Purchaser or the Acquired Companies for one year following the Closing Date for the purpose of taking possession of the Additional Acquired Assets listed in Section 1.1(a) of the Purchaser Disclosure Letter; provided however that following the six month anniversary of the Closing Date, upon two months prior written notice, Seller may require the Purchaser or the Acquired Companies to remove the Additional Acquired Assets if Seller has bona fide plans to sell, remediate or utilize the premises where such Additional Acquired Assets are located, prior to the end of the one year anniversary of the Closing Date. If the Purchaser or the Acquired Companies fail to remove such assets during the time period set forth in the prior sentence, then the rights of Purchaser and the Acquired Companies under this Section 5.1(b) shall cease and the ownership of such Additional Acquired Assets shall revert to the Seller. Purchaser and the Acquired Companies shall bear risk of loss for the Additional Acquired Assets left on Seller's premises in Hutchinson, Kansas, absent Seller's gross negligence or willful misconduct. Purchaser and the Acquired Companies shall take reasonable care in removing any Additional Acquired Asset from such premises and Purchaser shall, or shall cause the Acquired Companies to, indemnify Seller for any material damage or liabilities caused directly by such removal, unless such damages or liability will not adversely affect Seller's near-term plans for the facilities following such removal (it being understood that the removal of the Additional Acquired Assets will adversely affect the use of the premises for mining and salt processing activities).

               (c) All information provided to Purchaser and its Affiliates, agents and representatives by or on behalf of Seller or any of the Acquired Companies in connection with the Agreement and the transactions contemplated hereby will be held by Purchaser and its Affiliates, agents and representatives as Evaluation Material, as defined in, and pursuant to the terms of, the Confidentiality Agreement. Purchaser shall, and shall direct its directors, officers, employees, accountants, counsel, consultants, funding sources and other representatives to, comply with the Confidentiality Agreement with respect to Confidential Information.

               Section 5.2 AFFIRMATIVE COVENANTS FOR THE CONDUCT OF BUSINESS. During the period from the date hereof to the Closing, except as set forth in
Section 5.2 of the Seller Disclosure Letter or expressly contemplated by this Agreement, or with the consent of Purchaser, Seller shall and shall cause the Acquired Companies to and the Acquired Companies shall:

               (a) conduct its business and operations only in the Ordinary Course of Business;

               (b) use its commercially reasonable efforts to carry on the business of the Acquired Companies in the same manner as presently conducted and to keep the Acquired Companies' business organization and properties intact;

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               (c) maintain the Mines and Real Property and other material assets of each Acquired Companies in reasonably good repair, order and condition (subject to normal wear and tear) consistent with current needs;

               (d) with respect to all Real Property, if requested by Purchaser, use its commercially reasonable efforts to assist Purchaser in obtaining, (i) Title Commitments for each material parcel of Real Property and Title Policies in accordance with the Title Commitments, (ii) a Survey for each material parcel of Real Property and (iii) for any material parcel of Real Property outside of the United States, any equivalent form of title assurance utilized in such foreign jurisdiction (the "Foreign Title Assurances"); provided that Purchaser shall, or following the Closing shall cause the Acquired Companies to, pay all fees, costs and expenses with respect to the Surveys, the Title Commitments, the Title Policies and the Foreign Title Assurances;

               (e) with respect to all material Leased Real Property, use its commercially reasonable efforts to assist Purchaser in obtaining a written consent for each of the Leases from the landlord if required under such Lease or by applicable law in connection with the transactions contemplated in this Agreement, in form and substance reasonably satisfactory to Purchaser and Purchaser's lenders; provided that Seller shall not be required to make any payment to a landlord other than a de minimis payment or such amount as may be required under the Lease;

               (f) maintain the books, accounts and records of the Acquired Companies consistent with past practice;

               (g) promptly inform Purchaser in writing when it has Knowledge of any material breach of the representations and warranties contained in Article III hereof (it being understood and agreed that for purposes of indemnification pursuant to Article VIII hereof, a breach of this covenant will be treated only as a breach of the underlying representation or warranty);

               (h) consult with Purchaser prior to hiring any employee who would be one of the top ten most highly compensated employees of the Acquired Companies;

               (i) to the extent available on commercially reasonable terms, maintain insurance policies for amounts and against such losses and risks as are consistent with industry practice and, in the reasonable judgment of senior management of the Seller, are adequate to protect the properties and business of the Acquired Companies, and shall notify Purchaser as promptly as reasonably practicable if it receives any notice of termination or non-renewal of such insurance policies, or if the Seller is unable to purchase replacement insurance policies on commercially reasonable terms; and

               (j) promptly notify Purchaser if the entity, that controls the Canadian business being acquired as part of the transactions contemplated by this Agreement, is no longer considered to be a WTO Investor.

               Section 5.3 NEGATIVE COVENANTS FOR THE CONDUCT OF BUSINESS. During the period from the date hereof to the Closing except as set forth in
Section 5.3 of the Seller Disclosure Letter or expressly contemplated by this Agreement, or with the consent of Purchaser,

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Seller, with respect to the Acquired Companies, shall not and shall cause the
Acquired Companies not to and the Acquired Companies shall not:

               (a) make any loans (other than salary or expense advances in the Ordinary Course of Business) or enter into any material transaction with any Affiliate other than loans or transactions between Acquired Companies or contracts entered into between the Seller Group and the Acquired Companies in the Ordinary Course of Business pursuant to which all obligations of the Acquired Companies shall be fully satisfied as of the Closing Date;

               (b) make or grant any increase in the compensation of any of the officers or employees of any Acquired Company except in the Ordinary Course of Business pursuant to annual compensation reviews or renegotiations of collective bargaining or wage agreements or make or grant any increase in any employee benefit plan, incentive arrangement or other benefit covering any of the officers or employees of any Acquired Company, other than changes in the Ordinary Course of Business made to a benefit plan, incentive arrangement or other benefit maintained by Seller and generally applicable to employees and/or officers of Seller and its Subsidiaries or amend any non-compete for any Employee;

               (c) establish, amend or contribute to any pension, retirement, profit sharing, or stock bonus plan or multiemployer plan covering any of the officers or employees of any Acquired Company, except as required by law and except contributions in the Ordinary Course of Business;

               (d) declare or pay any dividends or distributions other than (i) cash dividends or distributions, or (ii) pursuant to the Preliminary Transfer Documents in accordance with Section 7.2(e);

               (e) enter into any contract that would have been required to be disclosed on Section 3.16(a) of the Seller Disclosure Letter if entered into as of the date of this Agreement, other than contracts with unaffiliated Persons in the Ordinary Course of Business and renegotiations of collective bargaining or wage agreements;

               (f) make any change in the accounting principles or practices used in the preparation of the Company Financial Statements unless required by GAAP, applicable generally accepted foreign accounting principles or applicable Law;

               (g) make or change any election, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to any Acquired Companies, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to any Acquired Company, if such election, change, amendment, agreement, settlement, surrender, or consent or omission would have the effect of materially increasing the Tax liability of Purchaser or any Acquired Company for any period after the Closing Date;

               (h) amend any of their certificates of incorporation or by-laws or similar organizational documents in any respect;

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               (i) (i) split, combine or reclassify the outstanding Capital
Stock of the Acquired Companies; (ii) issue or sell any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, shares of Capital Stock of the Acquired Companies; or (iii) redeem, purchase or otherwise acquire any of its Capital Stock or units or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any of its Capital Stock;

               (j) dispose of any assets material to their operations outside of the Ordinary Course of Business;

               (k) terminate before its scheduled termination or amend in any material respect any material contract, except in the Ordinary Course of Business;

               (l) merge or consolidate with, or acquire a material interest in, any Person, or enter into any material joint venture, partnership or similar arrangement;

               (m) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, restructuring, recapitalization or other reorganization;

               (n) incur expenditures materially less than the aggregate amount contemplated by the Capital Expenditure Budget for the items contemplated in such Capital Expenditure Budget or that materially deviate from the allocation amongst the categories of items contemplated in such Capital Expenditure Budget;

               (o) terminate any employee who is in the top ten employees ranked by total annual compensation other than for cause; or

               (p) commit, or enter into any agreement to do, any of the foregoing.

               Section 5.4  COMMERCIALLY REASONABLE EFFORTS.

               (a) Each of Seller and Purchaser agree to cooperate with respect to the notices and filings required to be made with, and the consents, approvals, waivers and authorizations required to be obtained from, Governmental Authorities prior to Closing in connection with the transactions contemplated hereby. Each of Seller and Purchaser shall (i) effect, as promptly as reasonably practicable, the filings and notices required to be made prior to Closing and
(ii) use its commercially reasonable efforts to obtain, as promptly as reasonably practicable, the consents, approvals, waivers and authorizations of Governmental Authorities required to be obtained by it prior to Closing; in each case in connection with the transactions contemplated by this Agreement. The parties shall cooperate and use their commercially reasonable efforts to obtain the Third Party Consents and any other consents or waivers that are necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement or the Transaction Documents. Neither party shall be required to materially amend or modify the terms of any of the Transaction Documents in order to obtain any such consent, approval, waiver or authorization.

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

               (b) Within five (5) Business Days following the date of this Agreement, Seller shall provide Purchaser with information reasonably requested by Purchaser to identify any notices or applications that Purchaser may need to file with a Governmental Authority in respect of any transaction contemplated by this Agreement. Seller shall provide Purchaser, as promptly as reasonably practical, with any information that Purchaser subsequently reasonably requests for the purposes of providing or complying with the requirements of any notice or applications that Purchaser may file with a Governmental Authority. Purchaser and Seller shall, within thirteen (13) Business Days following the date of this Agreement (or such shorter period as required by applicable Law), or such other period as Purchaser and Seller may agree, promptly file the appropriate notices, applications and documentary materials required to be filed by them, or which Purchaser and Seller reasonably deem advisable to file, with Governmental Authorities, including in connection with obtaining all necessary consents, approvals, waivers and authorizations required to be obtained from Governmental Authorities (including the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act and with the Canadian Competition Bureau under the Competition Act) prior to Closing and promptly file any additional information required in connection with such filings as soon as practicable after receipt of request therefor. Purchaser and Seller shall each use commercially reasonable best efforts to obtain an early termination of the applicable waiting periods under the HSR Act, and make any further filings and supply any further information and documentation pursuant thereto and pursuant to the Competition Act that may be necessary, proper, or advisable in connection therewith. Each of Purchaser and Seller agrees to cooperate with and promptly to consult with, to provide any reasonably available information with respect to, and to provide the other party (and its counsel) advance drafts and copies of all presentations and filings to be made with Governmental Authorities.

               (c) Purchaser will use its commercially reasonable efforts to obtain as promptly as practicable the Financing required to be obtained to consummate the transactions contemplated hereby on the terms described in the term sheets attached to Commitment Letters. Purchaser will promptly inform Seller of all material developments relating to arranging such Financing. Seller shall cause Inorganics to reasonably cooperate with Purchaser in connection with Purchaser's preparation and negotiation of the Financing Documents.

               (d) Purchaser shall use its commercially reasonable efforts to enter into investment agreements with all of the individuals listed on Section 5.4(d) of the Purchaser Disclosure Letter so that the individual will make the investment so indicated (the "Management Agreements").

               (e) Each party shall use its commercially reasonable efforts to cause the conditions to its obligations hereunder to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, authorizations, approvals, consents, releases and terminations).

               Section 5.5  EMPLOYEE MATTERS.

               (a) Purchaser shall, and shall cause its applicable Subsidiaries or benefits plans to, give the Employees full credit, for purposes of eligibility and vesting (and, solely with respect to

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determining an Employee's eligibility for paid vacation and severance benefits, for purposes of benefit accrual), under any employee benefit plans, collective bargaining arrangements, programs or arrangements maintained by Purchaser and Purchaser's Subsidiaries (collectively, "Purchaser Plans"), for the Employees' service with the Acquired Companies to the same extent recognized under the Plans by the Acquired Companies immediately prior to the Closing Date; provided that such crediting service does not result in duplication of benefits for the same period of service.

               (b) Purchaser and Purchaser's Subsidiaries shall (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Employees (to the extent that such exclusions or waiting periods were waived or satisfied pursuant to existing Plans) under any "welfare benefit plans" (as defined in
Section 3(1) of ERISA) that such employees may be eligible to participate in after the Closing Date and (ii) provide each Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plans that the Employees are eligible to participate in after the Closing Date.

               (c) For a period of twelve (12) months following the Closing Date, Purchaser shall cause one of the Acquired Companies to provide Employees with compensation and benefits that are, in the aggregate, substantially comparable to compensation and benefits provided by the Acquired Companies immediately prior to Closing.

               (d) Following the Closing, Purchaser and the Acquired Companies shall not, at any time prior to 180 days after the Closing Date, effectuate a plant closing, mass layoff, mass termination or other action resulting in similar workforce reductions or give notice of redundancies that would trigger the Trade Union and Labour Relations (Consolidation) Act 1992, United Kingdom, affecting in whole or in part any facility, site of employment, operating unit or employees of the Acquired Companies, without fully complying under applicable law with the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), the Employment Standards Act, Ontario, Section 188 of the Trade Union & Labour Relations (Consolidation) Act 1992, United Kingdom, and any other applicable U.S., foreign, state or provincial statutes or laws.

               (e) Following the Closing, Purchaser shall cause the Acquired Companies to honor all collective bargaining agreements set forth in Section
3.19 of the Seller Disclosure Letter. Seller agrees and acknowledges that it is responsible for making any required notifications regarding this Agreement and Plan of Merger to any labor organization if such notification is required or contemplated by the terms of its, or an Acquired Companies', collective bargaining agreements with said labor organizations.

               (f) Except as expressly provided herein, nothing contained herein is intended to confer upon any Employee the right to continued employment with Purchaser or any of its Subsidiaries for any period, or any benefits under any Plan, including but not limited to, any severance benefits, by reason of this Agreement.

               (g) Seller shall take all actions necessary and appropriate to ensure that, as of prior to the Closing Date, (i) Seller shall assign to one of the Acquired Companies, and that such

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Acquired Company shall assume, the IMC Global Inc. Retirement Savings and
Investment Plan for Hourly Employees, (ii) one or more of the Acquired Companies shall adopt one or more defined contribution plans (collectively, the "Salt Account Plan") effective as of immediately prior to the Closing and (iii) the account transfers discussed in this Section 5.5(g) shall be completed. The Salt Account Plan shall, concurrently with, and to the extent of, receipt of assets as hereinafter provided, assume the account balances in the IMC Global Inc. Profit Sharing and Savings Plan (the "IMC Savings Plan") of each Employee who was at the Closing Date both (i) employed by the Acquired Companies (and set forth on Section 5.5(g) of the Seller Disclosure Letter) and (ii) a participant in the IMC Savings Plan (such an Employee, a "Plan Employee"). As of immediately prior to the Closing Date, Seller shall cause the IMC Savings Plan to transfer to the Salt Account Plan an aggregate amount equal to the account balances of all Plan Employees (whether or not vested) valued as of the most recent accounting date prior to the date of transfer (including an amount reflecting any matching or other Seller contributions accrued but not yet contributed of the Closing Date) ("Transferred Accounts") together with interest accounting for earnings during the period beginning on the applicable valuation date on ending on the actual date of transfer. Seller shall cause the transfer to the Salt Account Plan to be made either in cash, in-kind assets or a combination of cash and in-kind assets, as determined by Seller (and shall include any promissory notes or other evidences of indebtedness with respect to any outstanding loans). Seller shall cause such Acquiring Company(ies) establishing the Salt Account Plan to establish one or more trusts or other funding entities for the purpose of receiving such assets from the IMC Savings Plan. Each Transferred Account shall be invested initially in substantially comparable investment options under the Salt Account Plan as such accounts were invested in the IMC Savings Plan immediately prior to the date of transfer. Seller shall ensure that the transfer set forth above shall comply with the provisions of Code Sections 411(d)(6) and 414(1) and Section 204(h) and 208 of ERISA.

               (h) (1) As soon as reasonably practicable after the Closing Date, Purchaser shall take all actions necessary and appropriate to ensure that Purchaser or one of its Affiliates maintains or adopts one or more pension plans (the "Purchaser Pension Plan") effective as of the Closing Date and to ensure that each Purchaser Pension Plan satisfies the following requirements as of the Closing Date: (A) the Purchaser Pension Plan is a qualified, single-employer defined benefit plan under Section 401(a) of the Code; (B) any Purchaser Pension Plan that was in effect before the Closing Date shall not have any "accumulated funding deficiency," as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, immediately before the Closing Date; (C) the Purchaser Pension Plan is not the subject of termination proceedings or a notice of termination under Title IV of ERISA; and (D) the Purchaser Pension Plan does not violate the requirements of any applicable collective bargaining agreement. For purposes of Section 5.5(h)(2) and (3), the term "Purchaser" shall mean the Purchaser or any applicable Affiliate of Purchaser that maintains or adopts the Purchaser Pension Plan.

                   (2) In accordance with the provisions of this Section 5.5(h), effective as of the date of the transfer of assets described in subsection (iv) below, Purchaser shall cause the Purchaser Pension Plan to accept all liabilities for benefits under the IMC Global Inc. Consolidated Retirement Plan for Union Hourly Employees (the "Seller Pension Plan"), whether or not vested, that would have been paid or payable (but for the transfer of assets and liabilities pursuant to this Section 5.5(h)) to or with respect to the Employees and Other Plan Participants (as defined below) under the terms of the Seller Pension Plan, including, but not limited to, all

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liabilities for "Section 411(d)(6) protected benefits" (as defined by Section
411(d)(6) of the Code and the regulations thereunder) that have accrued under the Seller Pension Plan as of the Closing Date. Except as may otherwise be permitted by applicable law, Purchaser shall not amend the Purchaser Pension Plan, or permit the Purchaser Pension Plan to be amended so as to eliminate any benefit, whether or not vested, with respect to which liabilities are transferred pursuant to the foregoing provisions of this subsection (ii), including, but not limited to, any such benefit that is a "Section 411(d)(6) protected benefit" (as defined by Section 411(d)(6) of the Code and the regulations thereunder) or to decrease the accrued benefit as of the Closing Date of any Employee or Other Plan Participant (as defined below).

                   (3) Seller shall cause to be transferred to a trust established by Purchaser as part of the respective Purchaser Pension Plan cash or other assets agreed upon by Purchaser and Seller (or any combination of cash and other assets as agreed upon by Purchaser and Seller) equal to the Accrued Liability (defined below) under such Seller Pension Plan for all Employees and Other Plan Participants (as defined below), where such Accrued Liability shall be determined as of the end of the calendar month which includes the Closing Date (the "Accrued Liability Determination Date"). Following the transfer of assets, Purchaser shall assume all liabilities to pay benefits and obligations to pay benefits of Seller, the Acquired Companies and the Seller Pension Plan with respect to the Employees and the Other Plan Participants under the Seller Pension Plan, and Purchaser shall become with respect to each Employee and each Other Plan Participant responsible for all benefits due and acts, omissions and transactions under or in connection with such Seller Pension Plan, whether arising prior to, on or after the Closing Date. In connection with the transfer of assets and liabilities pursuant to this Section 5.5(h), Purchaser and Seller shall cooperate with each other in making all appropriate filings required by the Code and/or ERISA and the regulations thereunder, and the transfer of assets and liabilities pursuant to this Section 5.5(h) shall be made as soon as reasonably practicable after the expiration of the thirty (30) day period following the filing of any required notices with the IRS pursuant to Section 6058(b) of the Code and Purchaser and Seller have supplied each other with reasonable assurance that the Purchaser Pension Plan in Purchaser's case and the Seller Pension Plan in Seller's case is a qualified plan meeting the requirements of Section 401(a) of the Code. The amount of assets so transferred shall be credited with interest during the period beginning on the Accrued Liability Determination Date and ending on the date of transfer using the same annual compounded interest rate that was used to determine the liabilities under the PBGC's plan termination assumptions. Benefit payments under the Seller Pension Plan to Employees and Other Plan Participants in pay status shall continue to be made from the Seller Pension Plan following the Closing Date and until the date of the asset transfer described above. Any such payments, adjusted for applicable interest, shall be deducted from the amount required to be transferred to the Purchaser Pension Plan pursuant to this Section 5.5(h). Purchaser and Seller each shall ensure that the transfer set forth in this
Section 5.5(h) shall comply with the provisions of Code Sections 411(d)(6) and 414(l) and Sections 204(h) and 208 of ERISA. The term "Other Plan Participant" shall mean any person who was employed by the Acquired Companies, who has an accrued benefit (which remains payable in whole or in part) under the Seller Pension Plan immediately before the Closing Date and who immediately before the Closing Date is no longer an Employee or who is a beneficiary or an alternate payee of an individual who was employed by the Acquired Companies or a beneficiary or alternate payee of an Employee and who has an accrued benefit (which remains payable in whole or in part) under the Seller Pension Plan.

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               For purposes of this Section 5.5(h), the term "Accrued Liability"
shall mean, with respect to the Seller Pension Plan, the present value of the accrued benefit of each Employee and each Other Plan Participant in such Seller Pension Plan, determined on a termination basis using the interest factors specified by the PBGC as in effect as of the Closing Date for an immediate or deferred annuity as appropriate for each such person and using the other methods and factors specified in the PBGC's regulations (including without limitation the regulations under ERISA Section 4044) for the valuation of accrued benefits upon a plan termination, including, but not limited to, the expected retirement age and expense load assumptions and the 1983 Group Annuity Mortality Table. The Accrued Liability shall be determined by an enrolled actuary designated by Seller, and Seller shall provide any actuary designated by Purchaser with such information as is reasonably necessary to review the calculations of the Accrued Liability in all material respects and to verify that such calculations have been performed in a manner consistent with the terms of this Section 5.5(h). If Purchaser's actuary concludes that the calculations made by Seller's actuary are incorrect or inconsistent with this Sections 5.5(h), the parties shall seek to resolve the difference among themselves. If the parties are unable to reach a final resolution within 30 days following the date Seller has provided the calculations to Purchaser's actuary, then, unless the parties mutually agree to continue their efforts to resolve such differences, an actuary selected jointly by Seller's actuary and Purchaser's actuary (or, if such actuaries are unable to jointly agree on such an actuary, an arbitrator selected by the New York, NY office of the American Arbitration Association (the "Arbitrator")) shall resolve such differences in the manner provided below. Seller and Purchaser shall each be entitled to make a presentation to the Arbitrator, pursuant to procedures agreed to among Seller, Purchaser and the Arbitrator, advocating the merits of the calculations espoused by such party, and the Arbitrator shall be required to resolve the differences between the parties and determine the appropriate calculations within ten business days thereafter. Such determination shall be conclusive and binding upon such parties, absent fraud or manifest error. Seller and Purchaser shall share equally the fees and expenses of the Arbitrator; provided, that if the Arbitrator determines that one party has adopted a position or positions with respect to the calculations referenced in this
Section 5.5(h) that is frivolous or clearly without merit, the Arbitrator may, in his or her discretion, assign a greater portion of any such fees or expenses to such party.

               (i) On or prior to the Closing Date (1) to the extent that (A) such liabilities are set forth on the current liabilities section of the Closing Balance Sheet or (B) assets in an amount equal to such liabilities are either
(I) transferred to the Purchaser or (II) transferred to (or as of the Closing Date are maintained by or for the benefit of) any Acquired Company or non-qualified deferred compensation plan set forth on Section 5.5(i)(2) of the Seller Disclosure Letter, Purchaser or one of the Acquired Companies shall take all action necessary and appropriate to assume all liabilities with respect to the Employees under the non-qualified deferred compensation plans set forth on
Section 5.5(i)(1) of the Seller Disclosure Letter, and (2) Seller or the applicable Acquired Companies shall take all action necessary and appropriate to amend the non-qualified deferred compensation plans set forth on Section 5.5(i)(2) of the Seller Disclosure Letter to provide that (A) all benefits accrued by an Employee under such plans shall be distributed to such Employee on or prior to the Closing Date (or during any period following the Closing Date as may be determined by Seller) and (B) each such Employee shall be credited with all benefits or earnings accrued under such plan through the dates of such distributions. Seller acknowledges and agrees that with respect to the plans set forth on Section 5.5(i)(2) of the

                                       71
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Seller Disclosure Letter, Seller shall be solely responsible for the payment of benefits thereunder, and Purchaser shall have no liability with respect thereto.

               (j) Notwithstanding any other provision herein, nothing in this Agreement shall create any third party beneficiary rights in any Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Employee by Purchaser or any of its Affiliates or under any benefit plan that Purchaser or any such Affiliate may maintain.

               (k) On or prior to the date hereof, Seller caused the Company to adopt the Salt Holdings Corporation Senior Executives' Deferred Compensation Plan (the "Senior Executive Plan") and Seller shall cause the Company to maintain such plan without amendment or modification until the Closing.

               Section 5.6 INSURANCE MATTERS. Seller will use its commercially reasonable efforts to assist the Acquired Companies in tendering claims to the applicable insurers under the Insurance Policies and to provide the Acquired Companies with proceeds in a timely fashion of all claims made by or with respect to the Included Subsidiaries under the Insurance Policies. Seller shall provide Purchaser with access to the Insurance Policies and Seller's personnel and claims administrator to the extent necessary to facilitate Purchaser's and the Acquired Companies' compliance with their obligations set forth in this
Section 5.6 and to determine coverage for claims that Purchaser and the Acquired Companies might tender to the applicable insurers under the Insurance Policies. Following the Closing, Seller shall treat claims for the Acquired Companies in a manner consistent with the treatment by Seller of claims of the Acquired Companies prior to the Closing in relation to claims of other members of the Seller Group.

               Section 5.7 INTERCOMPANY ACCOUNTS. Prior to the Closing, Seller and the Acquired Companies shall cause the elimination of all intercompany accounts between the Seller Group on the one hand and the Acquired Companies on the other hand, other than the U.K. Loans and the Esterhazy Loan; provided, however, that the Seller shall not pay, or cause to be repaid, all or any portion of the U.K. Loans and the Esterhazy Loan between the date of this Agreement and the Closing. On the Closing Date, the Surviving Corporation shall cause the U.K. Loans and the Esterhazy Loan to be repaid to Seller immediately following the Effective Time. Seller shall determine the method by which such intercompany accounts are eliminated including but not limited to elimination by means of settlement, setoff or capital contribution. Such elimination of intercompany accounts shall be in satisfaction of all amounts owed by the Seller Group to any of the Acquired Companies and all amounts owed by any of the Acquired Companies to the Seller Group in respect of such intercompany payables and intercompany receivables and each of the Acquired Companies, as applicable, and Seller shall provide the Acquired Companies and Seller, respectively, with a full release, if applicable, of any guarantee or other security interest related to such intercompany accounts.

               Section 5.8  FINANCIAL INFORMATION.

               (a) Seller shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to cooperate with and assist, and shall cause its independent accountants to

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cooperate and assist, Purchaser in preparing such information packages and offering materials as the parties to the Commitment Letters may reasonably request (collectively, the "Offering Materials") for use in connection with the offering and/or syndications of debt securities, loan participations and other matters contemplated by the Commitment Letters (the "Offerings"), including, without limitation, making senior management and other representatives of Seller and the Acquired Companies available (at mutually agreeable times) to participate in meetings with prospective investors and participating in "road shows" in connection with any such Offerings and providing such information and assistance as the parties to such Commitment Letters may reasonably request in connection therewith. Following the Closing, Purchaser shall cause the Acquired Companies to reimburse Seller for all reasonable out-of-pocket fees and expenses (including accountants' fees) incurred by Seller in complying with this Section 5.8.

               (b) For each month from signing until Closing, Seller shall provide Purchaser with a consolidated income statement (by total company and by division) and a consolidated statement of cash flows and a consolidated balance sheet as of the end of the month, each prepared in accordance with GAAP, within 25 days of the end of such month.

               (c) Seller shall instruct Ernst & Young LLP to conduct an audit of the financial statements for the Included Subsidiaries as of, and for the six months ended, June 30, 2001, and Seller will cooperate with such audit. The cost of such audit that is in excess of the cost of the six-month review of the Included Subsidiaries that was already performed by Ernst & Young LLP prior to the date hereof shall be borne fifty percent by Purchaser (or if the Closing occurs, the Surviving Corporation) and fifty percent by Seller, up to a maximum of $100,000 (and if such costs shall be in excess of $100,000, then Seller shall be liable for payment of any excess). The cost of any special bonuses payable to employees of the Acquired Companies in connection with the conduct of the audit shall be borne fifty percent by Purchaser or the Surviving Corporation and fifty percent by Seller, up to a maximum of $20,000 (and if such costs shall be in excess of $20,000, then Seller shall be liable for payment of any excess). Seller shall provide Purchaser a reasonably detailed statement of the cost of the work performed by Ernst & Young LLP.

               Section 5.9 ANNOUNCEMENT. Neither Seller nor Purchaser will issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable law or stock exchange regulation. Notwithstanding anything in this Section 5.9 to the contrary, Seller and Purchaser will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by law or stock exchange requirements.

               Section 5.10 NOTIFICATION BY PURCHASER. Prior to the Closing, Purchaser shall promptly inform Seller in writing when it has Knowledge of any breach of the representations and warranties contained in ARTICLE III (it being understood and agreed that for purposes of indemnification pursuant to Article VIII hereof, a breach of this covenant will be treated only as a breach of the underlying representation or warranty).

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               Section 5.11  FURTHER ASSURANCES.

               (a) At any time after the Closing Date, Seller and Purchaser shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Seller or Purchaser, as the case may be, and necessary for Seller, or Purchaser, as the case may be, to satisfy their respective obligations hereunder or obtain the benefits contemplated hereby.

               (b) From and after the Closing, until the earlier of the settlement of or the final judgment for the litigation set forth in Section 5.11(b) of the Seller Disclosure Letter and the second anniversary of the Closing Date, none of the Acquired Companies shall extend an exclusive dealership to any person in the territory previously served by DustChem L.C. for products previously sold by DustChem L.C.

               (c) Seller and Purchaser shall reasonably cooperate to finalize the settlement agreement described in Section 5.11(c) of the Seller Disclosure Letter in a manner consistent with such described settlement in Section 5.11(c) of the Seller Disclosure Letter.

               Section 5.13  POST-CLOSING COOPERATION.

               (a) After the Closing, upon reasonable written notice, Purchaser and Seller shall, in a prompt and timely manner, furnish or cause to be furnished to the other party and its employees, counsel, auditors and representatives access during normal business hours to such information and assistance, including but not limited to the assistance of transferred personnel and Additional Acquired Assets, relating to the Acquired Companies as is reasonably necessary for governmental filings, financial reporting and accounting matters, the preparation and filing of any Tax Returns, reports or forms or the defense of any Tax audit, claim or assessment. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 5.12. Neither party shall be required by this Section 5.12 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

               (b) Following the Closing, Purchaser shall permit Seller and its representatives to have reasonable access during regular business hours and upon reasonable advance notice, to the relevant books, records, information and employees of the Acquired Companies in connection with Seller's defense of the litigation matters listed on Section 8.3(b) of the Seller Disclosure Letter, the pursuit of the litigation matters listed on Section 1.1(h) of the Seller Disclosure Letter as well as any other litigation relating to the Acquired Companies to which a member of the Seller Group is a party or for which the Seller provides indemnity pursuant to this Agreement. Seller and its Affiliates shall have the sole right, at their sole cost and expense to, and shall (i) defend the litigation matters listed on Section 8.3(b) of the Seller Disclosure Letter and (ii) pursue the litigation matters listed on Section 1.1(h) of the Seller Disclosure Letter. Seller shall not settle or compromise any on, or consent to the entry of any judgment, without the prior written consent of the Surviving Corporation (which consent shall not be unreasonably withheld or delayed) PROVIDED, that the Surviving Corporation shall not be required to consent to any settlement or consent to the entry of any judgment which (i) does not include as a term thereof the delivery by the claimant or plaintiff to the Surviving Corporation of a duly executed written

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unconditional release of the Surviving Corporation from all Liability in respect of such litigation or (ii) involves the imposition of equitable remedies.

               Section 5.13 CERTAIN TRANSACTIONS. Purchaser shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation would reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period,
(ii) significantly increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transactions contemplated by this Agreement, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay or prevent the consummation of the transactions contemplated by this Agreement. Prior to Closing, Purchaser shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, Cargill Corporation or Morton International, Inc and will not enter into any agreement with any employee/owner of U.S. Salt in connection with this Agreement or the transactions contemplated hereby.

               Section 5.14 RELEASE OF CERTAIN LIENS. With respect to all Real Property, Seller shall use its best efforts to obtain releases of all Liens set forth in Section 5.14 of the Seller Disclosure Letter encumbering such Real Property on or prior to the Closing Date (the "Encumbrance Releases") (other than the Financing Statement between Great Salt Lake Minerals Corporation, as debtor, and Zions Credit Corporation, as secured party, recorded December 18, 1997 in Entry No. 1510800, Book/Page 1897/1870, as amended by Amendment recorded January 29, 1998, as Entry No. 1518125, in Book 1904 at page 597 of the official records of Weber/Box Elder County, Utah, which shall be a Permitted Lien) or, in the event such Encumbrance Releases are not available on or prior to the Closing Date, use its best efforts to cause Chicago Title Insurance Company or its agent to insure over or omit such Liens from the Title Policies or Foreign Title Assurance to be obtained by the Purchaser in connection with any Real Property ("Clean Policies"), (including providing an indemnity to the Chicago Title Insurance Company, if so requested, regarding any payments that may be due under the Liens set forth in Section 5.14 of the Seller Disclosure Letter if necessary to obtain the Clean Policies), and if not released prior to Closing, shall continue to use its best efforts to cooperate to obtain such Encumbrance Releases following Closing.

               Section 5.15  EXCLUSIVITY.

               (a) Seller agrees that, unless this Agreement is terminated by its terms, Seller shall not directly or indirectly through any Acquired Company, Affiliate, agent or representative or otherwise, (i) solicit, initiate or encourage the submission of any proposal or offer from any Person, relating to any merger or consolidation with or into, or acquisition or purchase of all or any portion of the Capital Stock of, or any material portion of the assets of any Acquired

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Company or any other transaction or series of transactions which has a substantially similar economic effect (except for (x) sales of inventory, obsolete equipment, "trade-in" sales for equipment or vehicle upgrades or similar sales of immaterial assets, in each case in the Ordinary Course of Business, (y) as permitted by this Agreement and (z) the Preliminary Transfers) (an "Acquisition Proposal"), (ii) substantially respond to any Acquisition Proposal, participate in any discussions or negotiations regarding, or furnish to any other Person any confidential information with respect to, or otherwise facilitate or, encourage any effort or attempt by any other Person to do or seek to do any of the foregoing, except for provisions of information customarily provided to third parties in the Ordinary Course of Business where the disclosing Person has no reason to believe that such information is intended to be used to evaluate the possibility of making an Acquisition Proposal or (iii) consummate any of the foregoing (whether by sale, transfer, contribution, distribution or otherwise); provided that nothing in this Section 5.15(a) shall
(x) prohibit Seller or any Acquired Company from making any disclosure required by applicable law or (y) prohibit Seller from taking any of the actions of the type described in this Section 5.15(a) solely to the extent they relate to a sale of Seller's Capital Stock or assets to, or a business combination with, a bona fide prospective purchaser involving all or substantially all of Seller's Capital Stock or assets or any other transaction or series of transactions which has a substantially similar economic effect.

               (b) Seller represents that it has suspended (and has caused its Affiliates, employees, agents, and representatives to suspend), all contacts, discussions and negotiations with third parties (other than Purchaser and Apollo and their respective Affiliates, agents and representatives) regarding any Acquisition Proposal. Seller shall promptly notify Purchaser if any such Acquisition Proposal, or any inquiry or contact with any Person with respect thereto (including any person or entity with whom Seller or any Acquired Company has already had such discussions), is made in writing or orally to Seller (but if orally only if to one or more of the officers and employees of Seller listed
Section 1.1(c)(i) or 1.1(c)(ii) of the Seller Disclosure Letter) following the date hereby.

               Section 5.16  NON-COMPETITION, NON-SOLICITATION AND
CONFIDENTIALITY.

               (a) NON-COMPETITION. During the period beginning on the Closing Date and ending on the eighth anniversary of the Closing Date (the "Non-Compete Period"), Seller shall not, and shall not allow any of its Subsidiaries to, directly or indirectly, compete with the Acquired Companies in (including, without limitation, by soliciting any customer or other business relation of any of the Acquired Companies with respect to) the business of mining, producing, processing, selling, bartering, trading, distributing or marketing (i) Salt anywhere in the United States, Canada, Mexico or the United Kingdom or (ii) SOP in the United States or Canada; except in each case for the Permitted Competitive Activities. "Permitted Competitive Activities" means the following:

                       (i) the mining, production, processing, sale, barter, trade, distribution and marketing of Salt that is extracted (whether before or after the Closing) by IMC Canada Ltd. from its Belle Plaine, Saskatchewan, Canada facility to The Canadian Salt Company Limited (or its successors or assigns) pursuant to the existing contract between such parties, dated September 13, 1968, as amended through the date hereof, (the "Belle

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Plaine Contract"), and the ownership and operation of related production facilities to the extent necessary to comply with the Belle Plaine Contract;

                       (ii) the mining, production, processing, sale, barter, trade, distribution and marketing of brine Salt from IMC Potash Carlsbad Inc.'s Carlsbad, New Mexico facility (including Laguna Grande de la Sal ("Laguna Grande")) to (i) United Salt Corporation (or its successors and assigns) and New Mexico Salt and Minerals Corp. (or its successors or assigns) pursuant to United Salt Contract and the New Mexico Salt Contract, between Seller or its Subsidiaries and such parties, each as amended through the date hereof, including any extension, renewal (including for periods after expiration of the current contracts), replacement or modification thereof on terms, including volumes, consistent with the existing contracts (which may include leasing Laguna Grande to a third party, contracting with a third party to mine, produce, process, sell, distribute or market Salt from Laguna Grande or for Seller or one of its Subsidiaries to mine, produce, process, sell, distribute or market Salt from Laguna Grande) (as such contracts may be extended, renewed, replaced or modified in accordance herewith, the "Laguna Grande Contract"), and the ownership and operation of related mining production and distribution facilities to the extent necessary to comply with the Laguna Grande Contracts and (ii) to the extent appropriate to meet operational requirements to address environmental requirements;

                       (iii) the mining, production and processing of by-product Salt from potash facilities (including facilities acquired after the Closing Date) but not the trade, distribution, marketing, sale or barter of Salt;

                       (iv) the sale, barter, trade, distribution and marketing of by-product Salt at Seller's and its Subsidiaries' existing or later acquired potash facilities in Saskatchewan, Canada to the extent that Seller is required to do so to comply with any currently existing or hereafter adopted applicable Environmental Law (including, without limitation, any Order) or any agreement with appropriate Canadian Governmental Authorities, it being understood that Seller or any of its Subsidiaries may negotiate with Canadian Governmental Authorities regarding compliance in response to requirements of such agencies that Seller and its Subsidiaries comply with applicable Environmental Laws and Seller must in good faith choose any method of compliance that Seller prefers in order to comply with such Environmental Laws other than the sale, barter, trade, distribution or marketing of such Salt and may only sell, barter, trade, distribute or market such Salt if a Canadian Governmental Authority of competent jurisdiction issues an order to the effect that no other method of compliance is acceptable to comply with such Environmental Laws (such as burial or deep well injection);

                       (v) the mining, production, processing, sale, distribution and marketing of Salt or SOP from facilities, mines or businesses "ancillary" (meaning that no more than one-third of the revenues of such business relates to the mining, production, processing, sale, distribution and marketing of Salt) to any business Seller acquires at any time after the Closing Date (to the extent such business relates to the mining, production, processing, sale, distribution and marketing of Salt, an "Acquired Ancillary Salt Business"), but only if Seller is using commercially reasonable efforts to promptly divest

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itself of such Acquired Ancillary Salt Business if such Acquired Ancillary Salt
Business represents more than 15% of the gross revenues or total assets of the acquired business or represents in excess of $25,000,000 of gross revenues; provided that any Acquired Ancillary Salt Business does not, while owned by Seller or its affiliates, sell more than 102.5% of the volume of Salt sold in the 12 month period immediately prior to any time of comparison.

                       (vi) the mining, production, processing, barter, trade, sale and distribution of Salt to Purchaser or the Acquired Companies pursuant to the Supply Agreements (or any additional supply contracts that may be entered into between Seller and/or its Subsidiaries, on the one hand, and Purchaser or an Acquired Company, on the other hand);

                       (vii) the production, processing, sale, barter, trade, and distribution of SOP to an Acquired Company or Alternate Purchaser (as such term is defined in the SOP Agreement) in accordance with the SOP Agreement or for export (other than to Canada), provided that, if the SOP Agreement is not extended or renewed after 5 years or, if the SOP Agreement is terminated, the production, processing, sale, distribution and marketing of SOP produced by the Carlsbad, New Mexico facility.

                       (viii) the mining, production, processing, sale, barter, trade, distribution, and marketing of Salt and SOP by Phosphate Resource Partners Limited Partnership, IMC Phosphates Company and their respective subsidiaries; provided that Seller Group shall not directly or indirectly supply or sell Salt or SOP to Phosphate Resource Partners Limited Partnership, IMC Phosphates Company or their respective subsidiaries, except that the Seller Group may supply or sell up to 2,000 tons of SOP per year (which amount shall be deemed to be increased by two percent on each twelve month anniversary of this Agreement) to Phosphate Resource Partners Limited Partnership, IMC Phosphates Company and their respective subsidiaries if such SOP is not resold as fertilizer;

                       (ix) the mining, production, processing, sale, barter, trade, distribution and marketing of solar Salt produced by the Searles Valley facility of no more than 125,000 tons of solar Salt for general trade or industrial use excluding for the food or the highway business;

                       (x) the sale, barter, trade, distribution and marketing of Salt as provided in the Esterhazy Supply Agreement and the Hersey Supply Agreement;

                       (xi) the ownership of less than 10% of the outstanding stock of any publicly-traded corporation so long as Seller and its Subsidiaries are not actively involved in such business; and

                       (xii) the mining, production, processing, sale, barter, trade distribution and marketing of products (other than SOP) that compete with SOP.

               (b) NON-SOLICITATION.

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               (i)  Seller agrees that, unless Purchaser gives its consent,
Seller shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any Employee or officer employed by any Acquired Company immediately prior to the Closing, provided, however, that if the employment of any such Employee is terminated, Seller may solicit or hire such Employee (i) following the one year anniversary of such termination if such Employee is an officer of, or is in a management position at, any of the Acquired Companies or (ii) following the six month anniversary of such termination for any other Employee employed by an Acquired Company.

               (ii) Purchaser agrees that, unless Seller gives its consent, Purchaser shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any sales and marketing employees employed by IMC USA, Inc. or IMC Canada Ltd. immediately prior to the Closing, provided, however, that if the employment of any such Employee is terminated, Purchaser may or may cause one of the Acquired Companies to solicit or hire such Employee (i) following the one year anniversary of such termination if such Employee is an officer of, or is in a management position at, IMC USA, Inc. or IMC Canada Ltd. or (ii) following the six month anniversary of such termination for any other Employee employed by IMC USA, Inc. or IMC Canada Ltd.

(c)       CONFIDENTIALITY.

               (i) Except as required by law or legal process, Seller shall, and shall cause its Subsidiaries and Affiliates, and their respective officers, directors and key employees to, (1) treat and hold as confidential any information to the extent concerning the business and affairs of the Acquired Companies that is not (as of any date of determination) generally available to the public and has not been made generally available to the public after the date hereof by Purchaser (the "Confidential Information") and (2) refrain from using any of the Confidential Information for commercial purposes, except for the performance of the Transition Services Agreement and the Supply Agreements. In the event that Seller or any of its Subsidiaries and Affiliates, and their respective officers, directors or key employees is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Seller shall notify Purchaser promptly of the request or requirement so that Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 5.16(c)(i). If such protective order or waiver is not obtained, Seller or such officer, director or key employee may disclose the Confidential Information to the extent so legally required; provided that Purchaser or one of the Acquired Companies, on behalf of such disclosing Person, may obtain, and Seller shall cooperate with any efforts to obtain, at Purchaser's or one of the Acquired Companies' cost, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as Purchaser or one of the Acquired Companies shall designate.

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               (ii) Except as required by law or legal process, Purchaser shall, and shall cause its Subsidiaries (including the Acquired Companies following the Closing Date) and Affiliates, and their respective officers, directors and key employees to, (1) treat and hold as confidential any information to the extent concerning the business and affairs of Seller and its Subsidiaries that is not (as of any date of determination) generally available to the public through no fault of Purchaser or its Affiliates (including the Acquired Companies following the Closing Date) (the "Seller Confidential Information") and (2) refrain from using any of the Seller Confidential Information for commercial purposes. In the event that Purchaser or any of its Subsidiaries (including the Acquired
Companies following the Closing Date) and Affiliates, and their respective officers, directors or key employees is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Seller Confidential Information, Purchaser shall, or shall cause one of the Acquired Companies to, notify Seller promptly of the request or requirement so that Seller may seek an appropriate protective order or waive compliance with the provisions of this Section 5.16(c)(ii). If such protective order or waiver is not obtained, Purchaser, such Acquired Company or such officer, director or key employee may disclose the Seller Confidential Information to the extent so legally required; provided that Seller, on behalf of such disclosing Person, may obtain, and Purchaser shall, and shall cause the Acquired Companies to, cooperate with any efforts to obtain, at Seller's cost, an order or other assurance that confidential treatment shall be accorded to such portion of the Seller Confidential Information required to be disclosed as Seller shall designate.

               (d) Seller and Purchaser acknowledge and agree that in the event of a breach by the other party or such other party's officers, directors or key employees of any of the provisions of this Section 5.16, monetary damages may not constitute a sufficient remedy. Consequently, in the event of any such breach, the non-breaching party may, in addition to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

               (e) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.16 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified during the period in which the judgment is in effect.

               Section 5.17 CHANGE OF CORPORATE NAME. As soon as practicable following the Closing Date, but in no event later than ten (10) business days following the Closing Date, Purchaser shall cause each of the Acquired Companies to change its corporate name to a name that does not include "IMC" and to make any necessary legal filings with the appropriate Governmental Authorities to effectuate such changes. Purchaser shall cause the Acquired

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Companies to hold harmless and indemnify Seller against all costs, expenses and damages resulting from or arising in connection with any Acquired Company's use of the "IMC" name as provided in this Section 5.17.

               Section 5.18  SELLER'S TRADEMARKS.

               (a) Seller hereby grants to the Acquired Companies, effective upon the Closing Date, a non-transferable, nonexclusive, royalty free transitional right and license to use the trademarks, service marks, and trade names listed on Section 5.18 of the Seller Disclosure Letter, together with all slogans, logotypes, designs and trade dress associated therewith (collectively, the "Seller's Marks") solely in connection with the sale of packaged inventory which is in existence as of the Closing Date and is currently being used in the conduct of the Acquired Companies' businesses ("Existing Inventory").

               (b) All rights and goodwill arising from the use of Seller's Marks and/or any similar names or marks (including logos) shall inure solely to Seller's benefit. Purchaser agrees that it shall not permit either the Acquired Companies or any of their Affiliates, to use, directly or indirectly, the word "IMC," "IMC Salt" or "IMC Global" or any marks similar thereto, as part of any Acquired Company's or any of their Affiliates' own trade names, or in any other way that suggests that there is any relation or affiliation between Seller and the Acquired Companies or any of their Affiliates other than that created by this Agreement, or as a trademark, service mark or trade name for any other business, product or service. The Acquired Companies shall have no interest in Seller's Marks except as expressly provided in this Agreement and shall not claim any other rights therein. Nothing in this Agreement or in the performance thereof, or that might otherwise be implied by law, shall operate to grant any Acquired Company any right, title, or interest in or to Seller's Marks other than as specified in the limited license grant in this Agreement. All rights not expressly granted in this Agreement or herein are reserved to Seller.

               (c) The Acquired Companies' right to use the Seller's Marks shall automatically cease upon the earlier of (i) the end of the one (1) year period immediately after the Closing Date; (ii) the depletion of Existing Inventory; or
(iii) the Acquired Companies' failure to cure any material breach with respect to its use of Seller's Marks within 15 days of receipt of written notice from Seller. Upon the termination of the Acquired Companies' right to use Seller's Marks, Purchaser shall cause the Acquired Companies immediately to cease all use of Seller's Marks and all materials bearing Seller's Marks (such materials to be returned to Seller or destroyed).

               (d) The Acquired Companies agree to assign to Seller and does hereby assign to Seller all rights it may acquire, if any, by operation of law or otherwise in Seller's Marks, including all applications or registrations therefore, along with the goodwill associated therewith. Purchaser shall cause the Acquired Companies to assist Seller in protecting and maintaining Seller's rights in Seller's Marks in connection with the Acquired Companies' licensed use hereunder, including preparation and execution of documents necessary or appropriate to register Seller's Marks and/or record this Agreement. As between the parties, Seller shall have the sole right to, and in its sole discretion may, commence, prosecute or defend, and control any action concerning Seller's Marks.

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               (e) The Acquired Companies agree to maintain the quality of all products offered under Seller's Marks at a level that meets or exceeds those standards maintained by Seller immediately prior to the execution of this Agreement.

               (f) Neither the Acquired Companies nor any of their Affiliates shall directly or indirectly, contest the validity of, by act or omission jeopardize, or take any action inconsistent with, Seller's rights in Seller's Marks (including attempting to register Seller's Marks or a mark incorporating either Seller's Marks or the word "IMC" or any mark similar thereto). The Acquired Companies' rights under the license granted herein are personal and may not be sublicensed, assigned or otherwise transferred.

               Section 5.19  ANCILLARY AGREEMENTS.

               (a) On the Closing Date, immediately following the Merger, Seller covenants to Purchaser that the Seller shall, or shall cause its subsidiaries, as appropriate, to enter into the Supply Agreements, the SOP Agreement, the Stock Rights Agreement, the Escrow Agreement, the Transition Services Agreement and the Overland Transition Agreement with the Surviving Corporation or the Acquired Companies, as appropriate. Seller covenants to Purchaser that it shall, or it shall cause its subsidiaries, as appropriate, to either enter into the agreements contemplated by the Rail Car Lease prior to the Merger or that it shall, or it shall cause its subsidiaries, as appropriate, to enter into such agreements immediately following the Merger on the Closing Date.

               (b) On the Closing Date, immediately following the Merger, Purchaser covenants to Seller that it shall, or shall cause the Surviving Corporation or the Acquired Companies as appropriate, to enter into the Supply Agreements, the SOP Agreement, the Stock Rights Agreement, the Escrow Agreement, the Transition Services Agreement and the Overland Transition Agreement with the Seller or members of the Seller Group, as appropriate. Purchaser covenants to Seller that it either shall enter into the agreements contemplated by the Rail Car Lease either prior to the Merger or that it shall cause the Surviving Corporation to enter into such agreements immediately following the Merger.

               Section 5.20  BANK CONSENT.

               (a) Seller shall use its best efforts to obtain the consent set forth in Section 7.3(f) of the Seller Disclosure Letter as soon as reasonably possible following the date hereof.

               Section 5.21 GODERICH MINE LEASE. Prior to the Closing, Seller shall obtain a renewal for the expired leases set forth on Section 5.21 of the Seller Disclosure Letter (the "Expired Leases"), which renewed lease (the "Renewed Lease") shall have (i) a term that expires no earlier than twelve years from the date of Closing and (ii) other terms (including royalty rates) that are substantially consistent with the terms of the Expired Leases. Seller shall use its reasonable best efforts to cause the method of calculating royalties, and the treatment of the elements in the calculation of the royalties charged under the Renewed Lease to be, and the royalties charged under other existing mining leases with the Minister of Natural Resources for the Province of Ontario or the Minister of Northern Development and Mines (the "Other Existing Leases") relating to Sifto Canada Inc.'s operations in Goderich, Ontario, Canada to continue to

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be, consistent with the methodology used in calculating, and the treatment of the elements in the calculation of, the royalty rate reflected in the Company Financial Statements, and to the extent the method of calculating the royalties or the treatment of the elements in the calculation of such royalties results in an increase in the royalties paid or payable to the Minister of Natural Resources for the Province of Ontario or the Minister of Northern Development and Mines under either the Renewed Lease or Other Existing Leases, then Seller shall indemnify the Acquired Companies following the Closing for any such increase in accordance with Section 8.3(c) hereof.

                                   ARTICLE VI

                               CERTAIN TAX MATTERS

               Section 6.1 TRANSFER TAXES. All transfer, documentary, indirect real estate conveyance, sales, use, stamp, registration and other similar Taxes and fees (including penalties and interest thereon but excluding Taxes arising from the transactions contemplated by the provisions of Section 2.1 which will be borne solely by Seller), and any expenses relating to the filing of Tax Returns with respect thereto, incurred in connection with this Agreement or the transactions contemplated thereby (except for those incurred in connection with any Preliminary Transfer) shall be paid one-half by Seller and one-half by the Acquired Companies, provided, however, that any Taxes attributable to the recording of any mortgage or deed of trust incurred in connection with any financings by Purchaser or its Affiliates (including any financings by any Acquired Company in connection with or after the Closing) will be borne solely by the applicable Acquired Company. The party required by applicable law to file all necessary Tax Returns and other documentation with respect to any such Taxes shall prepare and file such Tax Returns and Purchaser and Seller shall each, and shall each cause its Affiliates to, cooperate in the timely preparation and filing of, and join in the execution of, any such Tax Returns and other documentation.

               Section 6.2 TERMINATION OF TAX SHARING AGREEMENT. As of the Closing Date, any Tax sharing agreement or other arrangement for the sharing of Taxes between the Company and/or the Included Subsidiaries, on the one hand, and the Seller Group, on the other hand, shall terminate, and except as provided in this Agreement the Company and the Included Subsidiaries shall have no obligation to pay to the Seller Group any amount relating to Taxes under any such agreement or arrangement.

               Section 6.3 LIABILITY FOR TAXES AND INDEMNITY.

               (a) TAXABLE PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Seller shall be liable for, and shall indemnify and hold Purchaser and its Affiliates including the Acquired Companies harmless against:

                       (i) any and all liability imposed upon any of the Acquired Companies for Taxes of an Affiliated Group (other than an Affiliated Group of which no Acquired Company is a member prior to the Closing Date and of which an Acquired Company becomes a member after the Closing Date) for any taxable year or period ending on or before the Closing Date and any Split Tax Period which liability is imposed on any of the Acquired Companies pursuant to Treasury Regulations (S)1.1502-6 or any comparable

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provision of state, provincial, local or foreign law (including all Taxes directly or indirectly resulting from or caused by Preliminary Transfers);

                       (ii) any and all liability for Taxes imposed on any of the Acquired Companies, or for which any of the Acquired Companies may otherwise be liable, for any taxable year or taxable period ending on or before the Closing Date or any Pre-Closing Period (including all Taxes directly or indirectly resulting from or caused by Preliminary Transfers);

                       (iii) any liability for U.K. Taxes imposed on any of the U.K. Acquired Companies as a result of or in connection with (i) any sales occurring on or before the Closing Date of assets of the Seller, the Acquired Companies, or any Affiliate thereof to a director of the Seller, the Acquired Companies, or any Affiliate thereof and/or (ii) any sales or other dispositions occurring on or before the Closing Date of any equity interests in an Excluded Subsidiary, Acquired Company or an Affiliate thereof between the Seller, the Acquired Companies, or any Affiliate thereof; and

                       (iv)    any Attribute Adjustment Payment.

               (b) TAXABLE PERIODS COMMENCING AFTER THE CLOSING DATE. Purchaser and the Acquired Companies, jointly and severally, shall be liable for, and shall indemnify and hold the Seller Group harmless against, any and all liability for Taxes imposed on any Acquired Company for any Post Closing Period or any taxable year or taxable period commencing after the Closing Date.

               (c) APPORTIONMENT OF TAXES. Any Taxes for a taxable period beginning on or before the Closing Date and ending after the Closing Date (a "Split Tax Period") with respect to the Company and any of the Included Subsidiaries shall be apportioned between the portion of such taxable period ending on the Closing Date (the "Pre-Closing Period") and the portion of such period beginning on the day following the Closing Date (the "Post-Closing Period") based upon an interim closing of the books of the Company, the Included Subsidiaries and their respective Affiliates; PROVIDED, that exemptions, allowances, and deductions that are calculated on an annual basis (including depreciation and amortization deductions), lower bracket amounts, and Taxes calculated on a periodic basis (such as real property Taxes) shall be allocated between the Pre-Closing Period and the Post-Closing Period in proportion to the number of days in each such period.

               (d) CLOSING DATE. Notwithstanding anything herein to the contrary, the Acquired Companies, jointly and severally, shall be liable for, and shall indemnify and hold Seller and its Affiliates harmless against, any and all Taxes of the Company and the Included Subsidiaries attributable to operations, acts or omissions of Purchaser, the Company or the Included Subsidiaries occurring after the Closing on the Closing Date that are not in the ordinary course of business (including but not limited to any Tax elections made after the Closing on the Closing Date). All transactions occurring not in the ordinary course of business after the Closing on the Closing Date shall be reported on the separate consolidated United States Federal Income Tax Return of the Company or Purchaser, as applicable, to the extent permitted by Treasury Regulations (S) 1.1502-76(b)(1)(ii)(B), and shall be similarly reported on other Income Tax

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Returns of Purchaser and the Company and the Included Subsidiaries to the extent permitted by law.

               (e) OVERLAP WITH INDEMNITY. Notwithstanding anything to the contrary in this Agreement, the indemnity obligations of Seller and Purchaser and the Acquired Companies under this Section 6.3 relating to Taxes shall (i) apply without any minimum threshold amount or any maximum limitation, and (ii) survive until the expiration of the relevant applicable statute of limitations (giving effect to any waiver or extension thereof). If there is any conflict between the provisions of this Section 6.3 and the indemnity provisions under
Article VIII, the provisions of this Section 6.3 shall govern.

               (f) TAX ATTRIBUTE ADJUSTMENT. Seller shall pay to Purchaser or the applicable Acquired Company the amount for which the Seller is liable as determined in this Section 6.3(f) and at the time provided in this Section 6.3(f) (the "Attribute Adjustment Payment"). Any Attribute Adjustment Payment not paid by the date on which such payment is due shall bear interest as provided in Section 6.9.

                       (i) ADJUSTMENT DEMAND. Upon the reasonable determination by Purchaser that the actual amount of any tax attribute (including, but not limited to, any apportioned and allocated Code (S)382 or (S)383 limitation) of any Acquired Company described in Section 6.5(d) of the Seller Disclosure Letter (a "Tax Attribute") is less than the amount shown in such section, Purchaser shall provide a written demand (the "Adjustment Demand") to Seller setting forth (i) the amount of such deficiency, (ii) the basis for Purchaser's determination, and (iii) the amount of the Attribute Adjustment Payment claimed due from Seller as a result of such determination. If Seller fails to provide written notice of objection to such Adjustment Demand (an "Objection Notice") within sixty (60) days of receipt of such demand, Seller shall pay to Purchaser, within ninety (90) days of receipt of such demand the amount of the Attribute Adjustment Payment set forth in such demand. If Seller timely provides Purchaser with an Objection Notice, the actual amount of any Tax Attribute deficiency set forth in the Adjustment Demand and the actual Attribute Adjustment Payment relating thereto shall be determined as provided in Section 6.3(f)(ii).

                       (ii) ATTRIBUTE ADJUSTMENT PAYMENT DISPUTE. If Seller timely provides Purchaser with an Objection Notice such dispute shall be resolved as provided in Section 6.8, PROVIDED, HOWEVER, that all fees and expenses related to the work performed by any Auditor selected by the parties to resolve such dispute shall be apportioned between Seller on the one hand and the Acquired Companies on the other in proportion to the amount of the claimed Attribute Adjustment Payment determined by such Auditor to be due. Any Attribute Adjustment Payment determined pursuant to this Section 6.3(f)(ii) shall be paid within thirty (30) days of such determination.

                       (iii) FINAL DETERMINATION RELATING TO TAX ATTRIBUTES. Upon a final determination in connection with an audit examination by a taxing authority or an administrative or judicial proceeding (which examination or proceeding shall be subject to Section 6.7) that the actual amount of any Tax Attribute is less than the amount shown in Section 6.5(d) of the Seller Disclosure Letter, Seller shall pay to Purchaser the amount of the related Attribute Adjustment Payment within thirty (30) days of the date on which such determination becomes final. Any

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determination described in this Section 6.3(f)(iii) shall be conclusive notwithstanding any other determination made pursuant to this Section 6.3(f), and all Attribution Adjustment Payments and other costs paid or previously determined shall be redetermined in light of the determination described in this
Section 6.3(f)(iii).

                       (iv) CALCULATION OF ATTRIBUTE ADJUSTMENT PAYMENT. If the actual aggregate amount of a Tax Attribute (determined on an attribute-by-attribute basis) attributable to the periods or portions of periods ending on or before the Closing Date is determined to be less than the aggregate amount shown in Section 6.5(d) of the Seller Disclosure Letter for such Tax Attribute (a "Tax Attribute Deficiency"), the Attribute Adjustment Payment shall be determined as provided in this Section 6.3(f)(iv).

                               (A) ADJUSTMENTS FOR TAXABLE PERIODS FOR WHICH THE
TAX RETURN HAS BEEN FILED. To the extent that any Tax Attributes relating to a Tax Attribute Deficiency have been utilized in the Income Tax Returns of Purchaser, the Acquired Companies, or their Affiliates, which Income Tax Returns have been filed on or before the date of the Adjustment Demand or the date on which a determination becomes final, as applicable, the Attribute Adjustment Payment shall include the amount of the increase in Taxes of the Purchaser, the Acquired Companies, and their Affiliates for the periods to which such Tax Returns relate determined by comparing the Tax liability of the Purchaser, the Acquired Companies, and their Affiliates shown on such Tax Returns with the Tax liability that would be shown on such Tax Returns if amended to reflect such Tax Attribute Deficiency (including amending to reflect the use of any Tax Attribute unutilized at the time of the Adjustment Demand or final determination, as applicable). The amount of the Attribute Adjustment Payment shall be increased by any penalties, interest or additions actually incurred and attributable to the Tax Attribute Deficiency.

                               (B) ADJUSTMENTS FOR OTHER TAX PERIODS. The
Attribute Adjustment Payment relating to any Tax Attribute Deficiency shall also include an amount equal to the Present Value of the Tax Attribute Deficiency multiplied by the Tax Rate (other than in the case of a Tax Attribute Deficiency relating to an alternative minimum tax credit, in which case the Tax Attribute Change will not be multiplied by the Tax Rate). For purposes of this Section 6.3(f)(iv)(B), "Tax Attribute Deficiency" shall not include any portion of a deficiency of Tax Attributes to the extent such portion caused an Attribute Adjustment Payment pursuant to Section 6.3(f)(iv)(A) and any Tax Attributes deemed utilized for purposes of recalculating tax liability pursuant to Section 6.3(f)(iv)(A) shall be treated as actually utilized in the relevant period.

                                   (1) "Present Value" shall mean the present
value, on the date on which such Attribute Adjustment Payment is due, calculated by using the "base rate" of Citibank, N.A. then in effect as the discount rate and calculated from the due date of the Income Tax Returns for the periods in which a greater or lesser amount of Tax Attributes would be utilized due to such Tax Attribute Deficiency. Such calculation shall be based upon the assumptions that (I) to the extent that any Tax Attributes are subject to limitations under Code (S)382 or (S)383, the only limitations applicable to the use of the Tax Attributes will be the applicable limitations under Code (SS)382 and 383 (taking into account the amount of any unused Code (S)382 limitation adjustment element within the meaning of Treas. Reg. (S)1.1502-95(c)(2)(i)(B)) as set forth in
Section 6.5(d) of the Seller Disclosure Letter and the relevant

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applicable expiration periods, and (II) taxable income of the Acquired Companies and their Affiliates (determined without regard to any net operating losses) for all relevant taxable years will be sufficient to absorb all allowed Tax Attributes (as subject to any applicable limitations under Code (S)(S)382 and 383).

                                   (2) "Tax Rate" shall mean the sum of (i) the
maximum marginal federal Income Tax rate applicable to corporations as of the date of the Adjustment Demand or the date on which a determination becomes final, as applicable, and (ii) five percent (5%).

                       (v) RELATED MATTERS. Any Attribution Adjustment Payment relating to an adjustment in an allocated amount of applicable limitations under Code (S)(S)382 and 383 listed on Section 6.5(d) of the Seller Disclosure Letter shall be calculated based upon the change in the Present Value of (A) any Tax Attribute affected by such adjustment, multiplied by (B) the Tax Rate (other than in the case of an alternative minimum tax credit in which case the Tax Attribute shall not be multiplied by the Tax Rate). For purposes of determining the allocated amount of such applicable limitations, no net unrealized built-in gain or net unrealized built-in loss existing as of the Closing Date shall be taken into account. Purchaser and Seller agree to make any additional reasonable assumptions that will be necessary in making a proper determination of any Attribution Adjustment Payment. Reasonable adjustments shall be made to any Attribution Adjustment Payment to avoid multiple recoveries for a Tax Attribute Deficiency. This Section 6.3(f) and Section 6.3(a)(iv) provide the sole basis for indemnification or recovery relating to any Tax Attribute Deficiency (including any breach of the representations and warranties contained in Section 3.17(aa)) and shall survive until the tenth anniversary of the Closing Date; PROVIDED, HOWEVER, that if an Adjustment Demand is provided prior to such tenth anniversary date, this Section 6.3(f) shall continue to survive with respect to such Adjustment Demand until all payments due with respect to such Adjustment Demand pursuant to this Section 6.3(f) are made.

               Section 6.4 TAX RETURNS.

               (a) TAX RETURNS FOR PERIODS ENDING ON OR PRIOR TO THE CLOSING
DATE.

                       (i) CONSOLIDATED TAX RETURNS. Seller shall include the income, gains, losses and deductions of the Acquired Companies on Seller's consolidated United States Federal Income Tax Return and on Seller's (or its Affiliates') consolidated, combined or unitary Income Tax Returns filed for state, local or foreign Income Tax purposes for all periods ending on or prior to the Closing Date on a basis consistent with past Tax Returns, except to the extent required by relevant Tax law. Seller shall allow Purchaser an opportunity to review such Income Tax Returns to the extent that they relate to the Acquired Companies to determine (i) whether they are inconsistent with past Tax Returns or take positions that have no "reasonable basis" within the meaning of Code
(S)6662(d) or (ii) whether, if the past Tax Returns do not establish any discernable practice regarding any relevant positions taken therein, such positions are reasonable positions (determined without regard to whether a "reasonable basis" under Code (S)6662(d) exists with respect to such positions). Any dispute relating to the treatment of an item on such Tax Returns shall be resolved pursuant to Section 6.8. Seller shall timely remit to the relevant taxing authority all Income Taxes shown on such Tax Returns. Seller shall provide to Purchaser, as soon as practicable after the filing thereof, a copy of the Income Tax Returns of (i) each Covered

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Affiliated Group for the taxable year ending June 30, 2001, (ii) each Acquired
Company organized in Canada for the taxable year ending June 30, 2001, and (iii) each U.K. Acquired Company for the taxable year ending December 31, 2000, in each case to the extent filed on or before the Closing Date.

                       (ii) NONCONSOLIDATED TAX RETURNS. Seller shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns of the Acquired Companies (other than Tax Returns described in Section 6.4(a)(i)) for periods ending on or prior to the Closing Date on a basis consistent with past Tax Returns, except to the extent required by relevant Tax law. Seller shall allow Purchaser an opportunity to review such Tax Returns to the extent that they relate to the Acquired Companies to determine (i) whether they are inconsistent with past Tax Returns or take positions that have no "reasonable basis" within the meaning of Code (S)6662(d) or (ii) whether, if the past Tax Returns do not establish any discernable practice regarding any relevant positions taken therein, such positions are reasonable positions (determined without regard to whether a "reasonable basis" under Code (S)6662(d) exists with respect to such positions). Any dispute relating to the treatment of an item on such Tax Returns shall be resolved pursuant to Section 6.8. Seller shall timely remit to the relevant taxing authority all Taxes shown on such Tax Returns.

               (b) TAX RETURNS FOR SPLIT TAX PERIODS. Purchaser shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns of the Acquired Companies for Split Tax Periods on a basis consistent with past Tax Returns, except to the extent required by relevant Tax law. Purchaser shall allow Seller an opportunity to review such Tax Returns to the extent that they relate to Pre-Closing Periods to determine (i) whether they are inconsistent with past Tax Returns or take positions that have no "reasonable basis" within the meaning of Code (S)6662(d) or (ii) whether, if the past Tax Returns do not establish any discernable practice regarding any relevant positions taken therein, such positions are reasonable positions (determined without regard to whether a "reasonable basis" under Code (S)6662(d) exists with respect to such positions). At least two (2) days prior to the due date for the payment of Taxes with respect to a Split Tax Period, Seller shall pay Purchaser or the Acquired Companies the amount of undisputed Taxes shown on such Tax Returns that relate to Pre-Closing Periods (as determined in accordance with Section 6.3(c)), and Purchaser shall, or shall cause the Acquired Companies to, pay all other Taxes shown on such Tax Returns. Any dispute relating to the treatment of any item on such Tax Returns shall be resolved pursuant to Section 6.8. If, upon such resolution, it is determined that any portion of such disputed amount is payable to Purchaser or the Acquired Companies and such portion has not been paid to Purchaser or the Acquired Companies as of the due date of such Tax Return, Seller shall pay to Purchaser or the Acquired Companies, in addition to such disputed amount payable to Purchaser or the Acquired Companies, interest as provided in Section 6.9.

               Section 6.5 REFUNDS, CREDITS, ADJUSTMENTS AND ALLOCATIONS OF TAX ATTRIBUTES.

               (a) REFUNDS AND CREDITS. Any refunds or credits of previously paid Taxes (as differentiated from Tax credits), including an offset against Tax that would otherwise be due, of the Company and the Included Subsidiaries, to the extent that such refunds or credits are attributable to taxable periods ending on or before the Closing Date, shall be for the account of Seller, and, to the extent that such refunds or credits are attributable to taxable periods beginning

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after the Closing Date, such refunds or credits shall be for the account of
Purchaser and the Acquired Companies. To the extent that such refunds or credits are attributable to Taxes for a Split Tax Period such refunds and credits shall be for the account of the party who bears responsibility for such Taxes pursuant to Section 6.3(c). Purchaser or the Acquired Companies shall promptly forward to Seller or reimburse Seller for any refunds received by, or credits of Tax available to, Purchaser or its Affiliates that are for the account of Seller hereunder and Seller shall promptly forward to Purchaser or the Acquired Companies or reimburse Purchaser or the Acquired Companies for any refunds received by, or credits of Tax available to, the Seller Group that are for the account of Purchaser or the Acquired Companies hereunder.

               (b) ADJUSTMENTS.

                       (i) If an audit examination of or judicial proceeding arising after the Closing Date involving any Tax Return of Seller, the Company or the Included Subsidiaries for taxable periods ending on or before the Closing Date shall result (by settlement or otherwise) in the final determination of any adjustment the effect of which is to increase or decrease deductions, losses or tax credits or decrease or increase income, gains or recapture of tax credits (the "Changes") relating to or stemming from the adjusted item reflected on Purchaser's, the Company's or the Included Subsidiaries' Tax Returns for any taxable periods commencing after the Closing Date, Seller will notify Purchaser (Purchaser and Seller, for purposes of this Section 6.5(b), shall be deemed to include, where appropriate, the consolidated, combined or unitary group for Tax purposes of which such party is a member) and provide it with all necessary information so that it can reflect on the Tax Returns of Purchaser, the Company or the Included Subsidiaries any appropriate Changes.

                       (ii) If an audit examination of or judicial proceeding involving any Tax Return of Purchaser, the Company or the Included Subsidiaries for taxable periods commencing after the Closing Date shall result (by settlement or otherwise) in the final determination of any adjustment the effect of which is a Change reflected on the Tax Return of Seller, the Company or the Included Subsidiaries for any taxable periods ending on or before the Closing Date, Purchaser will notify Seller and provide it with all necessary information so that it can reflect on the Tax Returns of Seller, the Company or the Included Subsidiaries any appropriate Changes.

               (c) ALLOWANCE OF CARRYBACKS. Without prior written consent of Seller, which consent shall be in the sole and absolute discretion of Seller, neither Purchaser, the Company nor the Included Subsidiaries shall carry back any net operating loss or other Income Tax attribute or item from a taxable year or taxable period commencing after the Closing Date to a taxable year or taxable period ending on or before the Closing Date in which the Seller Group, the Company or any Included Subsidiary has reported any taxable income or other tax attribute against which any such carry-back item can be utilized. Purchaser shall, or shall cause the Acquired Companies to, reimburse Seller for any reasonable costs or liabilities related thereto, including, but not limited to, the reasonable cost of time spent and expenses incurred preparing such carryback Income Tax Returns and any adjustments to Income Taxes for which Seller or its Affiliates are liable that are caused directly or indirectly by such carryback. Any refunds or credits of previously paid Income Taxes that are caused by such carryback shall, for purposes of

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Section 6.5(a), be treated as attributable to taxable periods beginning after the Closing Date, and Seller shall promptly forward to Purchaser or the Acquired Companies or reimburse Purchaser or the Acquired Companies with respect to such refund or credit as provided in Section 6.5(a).

               (d) ALLOCATION OF ATTRIBUTES. Purchaser and Seller hereby agree that the allocation of tax attributes as set forth in Section 6.5(d) of the Seller Disclosure Letter shall control and neither Purchaser, the Acquired Companies, nor Seller shall take any position inconsistent with such allocation in its financial, accounting or tax reporting. Seller shall not elect, pursuant to Treasury Regulations (S)1.1502-20(g)(1), to reattribute to itself the net operating loss carryovers and net capital loss carryovers attributable to any of the Acquired Companies.

               Section 6.6  MUTUAL COOPERATION.

               (a) PROVIDING INFORMATION. Notwithstanding the general provisions of Section 5.12, as soon as practicable, but in any event within fifteen (15) days after receipt of a request, Purchaser shall deliver to Seller, or Seller shall deliver to Purchaser, as the case may be, and its designated representatives such records, information and other data relating to the Tax Returns and Taxes of the Company and the Included Subsidiaries and shall make available such knowledgeable employees or representatives as Seller, or Purchaser, as the case may be, may reasonably request, including providing the information and other data customarily required by Seller or Purchaser, to cause the completion and filing of all Tax Returns for which it has responsibility or liability under this Agreement, to respond to audits by any taxing authorities with respect to any Tax Returns or taxable periods for which it has any responsibility or liability under this Agreement or to otherwise enable Seller or Purchaser to satisfy its accounting or tax requirements.

               (b) RETENTION OF RECORDS. For a period of five (5) years from and after the Closing, Purchaser shall, and shall cause the Company and the Included Subsidiaries to, maintain and make available to Seller and its representatives, on Seller's reasonable request, copies of any and all information, books, and records referred to in Section 6.6(a). After such five (5) year period, Purchaser, the Company and the Included Subsidiaries may dispose of such information, books, and records but only to the extent that Purchaser, the Company or the Included Subsidiaries send written notice to Seller specifying in reasonable detail the information or the contents of the books and records to be disposed of and Seller does not notify Purchaser, the Company or the Included Subsidiaries of Seller's desire to obtain such information, books, and records within thirty (30) days of the receipt of written notice. In the event Seller timely notifies Purchaser, the Company or the Included Subsidiaries of its desire to obtain information, books, or records specified in a written notice, Purchaser, the Company or the Included Subsidiaries shall deliver to Seller such information, books, or records at the reasonable expense of Seller within sixty
(60) days of the receipt of such written notice.

               (c) OBTAINING REFUNDS. Except to the extent inconsistent with
Section 6.5(c), Seller and Purchaser, and their Affiliates, shall cooperate in obtaining any refund (or an offset against Tax) that Seller or Purchaser reasonably believes should be available, including, without limitation, through the filing of appropriate forms with the applicable taxing authorities. This Agreement shall not be construed to require Seller to provide Purchaser with access to Seller's consolidated United States Federal Income Tax Returns or any information with respect thereto

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except to the extent that such information relates primarily to the Company or the Included Subsidiaries.

               Section 6.7  CONTESTS.

               (a) Each of Purchaser, the Company and the Included Subsidiaries, on the one hand, and Seller, on the other hand, (the "Recipient") shall notify the chief tax officer of the other party in writing within 15 days of receipt by the Recipient of written notice of any pending or threatened audit, deficiency, proposed adjustment, assessment, examination or other administrative or court proceeding, suit, dispute or other claim ("Tax Claim") that could affect the liability for Taxes of such other party, and such notice shall provide the details of such Tax Claim. If the Recipient fails to give such prompt notice to the other party, the Recipient shall not be entitled to indemnification for any Taxes arising in connection with such Tax Claim if and to the extent that such failure to give notice materially and adversely affects the other party.

               (b) Seller shall have the sole right to represent and control the Acquired Companies' interests in any Tax Claim relating to taxable periods ending on or before the Closing Date and to employ counsel of its choice at its expense; PROVIDED, HOWEVER, that Seller shall have no right to represent the Acquired Companies' interest in any such Tax Claim unless Seller shall have first notified Purchaser in writing of Seller's intention to do so within twenty
(20) days of notification of the Tax Claim by Purchaser. Purchaser may participate in such Tax Claim at its own expense. In the case of a Split Tax Period, Seller shall be entitled to participate at its expense in any Tax Claim relating in any part to Taxes attributable to the Pre-Closing Period and, with the prior written consent of Purchaser, at Seller's sole expense, may assume the control of such entire Tax Claim. None of Purchaser, any of its Affiliates, or any Acquired Company may settle or otherwise dispose of any Tax Claim for which Seller may have a liability under this Agreement, or which may result in an increase in Seller's liability under this Agreement, without the prior written consent of Seller, which consent may not be unreasonably withheld, unless Purchaser and the Acquired Companies fully indemnify Seller in writing with respect to such liability in a manner satisfactory to Seller. Neither Seller nor any of its affiliates may settle or otherwise dispose of any Tax Claim for which Purchaser or the Acquired Companies may have a liability under this Agreement, or which may result in an increase in Purchaser's or the Acquired Companies' liability under this Agreement, without the prior written consent of Purchaser, which consent may not be unreasonably withheld, unless Seller fully indemnifies Purchaser and the Acquired Companies in writing with respect to such liability in a manner satisfactory to Purchaser.

               (c) Seller shall use its reasonable best efforts to minimize any interest, penalties, and other additions to Taxes that may be payable with respect to any Tax Claim for which the Seller has the right to represent and control the Acquired Companies' interests.

               Section 6.8 RESOLUTION OF DISAGREEMENTS. If Seller on the one hand and Purchaser or the Acquired Companies on the other hand disagree as to the amount of Taxes for which it is liable under this Agreement, the treatment of any item on an Tax Return, or any other matter relating to Taxes, Seller and Purchaser shall promptly consult each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within fifteen
(15) days of the date of consultation, an Auditor (selected as provided in Section 2.10) shall resolve

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any remaining disagreements in the manner provided in Section 2.10. The determination of the Auditor shall be final, conclusive and binding on the parties. All fees and expenses related to the work performed by the Auditor in accordance with this Section 6.8 shall be apportioned between Seller on the one hand and Purchaser and the Acquired Companies on the other hand in proportion to their respective liabilities as determined by the Auditor.

               Section 6.9 PAYMENTS. Unless otherwise provided herein, all payments required to be made under this Article VI, including payments of indemnification of Tax, shall be made in immediately available funds within five
(5) Business Days of receipt of a written notice from the party entitled to such payment which sets forth in reasonable detail the basis and an explanation of the claim hereunder, but where applicable, in no event earlier than two (2) Business Days before the date on which such amounts are to be paid to the relevant Governmental Authority. Unless otherwise provided herein, any payment required to be made under this Article VI which is not made when due hereunder shall bear interest from the due date (and, if the party requesting payment has paid a portion of the Tax relating to such requested payment, such portion shall bear interest from the date of such payment, if earlier) until the date of payment at the "base rate" of Citibank, N.A. or any successor thereto in New York. All payments made pursuant to this Article VI shall be adjusted as provided in Section 8.6.

               Section 6.10 PURCHASE PRICE AND CONTRIBUTION ADJUSTMENTS. The parties agree that any payments made pursuant to this agreement (including any indemnification payments) shall be treated for all Tax purposes as either adjustments to the Purchase Consideration or the amounts received or contributed pursuant to the Contribution, as applicable.

               Section 6.11 AMENDMENT OF TAX RETURNS. Neither Purchaser nor the Company or any of the Included Subsidiaries shall amend, refile, or otherwise modify any Tax Return for a taxable period ending on or before the Closing Date or any Tax Return for a Split Tax Period (but only to extent that such modifications relate to amounts allocable to a Pre-Closing Period), or waive any limitation period with respect to such Tax Returns, relating in whole or in part to the Company or any of the Included Subsidiaries without the written consent of Seller which shall not be unreasonably withheld. Seller shall not, and shall not cause any of its Affiliates to, amend, refile or otherwise modify any Tax Return of a Covered Affiliated Group to the extent such amendment, refiling or modification relates to an Acquired Company without the written consent of Purchaser, which consent shall not be unreasonably withheld.

               Section 6.12 CERTAIN TAXES. Prior to the Closing, Seller shall cause the elimination of all intercompany receivables payable by IMC Salt Inc. to Sifto Canada Inc. Seller shall determine the method by which such intercompany accounts are eliminated including but not limited to elimination by means of settlement or setoff. Seller agrees to pay, or cause to be paid, or withhold, or cause to be withheld, as applicable, on or prior to the Closing Date the Canadian Target Tax Amount. Notwithstanding Section 6.7, Seller shall have the sole right to represent and control the Acquired Companies' interests with respect to any Tax Claim relating to such Taxes. Without prejudice to any other indemnification provisions and without duplication, Seller shall indemnify and hold harmless the Acquired Companies, Purchaser, and their Affiliates from any Taxes (imposed pursuant to the Income Tax Act (Canada) or any corresponding provision of applicable provincial legislation) due and payable by (or required to be withheld by) Sifto Canada Inc. on or prior to the Closing Date with respect to any receivable

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(or the settlement of any receivable) owed by IMC Salt Inc. to Sifto Canada Inc.
for periods or portions thereof ending on or prior to the Closing.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

               Section 7.1 CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND SELLER. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver) prior to the Closing Date of the following conditions:

               (a) NO INJUNCTIONS; ORDERS. There shall not be in effect any Order by any Governmental Authority of competent jurisdiction that prohibits or enjoins the Merger or the performance of any material portion of this Agreement or the Transaction Documents.

               (b) PENDING LITIGATION. No Action shall be pending or, to the Knowledge of Seller or to the Knowledge of Purchaser, threatened by any Governmental Authority, seeking to enjoin or prohibit the performance of this Agreement or the transactions contemplated hereby, or that would reasonably be expected to materially and adversely affect the right or ability of Purchaser to own, operate or control the Acquired Companies or any material portion of the Acquired Companies or their businesses;

               (c) HSR. All waiting periods under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been earlier terminated.

               (d) COMPETITION ACT (CANADA). Either (i) Purchaser shall have received an advance ruling certificate pursuant to Section 102 of the Competition Act, or (ii) the Commissioner of Competition (the "Commissioner") shall have waived the obligation to notify and supply information pursuant to
Section 113(c) of the Competition Act, (iii) Purchaser and Seller shall each have filed all notices and information required under Part IX of the Competition Act, and the applicable waiting period shall have expired, and in respect of each of (i), (ii) and (iii) above, the Purchaser and Seller shall have satisfied any request for additional information thereunder, and the Commissioner shall have confirmed in writing on terms satisfactory to Purchaser in its sole discretion, that his review of any transaction contemplated by this Agreement has been completed and that he has no grounds on which to apply for an order under Section 92 or Section 100 of the Competition Act and no investigation or inquiry shall be ongoing nor shall the Commissioner have threatened or otherwise indicated that he will commence an investigation or inquiry under Section 10 of the Competition Act.

               (e) APPROVALS. All waiting periods shall have expired or have been earlier terminated and all consents, approvals, orders or authorizations of Governmental Authorities of appropriate jurisdiction shall have been obtained, both as required under applicable Laws in connection with the sale of the Shares (other than those listed in (c) and (d) above) and shall be in full force and effect, except where the failure to obtain them would not, individually or in the aggregate, have a Company Material Adverse Effect.

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               Section 7.2  CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The
obligation of Purchaser to effect the Closing is further subject to the satisfaction (or waiver by Purchaser) on the Closing Date of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein (disregarding exceptions and qualifications for "materiality" or "Company Material Adverse Effect") shall be true and correct as of the date thereof and as of the Closing Date as if made as of the Closing Date, except where the failure to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect and except that the representations and warranties that are made as of a specific date need be true and correct in all material respects only as of such date. Purchaser shall have received a certificate from Seller signed by an officer thereof with respect to the foregoing.

               (b) COVENANTS. The covenants and agreements of Seller to be performed on or prior to the Closing shall have been duly performed in all material respects. Purchaser shall have received a certificate from Seller signed by an officer thereof with respect to the foregoing.

               (c) MATERIAL ADVERSE EFFECT. Since the date hereof, there shall have been no event, transaction, condition or change, individually or in the aggregate with all other related changes or effects, which has had or would reasonably be expected to have a Company Material Adverse Effect.

               (d) ANCILLARY AGREEMENTS. Seller shall be prepared, or shall be prepared to cause its Subsidiaries, as appropriate, to, enter into the Supply Agreements, the SOP Agreement, the Transition Services Agreement, the Overland Transition Agreement, the Stock Rights Agreement, the Escrow Agreement and the Rail Car Lease.

               (e) PRELIMINARY TRANSFERS. All of the Excluded Subsidiaries shall have been transferred to Seller or other members of the Seller Group in the manner and on the terms and conditions set forth in Section 2.1(a) of the Seller Disclosure Letter and pursuant to mutually satisfactory documentation (the "Preliminary Transfer Documents").

               (f) MANAGEMENT AGREEMENTS. As of the Closing, at least fifty percent (50%) of the individuals listed on Section 5.4(d) of the Purchaser Disclosure Letter (the "Specified Managers") shall have entered into Management Agreements with Purchaser on terms reasonably satisfactory to Purchaser, and at least fifty percent (50%) of the Specified Managers shall not have breached their respective Management Agreements.

               (g) OPINION. Purchaser shall have received an opinion dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Seller, substantially in the form set forth in Section 7.2(g) of the Seller Disclosure Letter.

               (h) FOREIGN PERSON. Seller shall have delivered to Purchaser a certificate in compliance with Treasury Regulation(S) 1.1445-2(b) that Seller is not a foreign person.

               (i) PROCEEDS OF FINANCING. Purchaser shall have obtained debt financing from the lenders referred to in the Commitment Letters on the terms and structure contemplated by the term sheets attached to the Commitment Letters.

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               (j) THIRD PARTY CONSENTS. All of the Third Party Consents set
forth in Section 3.6(b) of the Seller Disclosure Letter shall have been obtained or given, except for Third Party Consents which, if not obtained or given, would not individually, or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (k) ENCUMBRANCE RELEASES. All of the Encumbrance Releases or the Clean Policies referred to in Section 5.14 of this Agreement shall have been obtained.

               Section 7.3 CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligation of Seller to effect the Closing is subject to the satisfaction (or waiver by Seller) on the Closing Date of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein (disregarding exceptions and qualifications for "materiality" or "Purchaser Material Adverse Effect") shall be true and correct as of the date thereof and as of the Closing Date as if made as of the Closing Date, except where the failure to be so true and correct would not have a Purchaser Material Adverse Effect and except that the representations and warranties that are made as of a specific date need be true and correct in all material respects only as of such date. Seller shall have received a certificate from Purchaser signed by an officer thereof with respect to the foregoing.

               (b) COVENANTS. The covenants and agreements of Purchaser to be performed on or prior to the Closing shall have been duly performed in all material respects. Seller shall have received a certificate from Purchaser signed by an officer thereof with respect to the foregoing.

               (c) OPINION. Seller shall have received opinions dated the Closing Date, of Latham & Watkins and Morris, Nichols, Arsht & Tunnell, counsels to Purchaser, substantially in the form set forth in Section 7.3(c) of the Purchaser Disclosure Letter.

               (d) SOLVENCY LETTER. The Chief Financial Officer of Inorganics shall have delivered a letter to the effect that, at and immediately after the Closing and after giving effect to the transactions contemplated hereby, including Purchaser's obtaining the Financing contemplated hereunder and occurrence of the Merger, none of Purchaser or the Acquired Companies (including the Surviving Corporation) will (i) be insolvent (either because such entity's financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liabilities on its debts as they mature), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or plan to incur debts beyond its ability to pay as they mature, the addressees of which include Seller and on which Seller is entitled to rely (the "Solvency Letter"). In the event that Purchaser has engaged a nationally recognized appraisal firm (the "Appraiser") to prepare such a Solvency Letter, Purchaser shall have delivered such Solvency Letter to Seller.

               (e) ANCILLARY AGREEMENTS. Purchaser shall be prepared, or shall be prepared to cause the Surviving Corporation or Acquired Companies, as appropriate, to, enter into the Supply Agreements, the SOP Agreement, the Transition Services Agreement, the Overland

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Transition Agreement, the Stock Rights Agreement, the Escrow Agreement and the
Rail Car Lease.

               (f) THIRD PARTY CONSENTS. All of the Third Party Consents set forth in Section 7.3(f) of the Seller Disclosure Letter shall have been obtained or given, except for Third Party Consents which, if not obtained or given, would not individually, or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

               (g) PROCEEDS OF FINANCING. The proceeds of the debt financing available to the Purchaser, which shall be sufficient, to pay the Cash Merger Consideration plus any Estimated Closing Date Company Contribution Adjustment, if any, less any Estimated Closing Date Seller Contribution Adjustment, if any, upon the Effective Time, shall be available to the Purchaser and Inorganics at the Closing.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

               Section 8.1 SURVIVAL. The representations and warranties of Seller and Purchaser contained in this Agreement shall survive the Closing for the period set forth in this Section 8.1. All of the covenants and agreements of the parties contained in this Agreement shall survive the Closing until they terminate in accordance with their terms. (i) The representations and warranties of Seller contained in Sections 3.1 (Organization of Seller and the Company; Authority), 3.2 (Organization of Acquired Companies; Authority), 3.3 (Authorization; Binding Effect), 3.4 (Capitalization; Title to Shares), 3.14 (Compliance with Laws) and 3.25 (Brokers, Finders Fees) of this Agreement shall survive indefinitely, (ii) the representations and warranties of Seller contained in Section 3.15 (Environmental Matters) and Section 3.18 (Employee Benefit Plans) of this Agreement shall survive until the fifth anniversary of the Closing Date, and (iii) all other representations and warranties of Seller contained in this Agreement, and all claims and causes of action with respect thereto, shall terminate on the second anniversary of the Closing Date; PROVIDED, HOWEVER, that to the extent that written notice of a claim for indemnification is provided with respect to an indemnifiable matter prior to the date that the covenant, representation or warranty claimed to have been breached would have expired, then such Claim shall survive until its resolution.

               The representations and warranties of Purchaser contained in Sections 4.1 (Organization and Qualification; Authority), 4.2 (Authority of Purchaser; Binding Effect), 4.8 (Compliance with Laws) and 4.12 (Brokers, Finders Fees) hereof of this Agreement shall survive indefinitely. All other representation and warranties of Purchaser contained in this Agreement, and all claims and causes of action with respect thereto, shall terminate on the second anniversary of the Closing Date; PROVIDED, HOWEVER, that to the extent that written notice of a Claim for indemnification is provided with respect to an indemnifiable matter prior to such second anniversary, then such Claim shall survive until its resolution.

               Section 8.2 INDEMNIFICATION BY PURCHASER. Purchaser hereby agrees that from and after the Closing it shall, or shall cause the Acquired Companies jointly and severally to, indemnify, defend and hold harmless Seller, and its Affiliates, and their respective directors,

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officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs and successors (the "Seller Indemnified Parties") from, against and in respect of any actual damages, claims, losses (excluding punitive and consequential damages unless payable to a third party and directly attributable to Seller or its Affiliates actions, but including losses attributable to the diminution in value of the Acquired Companies), liabilities and reasonable costs and expenses (including without limitation reasonable attorneys' and consultants' fees and including the reasonable costs and expenses of investigating or defending any indemnifiable claim) (collectively but without duplication, "Losses") imposed on any of the Seller Indemnified Parties relating to or arising out of (i) any breach of any representation or warranty made by Purchaser contained in this Agreement; (ii) the breach of any covenant or agreement of Purchaser contained in this Agreement; and (iii) any claim (whether or not successful), liability or obligation for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby based upon any alleged agreement, arrangement or understanding between the claimant and Purchaser or any of its agents or representatives.

               Section 8.3 INDEMNIFICATION BY SELLER.

               (a) Seller hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless Purchaser and its Affiliates (including the Acquired Companies following the Closing) and its and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs and successors (the "Purchaser Indemnified Parties") from, against and in respect of any Losses imposed on, sustained, incurred or suffered by any of the Purchaser Indemnified Parties relating to or arising out of (i) any breach of any representation or warranty made by Seller contained in this Agreement; (ii) the breach of any covenant or agreement of Seller made in this Agreement; and (iii) any claim (whether or not successful), liability or obligation for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby based upon any alleged agreement, arrangement or understanding between the claimant and the Company or Seller or any of their agents or representatives.

               (b) Seller hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless each Purchaser Indemnified Party (including the Acquired Companies following the Closing) from, against and in respect of any Losses imposed on, sustained, incurred or suffered by any of the Purchaser Indemnified Parties relating to or arising out of (i) the Excluded Subsidiaries or the sale, transfer, assignment or other divestiture of the assets of the Excluded Subsidiaries or related to or arising out of the Excluded Liabilities and (ii) any Loss imposed on an Acquired Company in connection with proceedings in connection with the lawsuits or claims listed on Section 8.3(b) (ii) of the Seller Disclosure Letter, or any other claim arising out of the same facts and circumstances as the lawsuits listed on Section 8.3(b)(ii) of the Seller Disclosure Letter. This Section 8.3(b) shall survive indefinitely and shall not be limited by Section 8.4.

               (c) Seller hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless Purchaser and its Affiliates and its and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs and

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successors (the "Purchaser Indemnified Parties") from, against and in respect of any Losses imposed on, sustained, incurred or suffered by any of the Purchaser Indemnified Parties relating to or arising out of the royalty payments due under the Expired Leases for the time period prior to Closing, including any deficiencies in prior royalty payments. Seller hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from, against and in respect of, and only to the extent of, any Losses solely attributable to an increase in the royalties paid or payable pursuant to the Renewed Lease or Other Existing Leases by the Purchaser Indemnified Parties to the Minister of Natural Resources for the Province of Ontario or the Minister of Northern Development and Mines during the period beginning on the Closing Date and ending on the twelfth anniversary thereof (or such earlier termination of the Renewed Leases or Other Existing Leases, as applicable) that is a direct result of a change in the method of calculating the royalties for the Renewed Lease or Other Existing Leases or the treatment of the elements in the calculation of such royalties for the Renewed Lease or Other Existing Leases from the royalty rate reflected in the Company Financial Statements, it being understood that any change (following the first change agreed to by the Seller, Sifto Canada Inc. and the Minister of Natural Resources for the Province of Ontario or the Minister of Northern Development and Mines following the date of this Agreement) to the method of calculating the royalties for the Renewed Lease or Other Existing Leases or the treatment of the elements in the calculation of such royalties that results in an increase in the royalties paid shall be disregarded for purposes of this Section 8.3(c) and that any change, following the date of this Agreement, to the method of calculating the royalties for the Renewed Lease or Other Existing Leases or the treatment of the elements in the calculation of such royalties that reduces the amount of royalties paid shall offset any Losses suffered by the Purchaser Indemnified Parties for purposes of this Section 8.3(c).

               (d) Seller hereby agrees that from and after the date hereof, it shall indemnify, defend and hold harmless each Purchaser Indemnified Party from, against and in respect of any Losses imposed on, sustained, incurred or suffered by any of the Purchaser Indemnified Parties relating to or arising out of any claim or action by any Person (other than Purchaser, Merger Sub or any of their respective affiliates) ("Plaintiff") with respect to any transaction, proposed transaction, negotiations, discussions or agreements or alleged agreements or arrangements with Persons other than Purchaser, Merger Sub or any of their respective affiliates in connection with or concerning the acquisition of the Acquired Companies (either alone or together with other subsidiaries of the Company) or the assets of some or all of the Acquired Companies including any claim of interference with such transaction, negotiations, discussions, agreements or arrangements except for claims brought by Seller or its Affiliates for breach of the Merger Agreement (such indemnified claims, the "Transaction Claims"). Notwithstanding anything contained herein to the contrary, whether or not the Closing occurs and whether or not the Merger Agreement is terminated, the terms of this Section 8.3(d) shall survive until the end of the applicable statute of limitations for any claim or action by a Plaintiff with respect to any Transaction Claim.

               Section 8.4 LIMITATIONS ON INDEMNITY.

               (a) Notwithstanding the provisions of this Article VIII, Seller shall not be liable to the Purchaser Indemnified Parties for any Losses with respect to any matters arising under clause (i) of Section 8.3(a) except to the extent the Losses therefrom in the aggregate exceed

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$7,000,000, in which event Seller shall be liable to the Purchaser Indemnified
Parties only for such Losses above such amount; PROVIDED that the aggregate liability of Seller under Section 8.3(a)(i) shall not exceed $300,000,000. Purchaser shall not be entitled under this Agreement to multiple recovery for the same Losses.

               (b) Notwithstanding the provisions of this Article VIII, Purchaser or the Acquired Companies shall not be liable to the Seller Indemnified Parties for any Losses with respect to any matters arising under clause (i) of Section 8.2 except to the extent the Losses therefrom in the aggregate exceed $7,000,000, in which event Purchaser or the Acquired Companies shall be liable to the Seller Indemnified Parties only for such Losses above such amount; PROVIDED that the aggregate liability of Purchaser or the Acquired Companies under Section 8.2 shall not exceed $300,000,000. Seller shall not be entitled under this Agreement to multiple recovery for the same Losses.

               (c) In determining whether (1) there has been a breach of a representation or warranty for the purposes of Section 8.2(i) or 8.3(a)(i) and,
(2) the amount of Loss pursuant to Sections 8.2(i) and 8.3(a)(i) above, each representation and warranty shall be read without regard and without giving effect to any "material" "materiality" or "Material Adverse Effect" standard or qualification (but excluding any specific dollar threshold) contained in such representation or warranty (as if such standard or qualification were deleted from such representation or warranty). Indemnification shall not be available hereunder in respect of indemnity pursuant to Section 8.2(i) or 8.3(a)(i) (or counted toward the respective $7,000,000 baskets in this Section 8.4) in respect of any item unless such items, or such item together with a series of related items, result in a Loss of $100,000 or more.

               (d) Notwithstanding any other provisions of this Article VIII, Seller shall not be liable to the Purchaser Indemnified Parties under this
Article VIII, Section 9.2(b) and the Letter Agreement for any liabilities of the Purchaser Indemnified Parties with respect to Losses which are Identified Expenses in excess of (considered in the aggregate with any Identified Expenses indemnified pursuant to the Letter Agreement or indemnified pursuant to Section 9.2(b) of this Agreement) $5,000,000; and provided, further, that such $5,000,000 limitation shall not apply to Losses that are not Identified Expenses, including, without limitation, the costs and expenses in investigating or defending a claim or action by a Plaintiff and any judgment or settlement paid to any Plaintiff; and provided further that any Losses that are Identified Expenses payable pursuant to Section 8.3(d) hereof shall be limited to documented out-of-pocket Identified Expenses. "Identified Expenses" means costs and expenses related to the investigation, negotiation, documentation and financing of the transactions contemplated by the Merger Agreement, including, without limitation, fees and expenses related to legal counsel, accounting services, tax advice, special consultants (including, without limitation, mining experts and environmental counsel and consultants), travel, printing of offering and syndication documents, and reimbursement of the expenses of the proposed financing sources.

               Section 8.5 INDEMNIFICATION PROCEDURES. With respect to indemnification claims under this Agreement other than those relating to liability for the payment of Taxes (which shall be subject to Article VI), all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 8.5. In the event that, prior to the expiration of the survival period in Section 8.1, any Indemnified Party shall incur or suffer

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any Loss in respect of which indemnification may be sought under this Article
VIII or receive a Claim (as defined below), such Indemnified Party must assert a claim for indemnification by written notice to the party from whom indemnification is being sought (the "Indemnifying Party") prior to the expiration of such survival period stating in reasonable detail the nature of such claim and the amount or estimated amount of Loss to the extent then feasible (which estimate shall not be conclusive on the final amount of such claim) (a "Claim Notice"). In the event that any written claim or demand for which an Indemnifying Party may be liable to any Indemnified Party under this
Article VIII (a "Claim") is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall as promptly as practicable deliver a Claim Notice to the Indemnifying Party. The failure on the part of the Indemnified Party to give any such Claim Notice in a reasonably prompt manner shall not relieve the Indemnifying Party of any indemnification obligation hereunder, unless such Claim Notice is delivered following the expiration of the applicable survival proceed, except to the extent that the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall have twenty (20) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party in writing (a) whether or not the Indemnifying Party has sufficient information to assess the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim and (b) whether or not it desires to defend the Indemnified Party against such Claim. In the event that the Indemnifying Party notifies the Indemnified Party pursuant to the preceding sentence that the Indemnifying Party does not have sufficient information with which to assess its liability to the Indemnified Party, the Indemnified Party and the Indemnifying Party shall promptly cooperate to provide the Indemnifying Party with sufficient information with which to assess such liability, and with respect to the notification required pursuant to clause (b) of the preceding sentence, the Notice Period shall not begin to run until the Indemnifying Party has such sufficient information. In the event that the Indemnifying Party fails to provide notice within the Notice Period that it desires to defend the Indemnified Party against such Claim, the Indemnified Party shall have the right to defend such Claim on behalf of and for the benefit of and for the account and risk of the Indemnifying Party and to seek indemnification hereunder.

               Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Claim which is asserted against or sought to be collected from any Indemnified Party by a third party (other than the Indemnifying Party and its Affiliates), the Indemnifying Party, at its sole cost and expense, shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense at its cost; PROVIDED, HOWEVER, that the amount of any award shall be a liability of the Indemnifying Party hereunder and shall be subject to the limitations set forth in Section 8.4 hereof. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense, PROVIDED, HOWEVER, that if the defendants in any Action shall include both an Indemnifying Party and any Indemnified Party and such Indemnified Party shall have reasonably concluded, upon the advice of counsel, that counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to such Indemnified Party, such Indemnified Party shall have the right to select one separate counsel reasonably acceptable to the Indemnifying Party to participate in the defense of such Action on its behalf, at the expense of the Indemnifying Party subject to the proviso contained in the immediately preceding sentence. The Indemnified Party shall not settle, admit or in any other way materially prejudice a Claim for

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which it is indemnified by the Indemnifying Party without the written consent of the Indemnifying Party (which shall not be unreasonably withheld) unless (i) the Indemnifying Party elects not to defend the Indemnified Party against such Claim, (ii) the Indemnifying Party shall not notify the Indemnified Party of its desire to defend the Indemnified Party with respect to such Claim during the Notice Period or (iii) the Indemnifying Party shall fail to defend such Claim in good faith and on a timely basis following the Indemnifying Party's election to defend such claim. The Indemnifying Party shall not settle or compromise any action, or consent to the entry of any judgment, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) PROVIDED, that an Indemnified Party shall not be required to consent to any settlement which (i) does not include as a term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a duly executed written unconditional release of the Indemnified Party from all liability in respect of such Claim or litigation or (ii) involves the imposition of equitable remedies, imposing any material obligations on such Indemnified Party other than financial obligations for which such Indemnified Party will be fully indemnified hereunder. Notwithstanding the foregoing, the Indemnified
Party shall have the sole right to defend, settle or compromise any Claim with respect to which it has agreed in writing to waive its right to indemnification pursuant to this Agreement. Notwithstanding the foregoing, the Indemnified
Party, during the period the Indemnifying Party is determining whether to elect to assume the defense of a matter covered by this Section 8.5, shall take such reasonable actions as it deems necessary to preserve any and all rights with respect to the matter, without such actions being construed as a waiver of the Indemnified Party's rights to defense and indemnification pursuant to this Agreement. If the Indemnifying Party elects not to defend the Indemnified Party against a Claim, or fails to notify the Indemnified Party of its desire to defend the Indemnified Party with respect to such Claim during the Notice
Period, then any Loss (including reasonable attorneys' fees and expenses) of the Indemnified Party relating to or arising out of such Claim, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 8.4 hereof. To the extent any party shall direct, control or participate in the defense or settlement of any third party claim or demand, the other parties will give such party and its counsel access to, during normal business hours and upon reasonable notice, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the other party. The Indemnified Party and the Indemnifying Party each shall act in good faith in the defense of all such Claims. Amounts payable by the Indemnifying Party to the Indemnified Party in respect of any Losses for which such party is entitled to indemnification hereunder shall be payable by the Indemnifying Party as incurred by the Indemnified Party except to the extent contested by the Indemnifying Party.

               Section 8.6 COMPUTATION OF LOSSES SUBJECT TO INDEMNIFICATION. The determination of whether a breach occurs and the amount of any Loss for which indemnification is provided under this Article VIII or otherwise in this Agreement shall be computed to take into account: (i) any insurance proceeds to which the Indemnified Party is entitled to receive (but only when and to the extent received); (ii) the present value, based upon the rate in 6.3(f), of any increase or reduction in Taxes of any Indemnified Party recognized with respect to any taxable period ending on or before the end of the third taxable period following the taxable period in which the Loss is recognized (or, if later, the taxable period in which the indemnification occurs) (the determination of whether an increase or reduction in Taxes is recognized and the amount

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hereof shall be made by comparing the actual Tax liability of the Indemnified
Parties, for such periods, with the Tax liability of the Indemnified Parties, for such periods, that would have occurred if the Indemnified Party had neither incurred the Loss nor received any indemnification payment therefor); (iii) any prior or subsequent recovery in respect of part or all of a Claim by any Indemnified Party, whether by payment, discount, credit, offset or otherwise; and (iv) the amount of any provisions reflected in the Company Financial Statements in respect of matters giving rise to such Losses.

               Section 8.7  CERTAIN OTHER MATTERS.

               (a) If the Closing shall occur, the indemnification provisions of this Article VIII shall be the sole and exclusive remedy for money damages in respect of any inaccuracy or breach of any representation or warranty or any breach of any covenant or agreement made in this Agreement other than in respect of any claim under Article VI or as otherwise agreed in writing by the parties hereto. No party shall be entitled to seek, and to the fullest extent permitted by applicable Law, the parties hereto waive, any rights they might otherwise have to rescind the sale and purchase of the Shares. Without limiting the foregoing, the indemnities provided in this Article VIII shall constitute Purchaser Indemnified Party's exclusive remedy for any Losses arising under Environmental Laws (except with respect to Excluded Liabilities) and the Purchaser Indemnified Parties expressly waive and relinquish, on behalf of themselves, their successors and any assigns, any and all rights, claims or remedies such person may have against Seller under any Environmental Laws (except with respect to Excluded Liabilities), as presently in force or hereafter enacted, promulgated, or amended (including, without limitation, under the Comprehensive Environmental Response Compensation and Liability Act, or any similar state or local law) or at common law.

               (b) Upon making any payment to an Indemnified Party for any indemnification claim pursuant to this Article VIII, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party or its Affiliates may have against any other Persons with respect to the subject matter underlying such indemnification claim and the Indemnified Party shall, at the Indemnifying Party's sole cost and expense, take such actions as the Indemnifying Party may reasonably require to perfect such subrogation or to pursue such rights against such other Persons as the Indemnified Party or its Affiliates may have.

                                   ARTICLE IX

                                   TERMINATION

               Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

               (a) by written agreement of Purchaser and Seller;

               (b) by either Purchaser or Seller, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to December 18, 2001 (the "Initial Termination Date"); provided however that by written notice to Seller given between December 1 and December 18, 2001, Purchaser may extend the Initial Termination Date until

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January 31, 2002 (the "Extended Termination Date"), if (A) (i) on December 4,
2001, Seller shall not yet have received the consent set forth in Section 7.3(f) of the Seller Disclosure Letter, (ii) on December 18, 2001, the condition set forth in Section 7.1(a) of this Agreement is not satisfied as a result of an action brought by a non-governmental party in relation to a Transaction Claim (but disregarding the requirement that such claim be indemnifiable pursuant to the Letter Agreement) or (iii) at any time between December 4, 2001 and December 18, 2001 an Order by a Governmental Authority of competent jurisdiction that prohibits or enjoins the Merger or the performance of any material portion of this Agreement or the Transaction Documents is in effect and (B) the conditions to Closing set forth in Article VII (other than that condition set forth in Sections 7.1(a) or 7.3(f) and other than conditions which would be unable to be satisfied if the Closing were held on December 18, 2001 as a result of the failure to be satisfied of the conditions set forth in Sections 7.1(a) or 7.3(f)) have been satisfied or would be reasonably capable of being fulfilled if the Closing were held on December 18, 2001; in each case unless the failure to consummate the Closing by either the Initial Termination Date, or the Extended Termination Date, as appropriate, shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement, including, without limitation, the obligations of Purchaser and Seller under Section 5.4 hereof;

               (c) by either Seller or Purchaser in the event that any Governmental Authority shall have issued a final, non-appealable order, decree or ruling or taken any other final, non-appealable action, or adopted any Law, in each case permanently restraining, enjoining or otherwise prohibiting any material part of the transactions contemplated by this Agreement;

               (d) by Seller, so long as Seller is not then in breach of its obligations under this Agreement, upon a material breach of any covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall be untrue, in each case such that the conditions set forth in Section 7.3(a) or (b) would not be satisfied, PROVIDED, HOWEVER, that if any such breach is curable prior to the Termination Date by Purchaser, for so long as Purchaser, following written notice from Seller, shall be using its best efforts to cure such breach, Seller may not terminate this Agreement pursuant to this Section 9.1(d);

               (e) by Purchaser, so long as Purchaser is not then in breach of its obligations under this Agreement, upon a material breach of any covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall be untrue, in each case such that the conditions set forth in Section 7.2(a) or (b) would not be satisfied, PROVIDED, HOWEVER, that if any such breach is curable prior to the Termination Date by Seller, for so long as Seller, following written notice with respect to such breach from Purchaser, shall be using its reasonable best efforts to cure such breach, Purchaser may not terminate this Agreement pursuant to this Section 9.1(e).

               Section 9.2  EFFECT OF TERMINATION.

               (a) In the event of the termination of this Agreement in accordance with Section 9.1 hereof, this Agreement shall thereafter become void and have no effect except as provided in Sections 8.3(d), 8.4(d), 8.5 and 9.2 of this Agreement; and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees except that

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nothing herein shall relieve any Party from liability for any willful breach of this Agreement prior to such termination.

               (b) If this Agreement is terminated pursuant to Section 9.1(b) hereof due to the failure to be satisfied of (x) the condition set forth in
Section 7.3(f) or (y) another condition which has not been satisfied as a result of the failure of the condition set forth in Section 7.3(f), then Seller shall reimburse Purchaser's documented out-of-pocket Identified Expenses relating to the investigation and negotiation of this transaction up to a maximum (in the aggregate with Identified Expenses otherwise payable by Seller to Purchaser pursuant to Section 8.3(d) or the Letter Agreement) of five million dollars ($5,000,000).

                                    ARTICLE X

                                  MISCELLANEOUS

               Section 10.1 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given and made if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by an internationally recognized courier service, or if sent by telecopier, provided that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

               To Seller:

                      IMC Global Inc.
                      100 South Saunders Road
                      Suite 300
                      Lake Forest, IL  60045
                      Telephone: (847) 739-1200
                      Telecopy:  (847) 739-1606
                      Attn:  General Counsel

               With a copy to:

                      Skadden, Arps, Slate, Meagher
                       & Flom LLP
                      Four Times Square
                      New York, New York 10036
                      Telephone: 212-735-3000
                      Telecopy:  212-735-2000
                      Attn:  Stephen F. Arcano

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

                  To Purchaser and Merger Sub:

                           YBR Holdings LLC and YBR Acquisition Corp.
                           c/o Apollo Management, L.P.
                           1301 Avenue of the Americas
                           38th Floor
                           New York, New York  10019
                           Telephone:  212-515-3200
                           Telecopy:  212-515-3288
                           Attn:  Scott Kleinman

                  With a copy to:

                           Latham & Watkins
                           885 Third Avenue
                           Suite 1000
                           New York, New York  10022
                           Telephone:  212-906-1200
                           Telecopy:  212-751-4864
                           Attn:  Raymond Lin

               Section 10.2 AMENDMENT; WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

               Section 10.3 ASSIGNMENT. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that each of the Purchaser Indemnified Parties may assign their rights to indemnification pursuant to this Agreement and the Letter Agreement as collateral security to lenders providing financing pursuant to the Commitment Letters (or financing utilized in place thereof).

               Section 10.4 ENTIRE AGREEMENT. This Agreement (including the Seller Disclosure Letter, the Purchaser Disclosure Letter and all exhibits hereto and thereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement which will remain in full force and effect for the term provided for therein.

               Section 10.5 PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than

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Purchaser, Seller, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

               Section 10.6 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses. If the Merger is consummated, the Surviving Corporation shall pay, or shall cause the Acquired Companies to pay, the Transaction Expenses, less any amount paid by Seller pursuant to the following sentence. If the Merger is consummated, Seller shall pay one half of the fees related to the bridge financing available pursuant to the Bridge Commitment Letter, provided that the Seller shall not be required to pay more than $2,500,000 pursuant to this sentence (the amount that is one-half of such fees, subject to the $2,500,000 maximum, is referred to herein as the "Bridge Financing Fee"), and Purchaser shall cause the Acquired Companies to pay the remainder of such fees payable pursuant to the Bridge Commitment Letter. Purchaser shall provide Seller with reasonable documentation to support the calculation of the Bridge Financing Fee, including the fees payable pursuant to the Bridge Commitment Letter.

               Section 10.7 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

               Section 10.8 GOVERNING LAW. THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. With respect to any Action arising out of or relating to this Agreement or the transactions contemplated hereby after the Closing Date, Seller and Purchaser hereby agree and consent to be subject to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts within such state. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each of Purchaser and Seller further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgement of receipt of such registered mail. Nothing in this Section shall affect the right of any party hereto to serve legal process in any other manner permitted by law. The consents to jurisdiction set forth in this Section shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section and shall not be deemed to confer rights on any person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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               Section 10.9  SEVERABILITY. Any term or provision of this
Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               Section 10.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

               Section 10.11 INTERPRETATION.

               (a) The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

               (b) Certain information set forth in the Seller Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement, and the disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Seller in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

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

               IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.


                                    IMC GLOBAL INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    SALT HOLDINGS CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    YBR HOLDINGS LLC


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    YBR ACQUISITION CORP.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

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